UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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Civeo Corporation
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2024

Notice of Annual General Meeting of Shareholders and Proxy Statement

civeo

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
Notice of Annual Meeting of Shareholders

DATE AND TIME May 15, 2024 (Wednesday) 9:00 a.m., Houston, Texas time	LOCATION Virtually www.virtualshareholdermeeting.com/CVEO2024, where you will be able to listen to the meeting live, submit questions, and vote.
RECORD DATE
Only shareholders of record at the close of business on March 18, 2024 are entitled to notice of and to vote during the annual general meeting or at any adjournment or postponement thereof that may take place.

Voting Items

Proposals		Board Vote Recommendation	For Further Details
1.	To elect the three persons named in this proxy statement as Class I members of Civeo’s board of directors, each for a term of three years ending at the 2027 annual general meeting of shareholders	“FOR” each director nominee	Page 9
2	To approve, on an advisory basis, the compensation of Civeo’s named executive officers	“FOR”	Page 31
3.
To ratify the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2024 and until the next annual general meeting of shareholders and to authorize the directors of Civeo, acting through the Audit Committee, to determine the remuneration to be paid to Ernst & Young LLP for 2024
		“FOR”	Page 59
4.	To approve an amendment to Civeo's Articles to declassify Civeo's board of directors and phase-in annual director elections (the "Declassification Amendment")	“FOR”	Page 62
5.
To approve an amendment to Civeo's Articles to remove the existing special rights and restrictions attaching to the Class A Series 1 Preferred Shares and return the shares constituting such series to the general pool of preferred shares of such series (the "Preferred Share Amendment")
		“FOR”	Page 64
Shareholders will also conduct any other business as may properly come before the annual general meeting or any adjournment or postponement thereof. The proposals are more fully described in the proxy statement accompanying this notice. Please give your attention to all of the information in the accompanying proxy statement.
As owners of Civeo, your vote is important. It is important that your shares be represented, and please vote as soon as possible. Voting your shares by returning your proxy card or voting instruction card or voting through the Internet or by telephone does not affect your right to vote during the annual general meeting. For specific information regarding the voting of your shares, please refer to the section entitled “General Information About the Annual General Meeting,” beginning on page 68 of the accompanying proxy statement.
By order of the board of directors,

LaTosha N. Fraley
Corporate Secretary
Houston, Texas
April __, 2024
How to Vote

INTERNET You may vote your shares through the Internet at www.proxyvote.com.
TELEPHONE If you are located within the U.S., you may vote your shares by calling 1-800-690-6903 and following the recorded instructions.

MAIL
If you received printed copies of the proxy materials by mail, you may vote by mail. You would need to mark, sign, date and mail the enclosed proxy card in the postage-paid envelope to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON May 15, 2024: A COPY OF THIS PROXY STATEMENT, PROXY VOTING CARD AND THE CIVEO 2023 ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

Proxy Statement Summary
This proxy statement is being furnished to shareholders of Civeo Corporation (“Civeo”) in connection with the solicitation of proxies by its board of directors for use at the 2024 annual general meeting of shareholders (the “annual general meeting”), which will be held online at www.virtualshareholdermeeting.com/CVEO2024 on May 15, 2024 at 9:00 a.m., local time. The annual general meeting will be held by virtual means only, and shareholders will not be able to attend the meeting in person. During the annual general meeting, shareholders will have the opportunity to vote on the proposals to elect the following three persons as Class I members of Civeo’s board of directors: C. Ronald Blankenship, Michael Montelongo and Charles Szalkowski, each for a term of three years ending at the 2027 annual general meeting of shareholders or until their successors are duly elected and qualified (the “Director Proposal”); to approve, on an advisory basis, the compensation of Civeo's named executive officers (the "Say-on-Pay Proposal"); to ratify the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2024 and until the next annual general meeting of shareholders and to authorize the directors, acting through the Audit Committee, to determine the remuneration to be paid to Ernst & Young LLP for 2024 (the “Auditor Proposal”); to approve an amendment to Civeo's Articles to declassify Civeo's board of directors and phase-in annual director elections (the "Declassification Amendment"); to approve an amendment to Civeo's Articles to remove the existing special rights and restrictions attaching to the Class A Series 1 Preferred Shares and return the shares constituting such series to the general pool of preferred shares of such series (the "Preferred Share Amendment") and to conduct any other business as may properly come before the annual general meeting or any adjournment or postponement thereof. The approximate date of first mailing of this proxy statement, the accompanying proxy and Civeo’s 2023 annual report is expected to be April 16, 2024.
Only shareholders of record at the close of business on March 18, 2024 are entitled to notice of and to vote during the annual general meeting or at any adjournment or postponement thereof that may take place. On March 18, 2024, we had 14,658,743 common shares outstanding and entitled to vote. Each common share is entitled to one vote for each Class I director nominee and one vote for each other item to be voted on at the annual general meeting. The presence of shareholders, by voting during the annual general meeting or by proxy, holding at least a majority of the outstanding common shares will be required to establish a quorum. Abstentions, withheld votes and broker non-votes will be counted as present for purposes of determining whether there is a quorum.
In this proxy statement, we sometimes refer to Civeo and its subsidiaries as “we,” “us,” “our,” or “Civeo.” Unless otherwise indicated, all references in this proxy statement to “dollars” or “$” are to U.S. dollars. Our principal executive offices are located at Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002.
To assist you in reviewing the proposals to be considered at the annual general meeting, we call your attention to the following summary, which includes information about our fiscal 2023 financial performance. For more information, please review our 2023 Annual Report on Form 10-K and the other sections of this proxy statement.

2023 Proxy Statement	1

Proxy Statement Summary
Company Overview

Who We Are	Where We Operate

BUSINESS
We are a leading provider of a full suite of hospitality services, including lodging, catering and food service, housekeeping and maintenance of accommodations facilities that we or our customers own.
MARKETS
We serve natural resource producers in some of the world’s most active oil, met coal, LNG and iron ore producing regions in Canada and Australia.
GROSS PROFIT BY ACTIVITY DRIVER
Global steel demand drives demand for met coal and iron ore, which are the primary commodities we serve in Australia.
CANADA – 52% OF 2023 REVENUE

•15 lodges with approximately 17,000 rooms •Primary driver is oil sands production and activity •Growth from Canadian LNG development

AUSTRALIA – 48% OF 2023 REVENUE

•8 owned villages with approximately 9,000 rooms
•Primary drivers are met coal and iron ore production and activity
•Growing presence in Western and South Australia managing customer assets
•Also serve gold, lithium, copper and LNG projects

2

Proxy Statement Summary
2023 Performance Highlights
Despite continuing headwinds faced by the energy sector throughout 2023, we successfully completed a number of significant financial and operational objectives. We continued to strengthen our balance sheet, reduce our leverage, and return capital to shareholders through share repurchases and the initiation of a quarterly dividend while navigating a challenging economic landscape. In particular, during 2023 we achieved the following:

Reduced total debt by $66 million from December 31, 2022 to December 31, 2023	Decreased our net leverage ratio to 0.6 times at December 31, 2023, from 1.1 times at December 31, 2022	Generated $97 million of Operating Cash Flow during the year

Returned 23% of the Company's 2023 free cash flow to shareholders through share repurchases and dividends		Initiated a regular quarterly dividend of $0.25 per share as part the Company's updated capital allocation strategy

The Company achieved continuing improvements in a number of areas of the business including the following:

Successfully sold McClelland Lake Lodge assets for $36 million	Secured a 5-year contract award in our Australia owned-villages valued at approximately A$337 million

Continued strong safety performance across all regions, resulting in a 2023 Global TRIR of 0.45, considerably better than the U.S. accommodation industry average of 4.1	Overall revenues increased 21% in Australia in 2023

AICP EBITDA (in millions)	TOTAL RECORDABLE INCIDENT RATE	NET LEVERAGE RATIO

Note: EBITDA, AICP EBITDA and net leverage ratio are non-GAAP financial measures. Please see Appendix B for a reconciliation of each measure to the most directly comparable measures of financial performance calculated under GAAP.

2023 Proxy Statement	3

Proxy Statement Summary
Voting Matters and Recommendations
Below is a summary of the proposals on which you are being asked to vote. Please review the complete information regarding these proposals included in this proxy statement.

PROPOSAL 1 Election of Directors

The board of directors recommends a vote FOR each of the three Class I director nominees.	See page 9

Board of Directors
The following provides summary information about our board of directors.

Name and Primary Occupation	Age	Director Since	Committee Membership
			AC	CC	ESGNC	FIC
Class I Directors Whose Terms Expire at the 2024 Annual General Meeting of Shareholders
C. Ronald Blankenship Independent Former President and Chief Executive Officer, Verde Realty	74	2014
Michael Montelongo Independent President and Chief Executive Officer, GRC Advisory Services LLC	68	2021
Charles Szalkowski Independent Former Partner and General Counsel, Baker Botts L.L.P.	75	2014
Class II Directors Whose Terms Expire at the 2025 Annual General Meeting of Shareholders
Richard A. Navarre Independent	63	2014
Former President and Chief Executive Officer, Covia Corporation
Martin A. Lambert Independent Former Chief Executive Officer, Swan Hills Synfuels LP	68	2014
Constance B. Moore Independent Former President and Chief Executive Officer, BRE Properties, Inc.	68	2014
Class III Directors Whose Terms Expire at the 2026 Annual General Meeting of Shareholders
Bradley J. Dodson President and Chief Executive Officer, Civeo Corporation	50	2014
Jay K. Grewal Independent Former President and Chief Executive Officer, Manitoba Hydro	64	2021
Timothy O. Wall Independent Former President, Kitimat LNG Upstream Operations	62	2017

AC	Audit Committee		Chair

CC	Compensation Committee		Member

ESGNC	Environmental, Social, Governance and Nominating Committee	F	Financial Expert

FIC	Finance and Investment Committee		Chair of the Board

4

Proxy Statement Summary
Board of Directors Snapshot

INDEPENDENCE	TENURE	AGE	DIVERSITY

8 Independent	0-5 years: 2 5-10 years: 7	<60 years: 1 61-70 years: 6 >70 years: 2

33%

2 Board members identify as female

2 Board members identify as racially or ethnically diverse

	Average Director Tenure: 7.2 years	Average Age: 65.8

SKILLS AND EXPERIENCE

9 Executive Leadership	7 Accommodations, Real Estate and Hospitality	4 Experience in Industry of Primary Customers	7 Public Company CEO or C-Suite Experience

9 Financial	8 International Operations	5 Health Safety & Environment Experience	9 Public Company Director Experience
Corporate Governance Highlights

BOARD OF DIRECTORS PRACTICES AND STRUCTURE	OTHER BEST PRACTICES
All directors are independent except the CEO
Separate Chair and CEO roles
Highly skilled board of directors with diversity in skills, background and experience
All board committees are composed of independent directors
Independent directors regularly meet in executive session with no members of management present, generally at each board of directors meeting
Consistent and frequent director access to management and independent advisors
Active board of directors oversight of enterprise risk
Annual performance self-evaluation of the board of directors, each individual director and each committee
Oversight of environmental, social and governance ("ESG") matters directly assigned to the Environmental, Social, Governance and Nominating Committee

Prohibition on hedging, pledging and trading transactions by executive officers or directors
Stock ownership guidelines applicable to executive officers and directors
Independent executive compensation consultant hired by and reporting to the Compensation Committee
Change in control and severance benefits that are subject to a “double trigger”
Robust Code of Conduct and third-party hotline reporting
Active board of directors oversight of executive succession planning
Clawback policy consistent with the requirements of Exchange Act Rule 10D-1 and applicable NYSE listing standards
Enterprise risk management program, including relevant ESG and cyber related risks

2023 Proxy Statement	5

Proxy Statement Summary
Corporate Responsibility at Civeo
Our business is hospitality. We help our guests maintain healthy, balanced and productive lifestyles while working away from home. Our responsibility is to provide a comfortable and safe living environment while minimizing our environmental footprint and supporting the communities in which we live and work. Just as important as what we do is the manner in which we operate. As a global leader in workforce accommodations, we hold ourselves to a high standard when it comes to safety, the environment and our active involvement in the community. It's just what we do.

OUR PEOPLE
•In 2023, we maintained 7% Indigenous employment in Canada despite challenging market conditions that resulted in reduced hiring in the region. Approximately 6% of our total new hires in Canada identified as an Indigenous background during 2023.
•Civeo has a formal Global Human Rights policy, which is posted to our website.
•We have a program to facilitate mentoring relationships between experienced leaders in Civeo and employees who are at the early stages of their careers.

SAFETY
•Our safety culture is driven by our leaders, in conjunction with active employee engagement - we follow our long term strategy of "Making Zero Count" while focusing on effective leadership, worker competency and promoting a safety culture throughout the entire organization.
•Our global Total Recordable Incident Rate of 0.45 is significantly lower than the U.S. accommodation industry average of 4.10.
•Partnered with RAAG - Road Accident Action Group to facilitate driver awareness initiatives.
•We have introduced additional driver safety controls, including of in-vehicle monitoring systems in our vehicle fleet.
•Introduced health and wellness coordinators to help improve work/life balance for our residents.

COMMUNITY PARTNERSHIPS
•Since 2013, we have supported more than 27 schools across New South Wales, Queensland and Western Australia with our School Mates grants.
•Donated land for the construction of the Kitimat Dementia House Project.
•Expanded the small business grant program to five businesses from one business last year.
•We have worked with Edmonton Food Bank, donating over 317 kgs of food and volunteering to sort, package and put together food packages for the community.
•Australia Business Association 100 Business Innovation and Community Contribution winner.

INDIGENOUS ENGAGEMENT
•In 2023, we purchased more than C$64.0 million in goods and services from the Indigenous business community, representing 27% of our total Canadian local spending.
•We spent approximately A$12.3 million with Indigenous-owned and operated companies in Australia in 2023, a 29% increase from 2022, through our membership with Supply Nation, a non-profit organization committed to supplier diversity and Indigenous business developments.
•We maintained our Gold level certification in Canada's Progressive Aboriginal Relations program.

ENVIRONMENTAL STEWARDSHIP
•We have expanded Containers for Change to all villages where empty eligible drink containers can be returned for a refund helping reduce the amount of plastic waste. The refunded money goes directly to local organizations and charities.
•Established a Sustainable Energy Working Group.
•Developed a global water policy.
•Single-use plastics have been completely eliminated from use in 16 of our owned and/or operated villages in Australia.
•In British Columbia, we work with local contractors to sort our solid waste to remove recyclable materials and compostable organic waste in order to minimize the solid waste that reaches the landfill.

SHAREHOLDER ENGAGEMENT	•During 2023, we met with shareholders representing over 58% of our outstanding shares regarding the Company's operations, financial results, strategy and executive compensation matters.

6

Proxy Statement Summary

PROPOSAL 2 Advisory Vote to Approve Executive Compensation

The board of directors recommends a vote FOR this proposal.	See page 31

Compensation Program Components
This section outlines each of the components of our compensation program. Overall compensation consists of base salary, annual performance incentive awards and long-term incentive awards.

Base Salary	Annual Incentive Compensation Plan ("AICP")	Long-Term Incentive Plan ("LTIP")

Base salary recognizes the job being performed, executive seniority and tenure and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our success and provides a fixed element of compensation to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.	The key objective of Civeo’s AICP is to reward the achievement of defined annual financial and safety objectives and to incentivize employee activities that will continually improve Civeo, both on a business unit and company-wide basis.	Civeo’s LTIP, established under the Equity Participation Plan ("EPP"), provides an additional incentive to executives to grow shareholder value through ownership of Civeo common shares or incentive awards directly linked to Civeo’s share price and supports our efforts to attract and retain highly qualified executives to grow and develop Civeo in our competitive and cyclical industry.

PROPOSAL 3 Ratification of Ernst & Young LLP as Civeo’s Independent Registered Public Accounting Firm

The board of directors recommends a vote FOR this proposal.	See page 59

The Audit Committee of our board of directors has determined that the accounting firm of Ernst & Young ("E&Y") is independent from the Company and once again selected E&Y as the Company’s independent auditors for the year ending December 31, 2024. E&Y has conducted the examination of the Company’s financial statements since the year ended December 31, 2010.
Independent Registered Public Accounting Firm’s Fees
The following table shows the aggregate fees billed by and paid to E&Y for 2023 and 2022 (in thousands):

	2023 ($)	2022 ($)
Audit Fees	$1,874	$1,708
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$5	$5
TOTAL	$1,879	$1,713

2023 Proxy Statement	7

Proxy Statement Summary

PROPOSAL 4 Approval of an Amendment to the Articles to Declassify the Board and Phase-In Annual Elections

The board of directors recommends a vote FOR this proposal.	See page 62

Under Civeo's Articles, the board of directors is currently divided into three classes as nearly equal in number as is reasonably possible. Each year, directors comprising one of the classes are elected at the annual general meeting of shareholders, to hold office for a three-year term.

If approved by shareholders, the proposed Declassification Amendment would amend Articles 14.2, 14.6, 14.10 and 14.11 of our Articles, as set forth in Appendix A, to declassify our board of directors and phase-in annual director elections. We are asking that shareholders pass a special resolution to approve the Declassification Amendment. Our board of directors believes that the proposed amendments to our Articles set forth in the Declassification Amendment are in the best interests of Civeo and its shareholders.

PROPOSAL 5 Approval of an Amendment to the Articles to Eliminate the Terms of the Class A Series 1 Preferred Shares

The board of directors recommends a vote FOR this proposal.	See page 64

Civeo's Articles currently contain specific special rights and restrictions attaching to the Class A Series 1 Preferred Shares (“Preferred Shares”). In particular, the existing special rights and restrictions restrict the pool of Class A Preferred Shares and Class B Preferred Shares (an series thereof) available for issuance by Civeo. The Preferred Shares were initially issued in 2018 in connection with the acquisition by Civeo of Noralta Lodge Ltd., and the special rights and restrictions attaching to the Preferred shares were structured to account for particular transaction considerations. In December 2022, the holders of the Preferred Shares converted all remaining Preferred Shares into common shares. Following such conversion, no Preferred Shares remained outstanding.

If approved by shareholders, the Preferred Share Amendment would amend Article 27 of our Articles to remove Schedule A. The amendment will have the effect of eliminating the existing special rights and restrictions attaching to the Preferred Shares, and will return the shares constituting such series to the general pool of preferred shares of such series that are available for issuance. Overall, this will provide Civeo with more flexibility without having any material impact on the existing shareholders. We are asking that shareholders pass a special resolution to approve the Preferred Share Amendment. The proposed amendments comprising the Preferred Share Amendment are set forth in Appendix A. Our board of directors believes that the proposed amendments to our Articles set forth in the Preferred Share Amendment are in the best interests of Civeo and its shareholders.

8

Corporate Governance

PROPOSAL 1 Election of Directors

Three directors have been nominated for election at the annual general meeting to serve as Class I members of Civeo’s board of directors. Based on the recommendation of our Environmental, Social, Governance and Nominating Committee, Civeo’s board of directors has nominated C. Ronald Blankenship, Michael Montelongo and Charles Szalkowski for election to the three expiring Class I positions on the board of directors currently held by them, to hold office for three-year terms expiring at the annual general meeting of shareholders in 2027, and until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Shareholder nominations will not be accepted for filling board of directors seats at the annual general meeting because our Articles require advance notice for such a nomination, the time for which has passed. Our board of directors has determined that C. Ronald Blankenship, Michael Montelongo and Charles Szalkowski are each “independent,” as that term is defined by the applicable New York Stock Exchange ("NYSE") listing standards. See “Board of Directors Structure—Director Independence” for a discussion of director independence determinations. See “Director Biographies” for a brief biography of all directors, including the director nominees.
Each of the nominees is a current member of the Civeo board of directors. Each of the nominees has consented to being named as a nominee in this proxy statement and to continue serving as director if re-elected at the annual general meeting. Although management does not contemplate the possibility, if any nominee withdraws or otherwise becomes unable to serve as a director at the time of the election, the shares represented by proxies will be voted for the election of a substitute nominated by the board of directors to replace such nominee.

Civeo’s board of directors recommends that you vote “FOR” each of the director nominees named above. The persons named in the accompanying proxy intend to vote all proxies received in favor of the election of the nominees named below, except in any case where authority to vote for the directors is withheld.

2023 Proxy Statement	9

Corporate Governance

Board of Directors—Skills and Experience
Qualifications of Directors
When identifying our directors appointed to our board of directors, the following are considered:
•the person’s reputation and integrity;
•the person’s qualifications as an independent, disinterested, non-employee or outside director;
•the person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the board of directors and the current state of Civeo and the accommodations industry generally at the time of determination;
•the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to Civeo; and
•the person’s knowledge of the major geographic areas in which we operate or another area of our operational environment.
Other factors considered include the diversity of the board of directors, including the optimal enhancement of the current mix of educational backgrounds, business industry experience and knowledge of different geographic markets, services and products.
Further, in considering nominees for director, diversity of viewpoints, expertise and experience are taken into account as well as gender, ethnicity and background. We believe that the above-mentioned attributes, along with the leadership skills and other experience of the Civeo board of directors described below, provide Civeo with the perspectives and judgment necessary to guide its strategies and monitor their execution.
We believe the breadth and variety of business experience of each of our directors and director nominees identified in the following table make each of them well qualified to serve on our board of directors. Additional details on each director's attributes, qualifications, experiences and skills are set forth in their individual biographies.

	Richard A. Navarre	C. Ronald Blankenship	Bradley J. Dodson	Jay K. Grewal	Martin A. Lambert	Michael Montelongo	Constance B. Moore	Charles Szalkowski	Timothy O. Wall
Executive Leadership
Financial
Accommodations, Real Estate and Hospitality
International Operations
Experience in Industry of Primary Customers
Health Safety & Environment Experience
Public Company CEO or C-Suite Experience
Public Company Director Experience

10

Corporate Governance
Director Biographies - Class I Director Nominees

Age: 74 Director since: 2014 Committees: Audit Committee, Finance and Investment Committee (Chair)
C. Ronald Blankenship
Former President and Chief Executive Officer, Verde Realty
Independent Director
Background:
Mr. Blankenship served as President and Chief Executive Officer of Verde Realty, a real estate investment trust specializing in the ownership, acquisition and management of institutional-quality multifamily rental properties and industrial facilities, from January 2009 and Chairman of the Board from January 2012 until his retirement in December 2012. Prior to 2009, he served as Co-Chairman of Verde Group beginning in 2003. From 1998 until 2003, he was Vice Chairman of Security Capital Group Incorporated. Prior to his role as Vice Chairman, he served as Chief Operating Officer of Security Capital from 1998 to 2002 and Managing Director of Security Capital from 1991 until 1998. Prior to 1997, he was the Chief Executive Officer of Archstone Communities Trust. Prior to 1991, Mr. Blankenship was a regional partner at Trammell Crow Residential and was on the management board for Trammell Crow Residential Services. Prior to that, Mr. Blankenship was the chief financial officer and president of office development for Mischer Corporation, a Houston-based real estate development company. Mr. Blankenship began his career at Peat Marwick Mitchell & Company. Mr. Blankenship currently serves on the boards of Regency Centers Corp. (NYSE:REG), Pacolet Milliken Enterprises, Inc., a private investment company (Chairman), Berkshire Residential Investments, a private investment management company (Chairman), and Merit Hill, a privately owned and operated real estate company.
Other Qualifications:
Mr. Blankenship is a Certified Public Accountant and a graduate of the University of Texas at Austin.
We believe that Mr. Blankenship's extensive experience in real estate development, acquisitions, financing and operations, as well as his expertise in public company financing, strategic planning, capital allocation, people management and executive compensation, make him well qualified to serve as a director on our board of directors.

Age: 68 Director since: 2021 Committees: Environmental, Social, Governance and Nominating Committee and Compensation Committee
Michael Montelongo
President and Chief Executive Officer of GRC Advisory Services, LLC
Independent Director
Background:
Mr. Montelongo has served as President and Chief Executive Officer of GRC Advisory Services, LLC, a board governance firm, since July 2016, and was previously Chief Administrative Officer and Senior Vice President, Public Policy and Corporate Affairs for Sodexo, Inc. (Euronext:SW), a facilities and hospitality outsourcing solutions enterprise, from January 2008 to July 2016. He is a former George W. Bush White House appointee serving as the 19th Assistant Secretary for Financial Management and Chief Financial Officer of the U.S. Air Force from August 2001 to March 2005. Mr. Montelongo is a lifetime member of the Council on Foreign Relations and was an executive with a global management consulting firm and a regional telecommunications company. He completed a career in the U.S. Army that included line and staff assignments, a Congressional Fellowship in the U.S. Senate and service as an assistant professor teaching economics and political science at West Point. Mr. Montelongo also serves as a Lecturer of Business Administration on the Harvard Business School faculty and on the boards of Conduent Incorporated (NASDAQ: CNDT), an IT business process outsourcing company where he chairs the audit committee, the privately-held Palmex I Ltd, a multinational snack pellet producer, and the National Association of Corporate Directors (NACD).
Other Qualifications:
Mr. Montelongo earned his B.S from West Point and an M.B.A. from Harvard Business School.
We believe that Mr. Montelongo's extensive background in corporate governance, as well as his experience in the hospitality industry, make him well qualified to serve as a director on our board of directors.

2023 Proxy Statement	11

Corporate Governance

Age: 75 Director since: 2014 Committees: Audit Committee, Environmental, Social, Governance and Nominating Committee (Chair)
Charles Szalkowski
Former Partner and General Counsel, Baker Botts L.L.P.
Independent Director
Background:
Mr. Szalkowski worked with the law firm of Baker Botts L.L.P. from 1975 until he retired as a partner and general counsel of the firm in December 2012. Since his retirement, Mr. Szalkowski has pursued his personal interests. Mr. Szalkowski is an emeritus member of the Rice University Board of Trustees, where he had previously chaired the Board’s audit committee and served on the compensation committee. Over the years, he has served on the boards of several non-profit organizations and continues as a board member of an aviation museum.
Other Qualifications:
Mr. Szalkowski became a Certified Public Accountant in 1971. He received his J.D. and M.B.A. degrees from Harvard University and his B.S. in Accounting and B.A. in economics and political science from Rice University.
We believe that Mr. Szalkowski's experience obtained over decades of representing private and public companies and their boards of directors, including public companies in the energy, energy services, accommodations, and technology sectors, as well as his extensive corporate governance expertise, make him well qualified to serve as a director on our board of directors.

Class II Continuing Directors

Age: 63 Director since: 2014 Committees: Environmental, Social, Governance and Nominating Committee
Richard A. Navarre
Former President and Chief Executive Officer of Covia Corporation
Independent Chairman of the Board
Background:
Mr. Navarre served as President and Chief Executive Officer of Covia Corporation, a privately held, leading provider of high-quality minerals and material solutions for the industrial and energy markets from May 2019 until May 2021. From 2012 to 2019, Mr. Navarre served as an independent strategic business advisor to leading investment firms and the energy industry. From 1993 until 2012, Mr. Navarre held executive positions at Peabody Energy Corporation, including President of the Americas, President and Chief Commercial Officer, Executive Vice President of Corporate Development and Chief Financial Officer, with executive responsibilities for activities across five continents. Mr. Navarre is currently an independent director, chairman of the conflicts committee, member of the audit, compensation and nominating and governance committees for Natural Resource Partners LP (NYSE:NRP); and independent director, chairman of the personnel and compensation committee and member of the ESG and Nominating committees for Arch Resources (NYSE:ARCH). He is a member of the Board of Advisors and the Hall of Fame of the College of Business and Analytics at Southern Illinois University-Carbondale.
Other Qualifications:
Mr. Navarre is a Certified Public Accountant and received his B.S. in Accounting from Southern Illinois University-Carbondale.
We believe that Mr. Navarre's over 35 years of diverse international business and finance experience, which include extensive governance, financial, operating, strategic planning, public company and coal and energy industry experience, make him well qualified to serve as a director on our board of directors.

12

Corporate Governance

Age: 68 Director since: 2014 Committees: Compensation Committee (Chair), Finance and Investment Committee
Martin A. Lambert
Former Chief Executive Officer, Swan Hills Synfuels LP
Independent Director
Background:
Mr. Lambert is retired. He served as Chief Executive Officer of Swan Hills Synfuels LP, an energy conversion company, from November 2008 until July 2014. Prior thereto, Mr. Lambert served as a founder and managing director of Matco Capital Ltd., a private equity firm focused in the energy sector, since mid-2002. Mr. Lambert was a partner of Bennett Jones LLP, a Canadian law firm, from March 1987 to March 2007 and served as the Chief Executive Officer of that firm from 1996 to 2000. He served as a director of Oil States International, Inc. ("Oil States") from February 2001 to May 2014 and Calfrac Well Services Ltd., from March 2004 to May 2010.
Other Qualifications:
Mr. Lambert received his LLB degree from the University of Alberta.
We believe that Mr. Lambert's Canadian industry experience and deep knowledge of Canadian law, as well as being one of the original board members of Civeo from the Oil States board of directors, make him well qualified to serve as a director on our board of directors.

Age: 68 Director since: 2014 Committees: Audit Committee (Chair), Compensation Committee
Constance B. Moore
Former President and Chief Executive Officer, BRE Properties, Inc.
Independent Director
Background:
Ms. Moore has served as a director of TriPointe Homes (NYSE: TPH) since July 2014 and is currently the Chairman of the compensation committee as well as a member of its audit committee. She has served as a director of Healthcare Realty Trust (NYSE:HR) since March 2022 and is a member of its Nominating and Governance Committee. She served as a director of Columbia Property Trust (NYSE: CXP), including as chair of its board of directors in 2021, from November 2017 until it was acquired in December 2021. Ms. Moore was a director of BRE Properties, Inc. (BRE) from September 2002 until BRE was acquired in April 2014. Ms. Moore served as President and Chief Executive Officer of BRE from January 2005 until April 2014 and served as President and Chief Operating Officer of BRE from January 2004 until December 2004. Ms. Moore has more than 40 years of experience in the real estate industry. Prior to joining BRE in 2002, she was the managing director of Security Capital Group & Affiliates. From 1993 to 2002, Ms. Moore held several executive positions with Security Capital Group, including co-chairman and chief operating officer of Archstone Communities Trust. In 2009, she served as chair of the National Association of Real Estate Investment Trusts. Currently, she is chair of the Fisher Center for Real Estate and Urban Economics Policy Advisory Board at UC Berkeley; serves on the board of Haas School of Business, UC Berkeley; serves as Vice Chair the board of Bridge Housing Corporation; is a Governor and Lifetime Trustee of the Urban Land Institute (ULI); and serves on the board of the Tower Foundation at San Jose State University.
Other Qualifications:
Ms. Moore holds an M.B.A. from the University of California, Berkeley, Haas School of Business, and a bachelor’s degree from San Jose State University.
We believe that Ms. Moore's over 40 years of real estate experience, 20 of which were as a public company director, as well as her extensive experience and valuable insight in public company accounting and reporting issues, make her well qualified to serve as a director on our board of directors.

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Corporate Governance
Class III Continuing Directors

Age: 50 Director since: 2014 Committees: None
Bradley J. Dodson
President and Chief Executive Officer, Civeo Corporation
Background:
Mr. Dodson has been President and Chief Executive Officer of Civeo since May 2014. Mr. Dodson held several executive positions with Oil States, a global provider of integrated energy systems and solutions, from March 2001 to May 2014, including serving as Executive Vice President, Accommodations from December 2013 to May 2014, Senior Vice President, Chief Financial Officer and Treasurer from April 2010 to December 2013, Vice President, Chief Financial Officer and Treasurer from May 2006 to April 2010, Vice President, Corporate Development from March 2003 to May 2006 and Director of Business Development from March 2001 to February 2003. From June 1998 to March 2001, Mr. Dodson served in several positions for L.E. Simmons & Associates, Incorporated, a private equity firm specializing in oilfield service investments. From July 1996 to June 1998, Mr. Dodson worked in the mergers and acquisitions group of Merrill Lynch & Co.
Other Qualifications:
Mr. Dodson holds a M.B.A. degree from The University of Texas at Austin and a B.A. degree in Economics from Duke University.
We believe that Mr. Dodson's leadership, and industry experience, his expertise in mergers and acquisitions as well and financing, along with his deep knowledge of our business and customer base, make him well qualified to serve as our President and Chief Executive Officer and a director on our board of directors.

Age: 64 Director since: 2021 Committees: Audit Committee, Finance and Investment Committee
Jay K. Grewal
Former President and Chief Executive Officer of Manitoba Hydro
Independent Director
Background:
Ms. Grewal served as President and Chief Executive Officer of Manitoba Hydro, one of the largest integrated electric and natural gas utilities in Canada, from February 2019 to February 2024. Ms. Grewal joined Manitoba Hydro from the Northwest Territories Power Corporation where she held the position of President and CEO from June 2017 to February 2019. Before then, Ms. Grewal held senior executive roles with Capstone Mining Corporation (from 2011 to 2014), Accenture, Inc. (from 2006 to 2010) and CIBC World Markets (from 1996 to 2000). Ms. Grewal sits on the board of a number of industry associations including the Canadian Gas Association and the Canadian Electricity Association.
Other Qualifications:
Ms. Grewal earned both a B.A. (honors) from the University of British Columbia as well as a M.B.A, finance from the Richard Ivey School of Business, University of Western Ontario.
We believe that Ms. Grewal's over 25 years of leadership and corporate management experience, including at executive levels in the utility, resource, finance and consulting sectors, make her well qualified to serve as a director on our board of directors.

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Corporate Governance

Age: 62 Director since: 2017 Committees: Environmental, Social, Governance and Nominating Committee, Finance and Investment Committee
Timothy O. Wall
Former President, Kitimat LNG Upstream Operations
Independent Director
Background:
Mr. Wall has served as President and Chief Executive Officer of Cycle Petroleum, LLC, an energy advisory firm, since 2016 and was previously President of Apache Kitimat Limited, an LNG development division of Apache Canada Limited (a subsidiary of APA Corporation, an oil and gas exploration and production company), from 2013 to 2015. He served as President of Apache Canada Limited (a subsidiary of APA Corporation) from 2009 to 2013 and as Managing Director, Apache Energy Limited (a subsidiary of APA Corporation) in Western Australia from 2005 to 2009. From 2005 until 2015, Mr. Wall also served as a Corporate Officer and Regional Vice-President of APA Corporation. Prior thereto, Mr. Wall served in various positions within APA Corporation in the United States, P.R. China, and Scotland, U.K. from 1990 to 2005. Mr. Wall previously served as a director for several industry organizations, including the Canadian Association of Petroleum Producers (CAPP), the Australian Petroleum Production and Exploration Association (APPEA), and the Australian Mines and Metals Association (AMMA).
Other Qualifications:
Mr. Wall received his B.S. in Petroleum Engineering from Texas A&M University.
We believe that Mr. Wall's vast energy knowledge in Australia and Canada, his experience working with First Nations partners and his understanding of Canadian rules and regulations make him well qualified to serve as a director on our board of directors.

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Corporate Governance
Board of Directors—Refreshment/Succession Planning
In selecting nominees for the board of directors, the Environmental, Social, Governance and Nominating Committee considers, among other things, the diversity of the board of directors in terms of educational background, business industry experience, and knowledge of different geographic markets and the accommodations industry. Further, in considering nominees for director, diversity of viewpoints, expertise and experience are taken into account as well as gender, ethnicity and background. These factors are considered by the board of directors when identifying individuals for board membership. In the case of each current director being considered for renomination, the Environmental, Social, Governance and Nominating Committee took into account the director’s history of attendance at board of directors and committee meetings, the director’s tenure as a member of the board of directors and the director’s preparation for and participation in such meetings.
Because Civeo operates across the globe and serves customers and guests from different nations and backgrounds, we have always sought directors who, in addition to their integrity, experience, and acumen, have diverse backgrounds and points of view. Through purposeful refreshment, the Environmental, Social, Governance and Nominating Committee is committed to seeking highly qualified women and individuals from ethnically diverse groups to include in the pool of potential director candidates and has provided this instruction to the third-party search firm that it uses to assist in the identification of potential director candidates.
DIRECTOR NOMINATION PROCESS

Candidate Search	2 new directors were added in the last 5 years Jay K. Grewal Michael Montelongo

•The Environmental, Social, Governance and Nominating Committee may seek referrals from other members of the board of directors, management, shareholders and other sources.
•The Environmental, Social, Governance and Nominating Committee also may, but need not, retain a professional search firm in order to identify, recruit and evaluate qualified candidates for the board of directors.

Consideration of Diversity and Other Relevant Factors

•The board of directors and the Environmental, Social, Governance and Nominating Committee are committed to actively seeking new and diverse members whose expertise lend to the greater needs of the board of directors. In that regard, the Environmental, Social, Governance and Nominating Committee considers race and gender of prospective director candidates, as well as the factors identified above, in order to achieve an overall variety and mix of diversity among our directors. The effectiveness of this policy is assessed in connection with the board of directors’ annual evaluation.

Assessment of the Environmental, Social, Governance and Nominating Committee
•The Environmental, Social, Governance and Nominating Committee reviews the candidate’s experience, independence and understanding of the Company’s business.

Interviews
•The Environmental, Social, Governance and Nominating Committee conducts an interview with each candidate. •Further interviews are conducted with other directors as well as senior management.

Recommendations

•After the assessment and interview process, the Environmental, Social, Governance and Nominating Committee submits a recommendation of nominees to the board of directors, and the board of directors selects the nominees.

The Environmental, Social, Governance and Nominating Committee will consider recommendations from various sources, including from shareholders, regarding possible candidates for director. To submit a recommendation to the Environmental, Social, Governance and Nominating Committee, a shareholder should send a written request to the attention of Civeo’s Corporate Secretary at Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. The written request must include the nominee’s name, contact information, biographical information and qualifications, as well as the nominee’s written consent to serve, if elected, and any other information the shareholder may deem relevant to the committee’s evaluation. The request must also disclose the number of common shares beneficially owned by the person or group making the request, the period of time such person or group has owned those shares and the nature of any arrangement or agreement between the shareholder making a nomination and other parties with respect to the nomination. Candidates recommended by shareholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources. These procedures do not preclude a shareholder from making nominations in accordance with the process described below under “Future Shareholder Proposals.”
Civeo’s Corporate Governance Guidelines reflect our belief that directors should not be subject to term limits or age-based limits. While such limits could facilitate fresh ideas and viewpoints being consistently brought to the board of directors, we believe they

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Corporate Governance
are counterbalanced by the disadvantage of causing the loss of a director who over a period of time has developed insight into our strategies, operations and risks and continues to provide valuable contributions to board of directors deliberations. Civeo has been a separate public company since May 2014, and during that time, 16 different individuals have served on our now 9-seat board of directors. As a result, the Environmental, Social, Governance and Nominating Committee has concluded that the Company has experienced an adequate turnover and refreshing of its board of directors. All of the departed board members left in good standing without any disagreements with the Company relating to its operations, policies or practices, but voluntarily resigned either because of professional time commitments, retirement or, in one case, a job opportunity in South Asia, or because particular shareholders who had proposed them as directors had changed their ownership positions in the Company. The board of directors regularly evaluates committee composition and whether to add new directors.
Director Resignation Policy
We have adopted a director resignation policy, which is included in Civeo’s Corporate Governance Guidelines. The director resignation policy provides that, if a director receives a greater number of “withheld” votes than votes “for” his or her election, that director is required by our Corporate Governance Guidelines to tender his or her resignation to the Environmental, Social, Governance and Nominating Committee for consideration. The Environmental, Social, Governance and Nominating Committee will recommend to the board of directors the action, if any, to be taken with respect to the resignation. Any such resignation shall not be effective unless and until the board of directors chooses to accept the resignation in accordance with our Corporate Governance Guidelines. While not necessarily resulting in a resignation, the offer will provide the Environmental, Social, Governance and Nominating Committee the opportunity to consider the appropriateness of continued membership on the board of directors of the director who tendered resignation and make a recommendation to the board of directors as to the director’s continued service on the board of directors. In making this recommendation, the Committee will consider all factors deemed relevant by its members including, without limitation, (1) the underlying reasons why shareholders may have “withheld” votes for election from such director, if known; (2) the length of service and qualifications of the director whose resignation has been tendered; (3) the director’s past and potential future contributions to us; (4) the current mix of skills and attributes of the directors on the board; (5) whether, by accepting the resignation, we will no longer be in compliance with any applicable law, rule, regulation, or governing instrument; and (6) whether accepting the resignation would be in our best interests and those of our shareholders.
Civeo’s Corporate Governance Guidelines also provide that, if a director changes his or her employer or otherwise has a significant change in job responsibilities during his or her tenure as a director, that director is required to inform the Environmental, Social, Governance and Nominating Committee of the change and tender his or her resignation to the board of directors for consideration. Such resignation shall not be effective unless and until the board of directors chooses to accept the resignation. The board of directors, through the Environmental, Social, Governance and Nominating Committee, shall review the matter in order to evaluate the continued appropriateness of such director’s membership on the board of directors and each applicable committee under these circumstances, taking into account all relevant factors and may accept or reject a proffered resignation.
Board of Directors—Role and Responsibilities
Overview
The basic responsibilities of our board of directors are to (1) supervise the management of the business and affairs of the Company; (2) act honestly and in good faith with a view to the best interests of the Company; and (3) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
Oversight of Enterprise Risk
Risk oversight is a responsibility of the board of directors. The board of directors has delegated responsibility for monitoring certain enterprise risks to its standing committees. The board of directors and its committees utilize our Enterprise Risk Management process to assist in the oversight of our risks. Management and employees are responsible for day-to-day risk management, and management conducts an extensive risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature, likelihood of occurrence, materiality and anticipated timing of impact of the risk, as well as to identify steps to mitigate and manage each key risk. Our key business leaders, functional heads and other managers are surveyed and/or interviewed to develop this information.
The results of the risk assessment are reviewed with the Audit Committee and with the full board of directors annually. The centerpiece of the assessment is the discussion of our key risks, which include strategic, operational, human capital, regulatory, cybersecurity and other risks and the factors discussed above. As part of the process for evaluating each key risk, a senior manager is identified to manage the risk, monitor potential impact of the risk and execute initiatives to mitigate the risk. In addition, the oversight of each key risk is allocated to a board committee or the entire board for oversight and monitoring.

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Corporate Governance
RISK OVERSIGHT

Board of Directors

•Is primarily responsible for the oversight of risk.
•Delegates responsibility for monitoring certain risks to its standing committees.
•Maintains responsibility for oversight of safety and food safety risks.
•Receives regular reports from committees and management concerning identified risks and mitigation or management of such risks.

Audit Committee	Compensation Committee

•Oversees risks related to:
◦Financial statements, financial reporting process and internal controls over financial reporting;
◦Regulatory and accounting compliance;
◦Litigation risks;
◦Technology and cybersecurity risks; and
◦Succession of accounting and finance personnel.
•Oversees the internal audit function, including an annual review of scope and duties.
•Reviews results of management's risk assessment.

•Oversees risks related to:
◦Executive compensation; and
◦Succession of key personnel.
•Reviews our compensation policies to help ensure they do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

Environmental, Social, Governance & Nominating Committee	Finance and Investment Committee

•Oversees risks related to:
◦Independence of board of directors and potential conflicts of interest;
◦Composition of board of directors and related committee composition; and
◦Corporate governance.
•Performs annual evaluation of the board of directors, each individual director and each committee.
•Oversees Civeo's strategy and initiatives with regard to ESG matters.
•Involved in risk considerations related to: ◦Civeo's strategic objectives; ◦Capital allocation policies; ◦Debt strategies; and ◦Distributions and return of capital transactions.

Management

•Is responsible for day-to-day risk management.
•Conducts an annual risk assessment of our business that is reviewed by the board of directors.
•Incorporates risk assessment into the annual internal audit plan.

Cybersecurity Risk Oversight Strategy

Cybersecurity risks are continuously monitored and evaluated by management through an internal compliance program with oversight by internal audit. Civeo engages a variety of cybersecurity partners to perform penetration testing and quarterly audits on our cyber security profile. In order to promote a company-wide culture of cybersecurity risk management, management has also implemented a variety of required programs to both test and train our employees on cybersecurity fundamentals, including both annual and ongoing information security awareness training.
In 2023, the Company conducted a cyber breach simulation exercise with the assistance of a third party cybersecurity consultant. The exercise focused on incident management and communication processes. Company business functions, executive management and members of the board of directors participated. The goal was to identify opportunities for greater efficiency, coordination, and alignment.
The board of directors reviews the Company's cybersecurity risk posture, strategy and execution on at least an annual basis while the Audit Committee receives cybersecurity updates quarterly. Executive management regularly meets with the Audit Committee to discuss cybersecurity risks, review quarterly cyber metrics and oversee progress against our annual action plans. In addition to scheduled meetings, the Audit Committee and executive management maintain ongoing dialogue regarding emerging or potential cybersecurity risks.

For more information on our cybersecurity risk management, strategy and governance, see "Item 1C. Cybersecurity" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

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Corporate Governance
Management Succession Planning
The Compensation Committee periodically reports to the board of directors on succession planning. The board of directors works with the Compensation Committee to evaluate potential successors to the Chief Executive Officer, as well as other key executive positions. Additionally, the Audit Committee annually reviews the Company's succession planning for accounting and finance personnel.
Oversight of Human Capital Management
Attracting, retaining and mentoring the talent needed to address the needs of our business is the basis of our human capital strategy. The board of directors and the Compensation Committee regularly discuss, prepare and advance the Company’s succession plan. The board of directors regularly interacts with the Company’s senior team, to enhance its full view of the Company’s talent pool and the necessary development needs of each high potential employee. We strive to offer competitive compensation, benefits and services that meet the needs of our employees, including short and long-term incentive programs, various defined contribution plans, healthcare benefits, and wellness and employee assistance programs.
Oversight and Commitment to Diversity and Inclusion
Diversity and inclusion are an essential part of our company's success. Our diversity helps us service our employees, clients and communities better, leading to greater success for everyone. Management has full support from our board of directors to advance diversity and inclusion initiatives across the business including our relationships with our Indigenous partners.
As a company, we recognize the importance of a diverse workforce represented by people from different backgrounds, experiences and ways of looking at the world. In Canada, we are committed to hiring Indigenous Peoples and expanding our Indigenous workforce to 10%. In 2023, we reached 7% Indigenous employment in Canada despite challenging market conditions that resulted in reduced hiring in the region. Approximately 6% of our total new hires in Canada were of Indigenous background during 2023. In addition, our Indigenous Procurement Policy in Canada helps foster strong community relationships while ensuring a local and diverse supply chain of business partners. In 2023, we purchased more than C$64 million in goods and services from the Indigenous business community, representing 27% of our total Canadian local spending. In Australia, all of our food suppliers are Australian companies and, where possible, are based locally. Through our membership with Supply Nation, a non-profit organization committed to supplier diversity and Indigenous business development, we were able to direct approximately A$12.3 million in 2023 into Indigenous-owned and operated companies, representing a 29% year over year increase, and we are always looking for more opportunities to partner with these businesses.
Role in Corporate Responsibility and Corporate Citizenship
Corporate Code of Business Conduct and Ethics
Civeo has adopted a Corporate Code of Business Conduct and Ethics (the “Code of Conduct”), which requires that all directors, officers and employees of Civeo act ethically at all times. This Code of Conduct is available at Civeo’s website civeo.com by first clicking “ESG”, then selecting "Governance Documents" from the "Governance" drop-down menu, and then "Corporate Code of Business Conduct and Ethics."
Substantially all of our employees are required annually to complete online training which includes a review of our Corporate Code of Conduct and an acknowledgment that the employee has read and understands the policy.
Financial Code of Ethics for Senior Officers
Civeo has adopted a Financial Code of Ethics for Senior Officers (the “Financial Code of Ethics”) that applies to our chief executive officer, chief financial officer, principal accounting officer and other senior officers (“Senior Officers”). The Financial Code of Ethics is available at Civeo’s website civeo.com by first clicking “ESG”, then selecting "Governance Documents" from the "Governance" drop-down menu, and then “Financial Code of Ethics for Senior Officers.”

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Corporate Governance
Ethical principles set forth in the Financial Code of Ethics include, among other principles, matters such as:
•Acting ethically with honesty and integrity;
•Avoiding conflicts of interest;
•Complying with disclosure and reporting obligations with full, fair, accurate, timely and understandable disclosures;
•Complying with applicable laws, rules and regulations;
•Acting in good faith, responsibly with due care, competence and diligence;
•Promoting honest and ethical behavior by others in the work environment;
•Respecting confidentiality of information acquired in the course of his or her work; and
•Responsibly using and maintaining assets and resources employed or entrusted to the Senior Officer.
Senior Officers must also comply with the Code of Conduct.
Board of Directors Oversight of Commitment to ESG and Sustainability
We believe that sound corporate citizenship and attention to ESG principles are essential to our success. Oversight of ESG matters is directly assigned to our Environmental, Social, Governance and Nominating Committee. Please see "Board of Directors - Committees - Environmental, Social, Governance and Nominating Committee" for further information with respect to the Committee's responsibilities.
Even though ESG topics have been increasingly capturing attention from shareholders and potential investors, they have long been of concern to Civeo and our guests, customers, employees, contractors, creditors, management and board of directors. We are committed to operating with integrity, contributing to the local communities where we operate, promoting diversity, developing our employees, focusing on sustainability and being thoughtful environmental stewards.
Our customers are often involved in significant projects in remote areas where environmental impacts are carefully monitored; where safe food storage and preparation, clean water and careful handling of waste are critical; where medical care may be inaccessible; and where our diverse guests and staff members measure their work shifts in weeks, in sometimes difficult weather, and thus may feel somewhat confined into relatively small communities at our lodges and villages.
Recently, to lend a more formalized structure to our ESG efforts, we have established a global Steering Committee at the Executive Management level. The Steering Committee, led by our CEO and composed of members of our Executive Management team, is charged with the development of our ESG Roadmap. The ESG Roadmap specifies strategies, and the accompanying actions, linked to measurable Key Performance Indicators. Supporting the ESG Steering Committee are separate Working Groups made up of the appropriate technical experts in the areas of 'Environmental', 'Social' and 'Governance', who are responsible for execution of the respective strategies. The Environmental, Social, Governance and Nominating Committee provides oversight to the Steering Committee.
As noted above, through the Environmental, Social, Governance and Nominating Committee, our board of directors provides oversight of management’s efforts around these ESG topics and is committed to supporting Civeo's efforts to operate as a sound corporate citizen. We believe that an integrated approach to business strategy, corporate governance, and corporate citizenship creates long-term value.
Shareholder Engagement
Through the year, we meet with analysts and institutional investors to inform and share our perspective, and to solicit their feedback on our performance. This includes participation in investor conferences and other formal events, and group and one-on-one meetings throughout the year.

SHAREHOLDER OUTREACH
58%
During 2023, we conducted shareholder engagement with shareholders representing over 58% of our outstanding shares regarding the Company’s operations, financial results, strategy and executive compensation matters.

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Corporate Governance
Board of Directors—Structure
Currently, the Civeo board of directors is divided into three classes, with three directors in each class. The members of each class serve for three years following their election, with one class being elected each year. The directors designated as Class I directors will have terms expiring at the annual general meeting this year. If elected at the annual general meeting, Messrs. Blankenship, Montelongo and Szalkowski, as Class I directors, will have terms expiring in 2027. The directors designated as Class II directors have terms expiring in 2025, and the directors designated as Class III directors have terms expiring in 2026. At the annual general meeting, the board of directors is seeking shareholder approval of the proposed Declassification Amendment, which, if approved, would have the effect of declassifying our board of directors and phasing in annual director elections. Our board of directors believes that the proposed amendments to our Articles set forth in the Declassification Amendment are in the best interests of Civeo and its shareholders. For additional information on the Declassification Amendment, see page 62.
Board of Directors Leadership
Our board of directors is led by our independent Chair of the Board, and the Chief Executive Officer position is currently separate from the Chair role. The Chair presides over board meetings and executive sessions of the independent directors, works with management and the independent directors to approve agendas and schedules, and is available to engage directly with shareholders where appropriate. The board of directors maintains the flexibility to determine whether the roles of Chair and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Civeo at a given point in time. We believe the separation of these two positions is appropriate corporate governance for us at this time because it promotes a strong independent leadership structure. In addition, we believe this structure facilitates effective oversight of management and enables the board of directors to fulfill its risk oversight responsibilities.
Director Independence
Under rules adopted by the NYSE, our board of directors must have a majority of independent directors. To qualify as “independent” under the NYSE listing standards, a director must meet objective criteria set forth in the NYSE listing standards, and the board of directors must affirmatively determine that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).
The Civeo board of directors reviews, as appropriate, material or relevant direct or indirect business relationships between each director (including his or her immediate family) and our company, as well as each director’s relationships with charitable organizations, to assess director independence as defined in the listing standards of the NYSE. The NYSE listing standards include a series of objective tests, such as that the director is not an employee of Civeo and has not engaged in various types of business dealings with Civeo. In addition, as further required by the NYSE, the Civeo board of directors has made a subjective determination that each independent director has no material relationship with Civeo (either directly or as a partner, shareholder or officer of an organization that has a relationship with Civeo). When assessing the materiality of a director’s relationship with us, the board of directors considers the issue not merely from the standpoint of the director, but also from the standpoint of the persons or organizations with which the director has an affiliation.
The Civeo board of directors has determined that, except for Bradley Dodson, our President and Chief Executive Officer, all of Civeo's current directors (Richard A. Navarre, C. Ronald Blankenship, Jay K. Grewal, Martin A. Lambert, Michael Montelongo, Constance B. Moore, Charles Szalkowski, and Timothy O. Wall) qualify as “independent” in accordance with the applicable NYSE listing standards.
Executive Sessions
Our independent directors regularly meet in executive session with no members of management present, generally at each board of directors and committee meeting. Our Chair of the Board, Richard Navarre, who is an independent director, or each Committee Chair, who is independent, presides at these sessions.

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Corporate Governance
Board of Directors—Committees
The Civeo board of directors has established several standing committees in connection with the discharge of its responsibilities.

Constance B. Moore (Chair) Members: C. Ronald Blankenship Jay K. Grewal Charles Szalkowski Number of Meetings: 7
Audit Committee
Responsibilities:
•Oversees the integrity of Civeo's financial statements and effectiveness of our internal control over financial reporting.
•Appoints our independent auditors and reviews the general scope of audit coverage, the fees charged by the independent auditors, matters relating to internal control systems and other matters related to accounting and reporting functions.
•Meets separately with representatives of our independent auditors, our internal audit personnel and representatives of senior management in performing its functions.
The board of directors has determined that each of Messrs. Blankenship and Szalkowski and Mses. Grewal and Moore is independent under applicable NYSE and SEC rules for board of director and audit committee independence.
The board of directors has determined that each of Messrs. Blankenship and Szalkowski and Mses. Grewal and Moore is financially literate and has accounting or related financial management expertise, each as required by the applicable NYSE listing standards. The board of directors also has determined that Mr. Blankenship and Mses. Grewal and Moore qualify as audit committee financial experts under the applicable rules of the SEC.
A more detailed discussion of the Audit Committee’s mission, composition and responsibilities is contained in the Audit Committee charter, which is available on our website, civeo.com, by first clicking “ESG”, then selecting “Governance Documents” from the "Governance" drop-down menu, and then “Audit Committee Charter” on the left side of the page.

Martin A. Lambert (Chair) Members: Michael Montelongo Constance B. Moore Number of Meetings: 5
Compensation Committee
Responsibilities:
•Determines the compensation of our chief executive officer and other executive officers.
•Oversees and approves compensation and employee benefit policies as well as oversees policies related to human capital management with regards to diversity and inclusion, workplace environment and culture, and talent development and retention.
•Meets on succession planning with respect to Company's key executive positions.
•Administers the EPP, and in this capacity makes a recommendation to the full board of directors concerning the aggregate amount of all equity awards to employees as well as specific awards to executive officers under the EPP.
•Reviews and discusses with our management the Compensation Discussion and Analysis and related disclosure included in our annual proxy statement.
The board of directors has determined that each of Messrs. Lambert and Montelongo and Ms. Moore is independent under applicable NYSE and SEC rules for board of director and compensation committee independence.
A more detailed discussion of the Compensation Committee’s mission, composition and responsibilities is contained in the Compensation Committee charter, which is available on our website, civeo.com, by first clicking “ESG”, then selecting “Governance Documents” from the "Governance" drop-down menu, and then “Compensation Committee Charter” on the left side of the page.

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Charles Szalkowski (Chair) Members: Michael Montelongo Richard A. Navarre Timothy O. Wall Number of Meetings: 4
Environmental, Social, Governance and Nominating Committee
Responsibilities:
•Oversees the Company's strategy and initiatives with regard to ESG matters.
•Identifies and implements appropriate corporate governance policies.
•Advises the board of directors about appropriate composition of the board of directors and its committees.
•Identifies and implements appropriate corporate governance policies.
•Makes proposals to the board of directors for candidates to be nominated by the board of directors to fill vacancies or for new directorship positions, if any, which may be created from time to time.
The board of directors has determined that each Messrs. Montelongo, Navarre, Szalkowski and Wall is independent under applicable NYSE rules.
A more detailed discussion of the Environmental, Social, Governance and Nominating Committee’s mission, composition and responsibilities is contained in the Environmental, Social, Governance and Nominating Committee charter, which is available on our website, civeo.com, by first clicking “ESG”, then selecting “Governance Documents” from the "Governance" drop-down menu, and then “Environmental, Social, Governance and Nominating Committee Charter” on the left side of the page.

C. Ronald Blankenship (Chair) Members: Jay K. Grewal Martin A. Lambert Timothy O. Wall Number of Meetings: 3
Finance and Investment Committee
Responsibilities:
•Assists the board of directors in its consideration of opportunities to enhance our long-term performance and valuation, including reviewing and making recommendations to the board of directors with respect to our strategic objectives and financial and operating metrics and performance.
A more detailed discussion of the Finance and Investment Committee’s mission, composition and responsibilities is contained in the Finance and Investment Committee charter, which is available on our website, civeo.com, by first clicking “ESG”, then selecting “Governance Documents” from the "Governance" drop-down menu, and then “Finance and Investment Committee Charter” on the left side of the page.

Committee Composition
Below is a summary of our committee structure and membership information.

	Audit Committee	Compensation Committee	Environmental, Social, Governance and Nominating Committee	Finance and Investment Committee
Richard A. Navarre
C. Ronald Blankenship
Jay K. Grewal
Martin A. Lambert
Michael Montelongo
Constance B. Moore
Charles Szalkowski
Timothy O. Wall

Chair	Member	F	Financial Expert

2023 Proxy Statement	23

Corporate Governance
Board of Directors—Practices, Policies and Processes
Commitment to Good Governance Practices
Corporate Governance Highlights

BOARD OF DIRECTORS PRACTICES AND STRUCTURE	OTHER BEST PRACTICES
All directors are independent except the CEO
Separate Chair and CEO roles
Highly skilled board of directors with diversity in skills, background and experience
All board committees are comprised of independent directors
Independent directors regularly meet in executive session with no members of management present, generally at each board of directors meeting
Consistent and frequent director access to management and independent advisors
Active board of directors oversight of enterprise risk
Annual performance self-evaluation of the board of directors, each individual director and each committee
Oversight of ESG matters directly assigned to Environmental, Social, Governance and Nominating Committee

Prohibition on hedging, pledging and trading transactions by executive officers or directors
Stock ownership guidelines applicable to executive officers and directors
Independent executive compensation consultant hired by and reporting to the Compensation Committee
Change in control and severance benefits that are subject to a "double trigger"
Robust Code of Conduct and third-party hotline reporting
Active board of directors oversight of executive succession planning
Clawback policy consistent with the requirements of Exchange Act Rule 10D-1 and applicable NYSE listing standards
Enterprise risk management program, including relevant ESG and cyber related risks

Board of Directors and Committee Meetings
During 2023, the Civeo board of directors held six meetings, the Audit Committee held seven meetings, the Compensation Committee held five meetings, the Environmental, Social, Governance and Nominating Committee held four meetings and the Finance and Investment Committee held three meetings. In total, each director attended 100% of the total meetings of the board of directors. Additionally, each director attended 100% of the total committee meetings for which he or she served, with the exception of one director who attended 87.5% of the total committee meetings. While we understand that scheduling conflicts may arise, we expect directors to make reasonable efforts to attend the annual general meeting of shareholders, meetings of the board of directors and meetings of the committees on which they serve. All of our directors attended the 2023 annual general meeting of shareholders.
Board of Directors—Performance Evaluations
Annually, the board of directors conducts a self-evaluation to determine whether it and its committees are functioning effectively. The Environmental, Social, Governance and Nominating Committee receives comments from all directors and reports to the board of directors with an assessment of the performance of the board of directors and each individual director. The assessment focuses on the board of directors and each individual director's contribution to Civeo and specifically focuses on areas in which the board of directors or management believes that the board of directors and each individual director could improve.
Additionally, the Environmental, Social, Governance and Nominating Committee leads the board of directors in the annual performance review of each of the board's committees. As part of this process, the chair of each committee reports to the Environmental, Social, Governance and Nominating Committee Chair who then reports the results of the self-evaluations to the full board of directors about the committee’s annual evaluation of its performance and evaluation of its charter.

24

Corporate Governance
Director Orientation and Continuing Education
Each new director must participate in the Company’s orientation program, which is conducted in a reasonable period of time after the meeting at which such director is initially appointed. This orientation includes presentations by senior management to familiarize new directors with the Company’s operations, its strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct and its Financial Code of Ethics, its principal officers, and its internal and independent auditors. In addition, the orientation program includes visits to Company headquarters and, to the extent practical, visits to various operational sites of the Company.
In addition, training sessions by outside experts are periodically conducted during meetings of the board of directors related to, among other things: U.S. securities law; risk assessment, insurance and management; investor perspective on ESG practices and trends; and macro-economic trends in the U.S. and global economies. Directors also attend continuing education seminars and webcasts hosted by outside experts such as the National Association of Corporate Directors in order to stay current with best practices and evolving trends. Finally, management regularly provides the board of directors with published articles and white papers authored by outside experts on topics ranging from shareholder activism, ESG trends, proxy advisory firm ratings, guidance and proposed regulations. During 2023, certain directors completed a two-hour cybersecurity training. Additionally, during 2023, certain directors visited various operational sites of the Company in the Australian Bowen Basin.
Corporate Governance Guidelines
Civeo has adopted Corporate Governance Guidelines to provide the board of directors with the necessary authority and practices in place to make decisions that are independent from management, that the board of directors adequately performs its function as the overseer of management and to align the interests of the board of directors and management with the interests of the shareholders. Civeo’s Corporate Governance Guidelines are available at civeo.com, by first clicking “ESG”, then selecting “Governance Documents” from the "Governance" drop-down menu, then “Corporate Governance Guidelines.”
Communications with Directors; Accounting and Auditing Concerns
Shareholders or other interested parties may send communications, directly and confidentially, to our board of directors, to any committee of our board of directors, to non-management directors or to any director in particular by sending an envelope marked “confidential” to such person or persons c/o Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. Any such correspondence will be forwarded by the Corporate Secretary of Civeo to the addressee without review by management.
The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Certain Relationships and Related-Party Transactions
There are no transactions or relationships required to be disclosed under Item 404(a) of Regulation S-K since the beginning of the last fiscal year.
Our board of directors has adopted written procedures for approving related-party transactions. We review relationships and transactions in which we are a participant to determine whether our directors and executive officers or their immediate family members and our 5% beneficial owners have a direct or indirect material interest. Our Corporate Secretary’s office is primarily responsible for the development and implementation of processes and controls to obtain information from the directors, executive officers and 5% beneficial owners with respect to related party transactions and for then determining, based on the facts and circumstances, whether a related party has a direct or indirect material interest in the transaction. As required under the rules of the SEC, any related party transaction will be disclosed in filings we make with the SEC when required, including disclosure in our proxy statements.
Our Code of Conduct prohibits conflicts of interest. Any waivers of these guidelines must be approved by the Environmental, Social, Governance and Nominating Committee of our board of directors or by our full board of directors. Our prohibition on conflicts of interest under the Code of Conduct extends to related-party transactions. Under the Code of Conduct, conflicts of interest occur when private, commercial or financial interests prevent a director or employee from fulfilling his or her duties to Civeo.

2023 Proxy Statement	25

Corporate Governance
We have multiple internal processes for reporting conflicts of interests, including related-party transactions. For example, under the Code of Conduct, all employees are required to report any conflict of interest to their supervisors. Any transaction involving related parties must be reported in writing by our division executives as part of their quarterly representation letters. This information will then be reviewed by disinterested members of our Environmental, Social, Governance and Nominating Committee, our board of directors or our independent registered public accounting firm, as deemed appropriate, and discussed with management. As part of this review, the following factors will generally be considered:
•the nature of the related party’s interest in the transaction;
•the material terms of the transaction, including, without limitation, the amount and type of the transaction;
•the importance of the transaction to the related party;
•the importance of the transaction to us;
•whether the transaction would impair the judgment of a director or executive officer to act in Civeo’s best interest;
•whether the transaction might affect the status of a director as independent under the independence standards of the NYSE; and
•any other matters deemed appropriate with respect to the particular transaction.
Ultimately, all material related-party transactions must be approved or ratified by the Environmental, Social, Governance and Nominating Committee of our board of directors. Any member of the Environmental, Social, Governance and Nominating Committee who is a related party with respect to a transaction would be recused from the review of the transaction.
In addition, we annually distribute a questionnaire to our executive officers and members of our board of directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct.
We also have other policies and procedures to prevent conflicts of interest, including related-party transactions. For example, the charter of our Environmental, Social, Governance and Nominating Committee requires that the members of such committee assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as further described above under “Management—Director Independence.”
To establish restrictions with regard to corporate participation in the political system as imposed by law, the following guidelines are contained in our Code of Conduct:
•None of Civeo’s funds, assets or services will be used for political contributions, directly or indirectly, unless allowed by applicable foreign and U.S. law and approved in advance by our board of directors.
•Any contributions by Civeo to support or oppose public referenda or similar ballot issues are only permitted with advance approval of our board of directors.
•Employees, if eligible under applicable foreign and U.S. law, may make political contributions through legally established Civeo-sponsored-and-approved political support funds. Any such personal contribution is not a deductible expense for federal or other applicable income tax purposes and is not eligible for reimbursement by Civeo as business expense. To the extent permitted by law, Civeo’s resources may be used to establish and administer a political action committee or separate segregated fund. All proposed activities shall be submitted for the review of, and approval by, the board of directors prior to their implementation.

26

Corporate Governance
Director Compensation
Process
Our non-employee directors receive compensation for their services on the board of directors. The Compensation Committee conducts annual reviews of director compensation, engages Mercer, LLC ("Mercer"), the Compensation Committee's independent compensation consultant, to provide market data bi-annually related to director compensation, and makes a recommendation to the board of directors regarding the form and amount of director compensation. Director compensation should be adequate to compensate directors for their time and effort expended in satisfying their obligations. The Compensation Committee does, however, consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.
Directors who are also our employees do not receive a retainer or fees for service on our board of directors or any committees. Accordingly, Mr. Dodson, a director of Civeo and Civeo’s President and Chief Executive Officer, does not receive separate director compensation.
The table below summarizes the components of 2023 compensation paid by Civeo to non-employee directors:

Component	Non-Employee Director Compensation
Annual Cash Retainer	$75,000
Annual Equity Retainer (1)	Share award equal to $125,000 that vest annually
Chair of the Board Annual Retainer	$85,000 - 50% in cash and 50% in common shares that vest annually
Committee Chair Annual Cash Retainer	Audit - $27,500 Compensation - $23,000 Environmental, Social, Governance and Nominating - $23,000 Finance and Investment - $18,000
Committee Member Annual Cash Retainer	Audit - $18,000 Compensation - $13,000 Environmental, Social, Governance and Nominating - $13,000 Finance and Investment - $13,000
1.Newly elected non-employee directors receive restricted share awards valued at $125,000 after their initial appointment. In addition, non-employee directors who have served for not less than six months receive additional restricted share awards valued at $125,000 at each annual shareholders’ meeting after which they continue to serve. The non-employee directors’ restricted share awards are valued on the award date based on the closing share price on the award date and vest on the earlier of one year from the date of grant or the next annual shareholders’ meeting date following the date of grant, subject to continued service through such date.
Our non-employee directors are permitted to elect to receive their annual restricted share award in the form of deferred shares, which vest on the earlier of one year from the date of grant or the next annual shareholders’ meeting date following the date of grant, subject to continued service through such date; however, settlement of such deferred shares is deferred until the director’s separation from service.
All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or committees and for other reasonable expenses related to the performance of their duties as directors, including attendance at pertinent continuing education programs and training. Additionally, we purchase and maintain directors' and officers' liability insurance for, and provide indemnification to, each member of our board of directors.

The Compensation Committee annually reviews director compensation, and uses outside consultants to ensure such compensation is appropriate relative to our peer groups. The review includes, but is not limited to, compensation levels, chair premiums, pay mix and relevant governance trends. In addition, the Environmental, Social, Governance and Nominating Committee annually reviews director compliance with share ownership guidelines.

2023 Proxy Statement	27

Corporate Governance
Director Compensation Table
The table below summarizes the compensation paid by Civeo to non-employee directors for the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Richard A. Navarre	$130,500	$182,915	$313,415
C. Ronald Blankenship	$111,000	$125,006	$236,006
Jay K. Grewal	$106,000	$125,006	$231,006
Martin A. Lambert	$111,000	$125,006	$236,006
Michael Montelongo	$123,750	$125,006	$248,756
Constance B. Moore	$115,500	$125,006	$240,506
Charles Szalkowski	$116,000	$125,006	$241,006
Timothy O. Wall	$101,000	$125,006	$226,006
(1)The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of restricted share awards granted in 2023 calculated in accordance with FASB ASC Topic 718—Stock Compensation. Please see Note 19 to the notes to consolidated financial statements included in Item 8 of Civeo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for information regarding the assumptions relied upon for this calculation. Pursuant to FASB ASC Topic 718—Stock Compensation, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our future accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the directors. Mr. Navarre’s stock award total includes $15,407 of Civeo common shares as part of his fees as Chair of the Board, which were fully vested on the grant date and $42,502 in restricted shares which will vest at the annual shareholder's meeting.
As of December 31, 2023, the aggregate number of unvested restricted share awards held by each of the non-employee directors were as follows:

Name	Stock Awards		Name	Stock Awards
Richard A. Navarre	7,969		Michael Montelongo	5,947	*
C. Ronald Blankenship	5,947		Constance B. Moore	5,947
Jay K. Grewal	5,947	*	Charles Szalkowski	5,947
Martin A. Lambert	5,947	*	Timothy O. Wall	5,947	*
*Deferred shares to be settled upon separation from service.
Share Ownership Guidelines
Non-employee directors are subject to Civeo’s share ownership guidelines pursuant to which they are expected to retain shares from restricted share awards, after payment of applicable taxes, valued at five times the annual retainer amount until retirement or until leaving the board of directors. Unvested restricted shares and deferred shares are counted for purposes of this ownership threshold. Once the ownership guideline is established for a director and communicated, the director has five years to attain the targeted level of ownership. All directors have either attained target level ownership or are expected to attain the targeted level of ownership within the five-year period for compliance.
As of March 18, 2024, all non-employee directors were in compliance with the guidelines as demonstrated in the chart below:

	Ownership in Shares		Compliance Y/N
Non-employee directors	Target Ownership	Current Holdings
Richard A. Navarre	21,552	51,867	Yes
C. Ronald Blankenship	21,552	39,750	Yes
Jay K. Grewal	17,084	16,436	Yes*
Martin A. Lambert	21,552	55,106	Yes
Michael Montelongo	17,084	16,436	Yes*
Constance B. Moore	21,552	35,287	Yes
Charles Szalkowski	21,552	39,791	Yes
Timothy O. Wall	14,205	31,808	Yes
*Within grace period for compliance

28

Executive Officers
Our executive leadership team:

Bradley J. Dodson, 50 President, Chief Executive Officer and Director

Background:
Bradley J. Dodson has been President and Chief Executive Officer and director of Civeo since May 2014. Mr. Dodson held several executive positions with Oil States, a global provider of integrated energy systems and solutions, from March 2001 to May 2014, including serving as Executive Vice President, Accommodations from December 2013 to May 2014, Senior Vice President, Chief Financial Officer and Treasurer from April 2010 to December 2013, Vice President, Chief Financial Officer and Treasurer from May 2006 to April 2010, Vice President, Corporate Development from March 2003 to May 2006 and Director of Business Development from March 2001 to February 2003. From June 1998 to March 2001, Mr. Dodson served in several positions for L.E. Simmons & Associates, Incorporated, a private equity firm specializing in oilfield service investments. From July 1996 to June 1998, Mr. Dodson worked in the mergers and acquisitions group of Merrill Lynch & Co.
Mr. Dodson holds a M.B.A. degree from The University of Texas at Austin and a B.A. degree in Economics from Duke University.

Barclay H. Brewer, 50 Interim Senior Vice President, Chief Financial Officer and Treasurer

Background:
Barclay H. Brewer currently serves as Interim Chief Financial Officer and Treasurer, a position he has held since March 2024. Prior to his appointment, Mr. Brewer served as Vice President, Corporate Controller from December 2019 to March 2024. From August 2014 to December 2019, Mr. Brewer had the role of Assistant Controller. Mr. Brewer served as Financial Planning and Reporting Manager for The Brock Group from 2012 until 2014.
Mr. Brewer holds a M.B.A degree from Southeastern Louisiana University and a B.A. degree in Accounting and Finance from Louisiana State University. He is a Certified Public Accountant.

Peter L. McCann, 57 Senior Vice President, Australia

Background:
Peter L. McCann has served as Senior Vice President, Australia since June 2014. Mr. McCann was Managing Director of The MAC, a wholly owned subsidiary of Civeo, from June 2012 to June 2014. From January 2010 through June 2012, Mr. McCann was the Executive General Manager, Finance for The MAC. From 2004 to 2010, Mr. McCann served as Chief Financial Officer of Royal Wolf Trading.
Mr. McCann holds a Bachelor of Commerce degree in Accountancy from the University of New South Wales.

2023 Proxy Statement	29

Allan D. Schoening, 65 Senior Vice President, Canada

Background:
Allan D. Schoening has served as Senior Vice President, Canada since November 2018. Prior to his appointment, Mr. Schoening served as Senior Vice President, Corporate Affairs of Civeo since June 2017. From April 2014 to May 2017, he served as Senior Vice President, Human Resources & Health, Safety and Environment of Civeo. From June 2012 to April 2014, Mr. Schoening served as Senior Director and then Vice President, Human Resources and Health, Safety and Environment for PTI Group Inc., a subsidiary of Oil States. From June 2009 to May 2012, Mr. Schoening was self-employed as an independent business consultant. Prior to 2009, Mr. Schoening was based in London, England where he served as Senior Vice President for Katanga Mining Limited, a Canadian listed mining company with operations in Africa, for the period from 2005 to 2009. From 1995 to 2004, Mr. Schoening served in senior and executive management positions with Barrick Gold Corporation and Kinross Gold. Mr. Schoening’s career also includes domestic and international assignments with the completions division of Schlumberger Limited.
Mr. Schoening holds a B.A., Psychology (Spec.) from the University of Alberta.

30

Executive Compensation

PROPOSAL 2 Advisory Vote to Approve Executive Compensation

We are asking that you vote for approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, commonly referred to as a “Say-on-Pay” proposal. As approved by our shareholders at the 2021 annual meeting, consistent with our board of director’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis, and accordingly, unless our board of directors changes its policy, our next Say-on-Pay vote after the annual general meeting is expected to be held at the Company’s 2025 annual meeting of shareholders.
Section 14A of the Exchange Act requires us to provide an advisory shareholder vote to approve the compensation of our named executive officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC. Accordingly, we are providing our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement, including under “Compensation Discussion and Analysis” and the tables and narrative that follow.
We are requesting your nonbinding vote on the following resolution:
“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation of Civeo’s named executive officers as disclosed in Civeo’s proxy statement for its 2024 annual general meeting of shareholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the accompanying narrative discussion.”
As an advisory resolution, our shareholders’ vote on this proposal is not binding on the board of directors or us. Decisions regarding the compensation and benefits of our named executive officers remain with our board of directors and the Compensation Committee. The Compensation Committee values the opinions of our shareholders, however, and therefore, the Compensation Committee will review the voting results on this proposal and give consideration to the outcome when making future decisions regarding compensation of our named executive officers.

Civeo’s board of directors recommends a vote “FOR” the adoption, on a non-binding, advisory basis, of the resolution approving the compensation of our named executive officers. The persons named in the accompanying proxy intend to vote such proxy FOR the approval of this proposal, unless a contrary choice or abstention is set forth therein or unless such proxy is subject to a broker non-vote with respect to this proposal.

2023 Proxy Statement	31

Executive Compensation
Compensation Discussion and Analysis
In this section, we describe and discuss our executive compensation program, including the objectives and elements of compensation, as well as determinations made by the Compensation Committee of the board of directors regarding the compensation of our named executive officers ("NEOs") for 2023. Our NEOs for 2023 were:

•Bradley J. Dodson, President and Chief Executive Officer;
•Carolyn J. Stone, Former Senior Vice President, Chief Financial Officer and Treasurer (1);
•Peter L. McCann, Senior Vice President, Australia; and
•Allan D. Schoening, Senior Vice President, Canada
(1) As previously announced, Ms. Stone’s employment was terminated on March 4, 2024. Barclay Brewer, the Company’s Vice President and Controller, was appointed as Interim Chief Financial Officer.
Executive Overview
In 2023, we executed on our operational, strategic and financial priorities: operating safely, generating significant operating cash flow, reducing our total debt balance and returning capital to shareholders. For the full year 2023, Civeo generated $97 million in Operating Cash Flow and reduced total debt by $66 million to end the year at $66 million of total debt. We also reduced our net leverage ratio to 0.6x at year-end 2023, down from 1.1x at year-end 2022. Due to significant progress made on our debt reduction and the return of $19 million of capital to shareholders we also updated our capital allocation framework in 2023. The new framework was highlighted by the initiation of a quarterly dividend and prioritization of growth opportunities moving forward.
Specific 2023 Accomplishments
From an operational standpoint, the Company’s primary focus in 2023 was, and continues to be, the safety and well-being of our guests and employees. Operationally, Mr. Dodson and our global leadership team’s effective operations in a dynamic environment included the following:
•Continued strong safety performance across all regions, resulting in a full year aggregate Total Recordable Incident Rate ("TRIR") of 0.45, which is significantly better than the U.S. accommodation industry average and equal to our TRIR in 2022.
The Company’s strategic and financial focus remained the same in 2023 as it was in 2022: continue to focus on operating cash flow generation, debt reduction and returning capital to shareholders. Significant financial achievements in 2023 included:
•Generated $97 million of Operating Cash Flow, which represents 103% of the Company's consolidated Operating Cash Flow budget;
•Returned 23% of the company's 2023 free cash flow to shareholders through share repurchases and dividends;
•Reduced total debt by $66 million;
•Decreased our net leverage ratio to 0.6 times at December 31, 2023 from 1.1 times at December 31, 2022;
•Successfully sold McClelland Lake Lodge assets for US$36 million, with additional potential associated revenue generating opportunities under consideration; and
•Secured long term contract extensions and expansions with key clients in Australia.

Our Approach to Compensation
Compensation Governance
In keeping with our commitment to strong governance standards across our business, our executive compensation governance framework is built around the following:
•A Compensation Committee comprised of individuals with deep relevant business experience, all of whom have served as chief executive officers of energy or real estate related companies or as executives at hospitality companies. All members of the Compensation Committee are independent in accordance with NYSE listing standards;
•A clearly defined decision-making framework and delegation of authority that ensures all material compensation decisions for section 16 officers (which includes our NEOs), are made solely by the Compensation Committee, whose priority is to ensure our policies and procedures allow Civeo to attract, reward and retain executives who are focused on delivering long-term results for shareholders; and
•Clearly defined compensation policies structured to accommodate circumstances that are characteristic of a cyclical industry.

32

Executive Compensation
CEO and NEO Compensation Mix
This section outlines each component of our compensation program. Compensation decisions specific to our NEOs for 2023 for each of these components are discussed in greater detail following this section. Overall compensation consists of base salary, annual performance incentive awards and long-term incentive awards.

Base Salary	Annual Incentive Compensation Plan ("AICP")	Long-Term Incentive Plan ("LTIP")

Base salary recognizes the job being performed, executive seniority and tenure and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our success and provides a fixed element of compensation to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.	The key objective of Civeo’s AICP is to reward the achievement of defined annual financial and safety objectives and to incentivize employee activities that will continually improve Civeo, both on a business unit and company-wide basis.	Civeo’s LTIP, established under the Equity Participation Plan ("EPP"), provides an additional incentive to executives to grow shareholder value through ownership of Civeo common shares or incentive awards directly linked to Civeo’s share price and supports our efforts to attract and retain highly qualified executives to grow and develop Civeo in our competitive and cyclical industry.

Our Variable Compensation Performance Metrics and Their Relation to Our Strategy

Performance Metrics	How The Performance Metrics Tie to Our Strategy
Relative Total Shareholder Return ("TSR")	Relative TSR is a valuable metric to assess performance against our peer group over a performance period. The intent is to better align executive pay with shareholder interests.
Divisional EBITDA	EBITDA is widely recognized as a primary valuation and comparable financial metric and, for this reason was, with AICP adjustments, selected as an appropriate financial metric for 2023.
TRIR	TRIR is a globally recognized measure of safety performance. Safety is one of Civeo's core values and therefore it is an important measure of Company performance.
Consolidated Operating Cash Flow
After the Company altered its performance goals utilized under the Company’s LTIP in 2021 to include consolidated operating cash flow as a performance metric, based in part on feedback from our 2020 shareholder engagement efforts, the Company has continued to use consolidated operating cash flow as a performance metric under its LTIP given the Company's continued focus on generating cash flow and reducing leverage.

AICP EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure that is defined as net income plus interest, taxes, depreciation and amortization. AICP EBITDA is a non-GAAP financial measure that is defined as EBITDA adjusted to exclude certain other unusual or non-operating items. Please see Appendix B for a reconciliation of EBITDA to GAAP. Adjustments to EBITDA under the AICP also reflect one-time, unanticipated financial events incurred following approval of the 2023 budget, including unbudgeted variability in stock-based compensation expense, changes in foreign exchange rates and certain other unbudgeted costs (approved by the Compensation Committee). The AICP adjustments to EBITDA in 2023 were consistent with past practices.

2023 Proxy Statement	33

Executive Compensation
Highlights of 2023 Performance and Impact on Executive Compensation
Despite continuing headwinds faced by the energy sector throughout 2023, a number of significant financial and operational objectives were successfully completed through Mr. Dodson’s leadership. On the financial front, we continued to strengthen our balance sheet, reduce our leverage and returned capital to shareholders through continued share repurchases and the initiation of a quarterly dividend while navigating a challenging economic landscape. In particular, during 2023 we achieved the following:

Reduced total debt by $66 million from December 31, 2022 to December 31, 2023	Decreased our net leverage ratio to 0.6 times at December 31, 2023, from 1.1 times at December 31, 2022	Generated $97 million of Operating Cash Flow during the year

Returned 23% of the Company's 2023 free cash flow to shareholders through share repurchases and dividends		Initiated a regular quarterly dividend of $0.25 per share as part the Company's updated capital allocation strategy

The Company achieved continuing improvements in a number of areas of the business including the following:

Successfully sold McClelland Lake Lodge assets for $36 million	Secured a 5-year contract award in our Australia owned-villages valued at approximately A$337 million

Continued strong safety performance across all regions, resulting in a 2023 Global TRIR of 0.45, considerably better than the U.S. accommodation industry average of 4.1	Overall revenues increased 21% in Australia in 2023

AICP EBITDA (in millions)	TOTAL RECORDABLE INCIDENT RATE

Note: EBITDA, AICP EBITDA and net leverage ratio are non-GAAP financial measures. Please see Appendix B for a reconciliation of each measure to the most directly comparable measures of financial performance calculated under GAAP.

Shareholder Engagement
Throughout the year, we meet with our shareholders to solicit their feedback on our performance, capital structure and pay plans as well as to share our perspective. The Company’s management maintains routine dialogue with its investors regarding operations, strategy, total leverage and financial results. Throughout 2023, management engaged with shareholders representing over 58% of our outstanding shares.

Say-On-Pay Vote
At our 2023 annual meeting, we obtained 90.75% approval by our shareholders casting votes on our Say-on-Pay proposal (excluding abstentions). Our Compensation Committee considered this high level of support in making its compensation-related decisions in 2023, and did not make any specific changes to our compensation program as a result of the final say-on-pay vote, but has made the below adjustments to the program commencing in 2024.

34

Executive Compensation
Changes to the Compensation Program for 2024
With the changes in the Company's primary strategic focus from debt reduction to growth, Compensation Committee has made some adjustments to both the Short Term and Long Term Incentive programs for NEOs for 2024:

•Historically, overachievement for AICP was achieved at 120% of budget. For 2024 and going forward, overachievement will be measured against the greater of (1) 120% of the current year's budgeted EBITDA or (2) the prior year's actual AICP EBITDA performance. Entry will continue to be calculated based on achieving 85% of budgeted EBITDA and target AICP remains unchanged on achieving 100% of budgeted EBITDA. With the change in focus, the over achievement targets were adjusted to encourage year-over-year growth.

•Long Term Incentive awards to NEOs will be changing in two ways. First, the distribution of time based and performance based awards will be changing using a phased in approach. For 2024, the distribution of performance based awards will increase from 50% to 60% and time based awards will reduce from 50% to 40%. For 2025, performance based awards will increase from 60% to 70% and time based awards will reduce from 40% to 30%. Additionally, the performance based awards will now be measured based on 30% relative TSR performance metric and 70% three-year growth in EBITDA, this being a change from 50% relative TSR and 50% Operating Cash Flow in 2023.

We believe these changes further align and directly link our executive compensation program with the Company’s performance and will be in the best interests of the Company’s shareholders.

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Executive Compensation
Executive Compensation Best Practices
The following table lists key policies and practices of our executive compensation program, which we believe align the interests of management with those of our shareholders and are best practices in compensation and governance.

What We Do	What We Don’t Do

Use an independent consultant to ensure overall executive compensation is market competitive
Provide a balanced executive pay mix including long-term incentives, 50% of which are generally performance-based for NEOs and provide at-risk compensation tied directly to financial and share price performance
Rigorous performance measures for executive compensation each year, whether absolute or relative, and set performance goals that we believe are reasonable in light of market conditions
Cap payouts under all performance incentives. Beginning in 2021, all future performance share awards are capped at 100% payout (Target), if Civeo's absolute TSR over the performance period is negative, irrespective of relative performance
Maintain a clawback policy that allows the Company to recoup incentive-based compensation in the case of a material financial restatement due to material non-compliance with applicable reporting requirements.
In addition to minimum NEO share ownership requirements, the share ownership policy requires NEOs to hold at least 50% of the net vested Civeo shares (after tax withholding) for 12 months after the date of vesting

Permit directors or officers to buy or sell puts, calls or options in respect of our securities, or pledge shares (including holding shares in a margin account)
Provide excise tax gross-ups in any executive or change of control agreement entered into following our spin-off from Oil States International in May 2014
Apply severance multipliers in excess of 3x
Utilize liberal share recycling in our long-term incentive plan
Reprice stock options or stock appreciation rights without shareholder approval
Provide single-trigger vesting of equity awards upon a change of control
Provide unreasonably long terms for options

We expect that over time, the governance landscape will continue to evolve and require both refinement of existing policies and adoption of new ones. Our Compensation Committee is committed to staying current with evolving governance standards and, where it feels that changes are warranted, to respond accordingly.
Design and Structure of Executive Compensation
Our Business and Our Compensation Philosophy
Civeo’s philosophy regarding its executive compensation programs for NEOs is to provide a comprehensive and competitive total compensation program with the following objectives:

To attract, motivate, reward and retain executives with the experience and talent to achieve our short-term goals and objectives and successfully execute our longer-term strategic plans	To reinforce the linkage between individual performance of executives and business results	To align the interests of executives with the long-term interests of our shareholders	To ensure compensation does not promote overly conservative actions nor excessive risk taking

Civeo’s total compensation program uses a combination of base salary, annual performance incentives and long-term equity-based incentives to achieve the four objectives described above. We target peer group median pay levels for all components of executive compensation; however, when warranted in the discretion of the Compensation Committee, awards above or below median levels of our peer group may be approved.

36

Executive Compensation
Peer Group and Benchmarking
The Compensation Committee engages Mercer as its independent compensation consultant, which uses a peer group of companies with similar customers and activity drivers to Civeo to benchmark executive compensation. The peer group includes companies in the oil and gas, mining and other natural resource industries. These peers typically will be exposed to the cyclical nature of the natural resources market that impacts Civeo’s business and financial results.

The primary review and selection criteria for the peer group includes the following: revenue size, market value, enterprise value, number of employees, business/operational characteristics and geographic footprint. The graphic below summarizes the 2023 peer group based on certain of these metrics as of December 31, 2023 (U.S. dollars in millions).

2023 Proxy Statement	37

Executive Compensation
COMPENSATION PEER GROUP
In late 2022, Mercer reviewed Civeo’s peer group of companies used for benchmarking purposes and to assess the ongoing competitiveness and suitability of Civeo’s compensation programs and practices. Following that review, Mercer recommended that the current peer group remain unchanged for 2023 with the exception of the removal of Exterran Corporation, as it was acquired by Enerflex Ltd. The Compensation Committee approved the recommendation and used the following peer group for compensation evaluation purposes for 2023.

2023/ 2024	Badger Infrastructure Solutions Ltd. Black Diamond Group Limited Dexterra Group Inc. Enerflex Ltd. Forum Energy Technologies, Inc. Matrix Service Company	McGrath RentCorp Newpark Resources, Inc. Nine Energy Service, Inc. North American Construction Group Ltd. Oil States International, Inc.	Precision Drilling Corporation Select Water Solutions, Inc. Target Hospitality Corp. TETRA Technologies, Inc. Total Energy Services Inc.

2024 Peer Group
In late 2023, Mercer reviewed Civeo’s peer group of companies used for benchmarking purposes and to assess the ongoing competitiveness and suitability of Civeo’s compensation programs and practices. Following that review, Mercer recommended that the current peer group remain unchanged for 2024, as the screening process did not identify any existing peers that should be removed or additions that should be considered. The Compensation Committee approved the recommendation to keep the current peer group to be used by the Compensation Committee for compensation evaluation purposes for 2024.

Compensation and Risk Management
Civeo’s compensation programs have been designed to (i) promote financial, operational and organizational growth, while giving due consideration to broader enterprise risk management issues and (ii) maintain a balance between short and long-term incentive compensation, company growth, shareholder returns and risk. The Compensation Committee, in its sole discretion, retains full authority to adjust any aspect of Civeo’s compensation programs.
Our Compensation Committee has reviewed our compensation policies and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The Compensation Committee performs this assessment annually.
Our compensation philosophy and culture support the use of base salary, certain performance-based compensation plans and benefit programs that are generally consistent in design and operation with those of our peer companies in the markets where we operate. These compensation policies and practices are centrally designed and administered by the Compensation Committee. The following specific factors, in particular, reduce the likelihood of excessive risk-taking:
•Our overall executive compensation levels are competitive with the market, based on information provided by Mercer and reviewed by the Compensation Committee;
•Our executive compensation mix is balanced among (i) fixed components including salary and benefits, (ii) capped annual incentives that reward our overall financial and operating performance and (iii) long-term incentives, at least 50% of which are generally performance-based for NEOs, to more closely align executive compensation with shareholder interests and to provide for a substantial portion of at-risk compensation in relation to share price performance;
•We implement what our Compensation Committee believes to be rigorous performance measures for executive compensation each year, whether absolute or relative, and set performance goals that we believe are reasonable in light of market conditions; and
•We have established maximum award levels as a cap on performance incentives. The Compensation Committee caps performance shares at 100% payout (Target), for this portion of the award, if Civeo’s TSR over the performance period is negative, irrespective of relative performance.
In summary, although a portion of the compensation provided to our NEOs is based on our overall performance or division performance, we believe our compensation programs do not encourage excessive or unnecessary risk-taking by our NEOs (or other employees) because these programs are designed to encourage employees to remain focused on both our short and long-term operational, financial and safety goals. In addition, we believe that our share ownership, hedging and clawback policies also mitigate risk.

38

Executive Compensation
Compensation Program Components
This section outlines each of the components of our compensation program for each of our NEOs for 2023. Overall compensation consists of base salary, annual performance incentive awards and long-term incentive awards.
Base Salary
Base salaries form the foundation of Civeo’s compensation program. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our success and provides an element of compensation that is fixed to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities. Base salaries for NEOs are reviewed annually by the Compensation Committee and, where deemed appropriate, adjusted to reflect competitive market conditions, as well as other internal factors, including performance, seniority, tenure, internal equity and changes to job scope and responsibility. In general, base salaries are targeted at median levels compared to comparable positions within our peer group of companies but vary from this reference point when and where deemed appropriate by the Compensation Committee.
Base salaries, as in effect on December 31, 2023, and target AICP levels for 2023, are set forth below for each named executive officer. Adjustments to NEO compensation are considered by the Compensation Committee in consultation with Mercer. The Compensation Committee considers market data, executive tenure in the role, performance and other internal equity factors when recommending changes to NEO compensation.

Name	Position	Base Salary (USD) (1)	Target AICP (% of base salary)
Bradley J. Dodson	President and Chief Executive Officer	$750,000	100%
Carolyn J. Stone	Former Senior Vice President, Chief Financial Officer and Treasurer	$425,000	70%
Peter L. McCann	Senior Vice President, Australia	$299,070	70%
Allan D. Schoening	Senior Vice President, Canada	$377,961	70%
(1) Mr. McCann is paid in Australian dollars and Mr. Schoening is paid in Canadian dollars. Their respective base salaries have been converted to U.S. dollars at an exchange rate of $0.6646 U.S. dollar per Australian dollar and $0.7411 U.S. dollar per Canadian dollar, respectively, which reflect the average exchange rates for each currency for 2023.
Annual Incentive Compensation Plan
The key objective of Civeo’s AICP is to reward the achievement of defined annual financial and safety objectives and to incentivize employee activities that will continually improve Civeo, both on a business unit and company-wide basis. Awards made under the AICP are designed to represent a material component of target total cash compensation for our NEOs.
Under the AICP, the Compensation Committee establishes an incentive target, expressed as a percent of base salary, for each executive officer based upon, among other factors including geographic market differences, the Compensation Committee’s review of publicly available competitive compensation data for each position, level of responsibility and ability to impact or influence business results. For 2023, achieving results which exceeded a minimum, or threshold, level of performance triggered an AICP payout. Performance results at or below threshold (i.e., typically achieving a percentage of 85% or less of the related AICP performance objective) results in no AICP award. A target award is earned when an executive achieves 100% of his or her safety and financial performance objectives. Overachievement is earned when performance results are above 100% of budgeted safety and financial performance, with the maximum being 120%. Where performance results fall between the threshold and target level, a pro rata percentage of the target amount is paid out. Where performance results fall between the target and maximum level, 100-200% of the target amount is paid out proportionately.

RELATIONSHIP BETWEEN BASE SALARY, THRESHOLD AICP, TARGET AICP AND MAXIMUM AICP AWARD

Named Executive Officer	Target AICP (% of base salary)	Threshold	Target	Maximum
Bradley J. Dodson	100%	No AICP award is achieved until threshold is exceeded	Earned when an executive achieves 100% of his or her safety and financial performance objectives	Earned when performance results are above 100% of safety and financial performance objectives, with the maximum being 120%, which would result in a payout capped at 200% of target
Carolyn J. Stone	70%
Peter L. McCann	70%
Allan D. Schoening	70%
The performance metrics for our AICP consist of financial metrics, typically budgeted EBITDA or Operating Cash Flow, as adjusted where deemed appropriate by the Compensation Committee, and safety performance.
The maximum AICP percentage permitted under the AICP is capped at two times the target level to mitigate the potential for excessive risk taking.

2023 Proxy Statement	39

Executive Compensation
At the beginning of each year, our Compensation Committee is responsible for reviewing and recommending for approval by our board of directors, quantifiable corporate performance objectives, including those specific to our Chief Executive Officer. At the end of each year, the Compensation Committee reviews Civeo’s performance results, as well as AICP awards to be paid to each NEO and, in aggregate, to other AICP participants. In its sole discretion, the Compensation Committee interprets all provisions of the AICP and has authority to make positive or negative adjustments in individual, business unit or Civeo’s consolidated results.
The following performance metrics formed the basis for AICP award determinations for our NEOs for 2023:

		Financial Performance		Safety Performance
Name	Position	Consolidated Adjusted EBITDA	Division AICP EBITDA
Bradley J. Dodson	President and Chief Executive Officer	80%	n/a	20%
Carolyn J. Stone	Former Senior Vice President, Chief Financial Officer and Treasurer	80%	n/a	20%
Peter L. McCann	Senior Vice President, Australia	40%	40%	20%
Allan D. Schoening	Senior Vice President, Canada	40%	40%	20%

For AICP purposes in 2023, performance metrics consisted of two financial metrics, budgeted Consolidated AICP EBITDA and budgeted Divisional AICP EBITDA (or, for certain executives, just one financial metric, budgeted Consolidated AICP EBITDA), and one metric based on safety performance as measured by TRIR. Consistent with industry and regulatory standards, the calculation of TRIR is based on the number of recordable safety incidents per 200,000 hours worked. The following threshold, target, and over-achievement performance goals were used for determining payouts for our NEOs under the 2023 AICP (dollars in millions):

	Threshold	Target	Over Achievement	Actual Achievement
Consolidated AICP EBITDA (in USD)	$79.7	$93.8	$112.6	$119.7
Division EBITDA Targets
Canada (in CAD)	$57.7	$67.9	$81.5	$95.3
Australia (in AUD)	$87.7	$103.1	$123.8	$111.2
Global TRIR Targets	0.89	0.70	0.40	0.45

For 2023, specific adjustments to EBITDA included impairment expenses, expenses related to unbudgeted variability in stock-based compensation expense, changes in foreign exchange rates, net gains associated with the sale of the McClelland Lake Lodge and mobile camp demobilization costs that were deferred into future years. The adjustments to EBITDA in 2023 were consistent with past practices.
The 2023 global safety TRIR target was set at a more challenging level by lowering the target to 0.70 as compared to the target set in 2022 of 0.72. The global safety target is a consolidation of the various region specific TRIR goals from Australia, Canada and the United States.
In 2023, the following performance results under the AICP were considered for award determination purposes:
•Consolidated AICP EBITDA of US $119.7 million (127.6% of budget);
•AICP EBITDA for our Canadian division of CAD $95.3 million (140.4% of budget);
•AICP EBITDA for our Australian division of AUD $111.2 million (107.9% of budget); and
•TRIR safety performance achievement of 183% payout for Consolidated; 188% payout for Canada and 177% payout for Australia.
Based on these results, the following AICP payouts were approved by the Compensation Committee. These payouts are stated in U.S. dollars. Mr. McCann’s bonus, which is paid out in Australian dollars, has been converted to U.S. dollars below at an exchange rate of $0.6646 U.S. dollar per Australian dollar, the average exchange rate for 2023. Mr. Schoening’s bonus, which is paid out in Canadian dollars, has been converted to U.S. dollars below at an exchange rate of $0.7411 U.S. dollar per Canadian dollar, the average exchange rate for 2023.

40

Executive Compensation

		Business Performance		Total AICP Payout
Name	Position	Financial	Safety	$	% of Target
Bradley J. Dodson	President and Chief Executive Officer	$1,200,000	$274,995	$1,474,995	197%
Carolyn J. Stone	Former Senior Vice President, Chief Financial Officer and Treasurer	$476,000	$109,081	$585,081	197%
Peter L. McCann	Senior Vice President, Australia	$283,893	$74,167	$358,060	171%
Allan D. Schoening	Senior Vice President, Canada	$423,316	$99,479	$522,795	198%
Long-Term Incentive Plan
Civeo’s LTIP, established under the EPP, is designed to provide an additional incentive to executives to grow shareholder value through ownership of Civeo common shares or incentive awards directly linked to Civeo’s share price and to support our efforts to attract and retain highly qualified executives to grow and develop Civeo in our highly competitive and cyclical industry. The EPP provides for the grant of any combination of restricted share awards, restricted share units, performance awards, dividend equivalents, phantom share awards, deferred share awards, share payments or options. Broadly speaking, we award three types of long-term incentives to balance liquidity and dilution considerations and to ensure we deliver tax effective incentives to plan participants. These awards may be cash or share settled, depending on their type. For 2023, all NEOs received equity awards made up of 50% time-based phantom share units and 50% cliff-vested performance share awards. All long-term incentive awards made to employees are generally subject to a three-year vesting period, with time-based awards vesting in equal installments on each of the first three anniversaries of the date of grant and performance-based awards vesting on the third anniversary of the date of grant, subject to achievement of the applicable performance goals. All awards are subject to the approval of our Compensation Committee.
In determining the value of award levels, the ratio of long-term incentives as a percentage of base salary is considered relative to a range of factors including market competitiveness, internal equity and individual performance. Generally, long-term incentive award values increase with position responsibility and are intended to comprise a larger component of an executive’s total direct compensation as his or her responsibility increases.
For 2023, Civeo granted a combination of phantom share units and performance-based share awards as long-term incentive awards to its NEOs and other key employees. The value of awards made to individuals in this group took into consideration the following factors:
•Corporate, business unit and individual performance;
•Competitive market practice;
•Executive retention;
•Impact of awards and quantum of awards on dilution and liquidity; and
•Tax considerations in the U.S., Canada and Australia.
LTIP awards approved by the Compensation Committee were made at levels consistent with past practices.

Name	Position	Phantom Share Units	Performance Share Awards at Target	Stock Price at Date of Grant ($)	Valuation(1)
Bradley J. Dodson	President and Chief Executive Officer	40,459	40,459	$31.05	$2,811,698
Carolyn J. Stone	Former Senior Vice President, Chief Financial Officer and Treasurer	11,634	11,635	$31.05	$808,543
Peter L. McCann	Senior Vice President, Australia	6,298	6,299	$31.05	$437,718
Allan D. Schoening	Senior Vice President, Canada	9,166	9,167	$31.05	$637,030
(1)This column shows the full grant date fair value of the phantom share units and performance share awards as computed under FASB ASC Topic 718—Stock Compensation and granted to the NEOs during 2023. Generally, the grant date fair value is the amount that Civeo would expense in its financial statements over the vesting schedule of the awards. For purposes of the phantom share units, the value in this column is based upon the closing share price on the date of grant. See Note 19 to Civeo’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional detail regarding assumptions underlying the value of these awards.

2023 Proxy Statement	41

Executive Compensation
Performance Share Award Programs
Historically, our Performance Share Award Program has been comprised of the following key elements listed below.

Performance metrics	Performance period	Participants
–Relative TSR (compared against our defined peer group) –Cumulative free cash flow (2021 grant) or cumulative operating cash flow (2022 and 2023 grants), in each case relative to a preset target	Three years	All named executive officers and other senior management

Vesting	Award amount	Payout
Cliff vesting	Comprises 50% of a named executive officer’s LTIP, as determined by the Compensation Committee	Settled in either cash or shares, or a combination of both, at the discretion of the Compensation Committee

Calculation of our relative TSR is conducted by a third party designated by the Compensation Committee following completion of the three-year performance period and includes all dividends paid over the performance period.
Payouts under the performance shares are capped at 100% payout (Target) for the relative TSR component, if Civeo’s absolute TSR over the performance period is negative, irrespective of relative performance. Starting in 2021, the Compensation Committee added a performance metric, cumulative free cash flow relative to a preset target, to the performance share awards, due in part to the feedback from our 2020 shareholder engagement efforts as well as the Company’s current focus on generating cash flow and reducing leverage. The performance metrics for the 2021 grant were weighted 30% to cumulative free cash flow and 70% to relative TSR. For 2022 and 2023, the Compensation Committee changed this additional financial performance metric to cumulative operating cash flow relative to a preset target. The performance metrics for the 2022 and 2023 grants were weighted 50% to cumulative operating cash flow and 50% to relative TSR.
Performance share awards can be earned in amounts between 0% and 200% of the participant’s target performance share award, with the payout percentage to be determined based on Civeo’s performance with respect to the applicable performance metrics.

PERFORMANCE SHARE AWARD TIMELINE

	FY21	FY22	FY23	FY24	FY25

FY21 PSA	Year 1	Year 2	Year 3

Year 3
FY22 PSA		Year 1	Year 2	Year 3
Year 3

FY23 PSA			Year 1	Year 2	Year 3

All performance share awards have been approved by the Compensation Committee and the board of directors. Due to the Company's share price and the Compensation Committee's desire to limit shareholder dilution, no performance share awards were granted in 2020; cliff-vesting cash awards were granted to executives. These cash awards vested and were paid in 2023. For those performance share awards that were granted in 2021, the performance period is January 1, 2021 to December 31, 2023. For those performance share awards that were granted in 2022, the performance period is January 1, 2022 to December 31, 2024. For those performance share awards that were granted in 2023, the performance period is January 1, 2023 to December 31, 2025.
All long-term incentive awards under the EPP are expensed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718—Stock Compensation”). Except in special circumstances, long-term incentive awards are made to participants in these plans annually.

42

Executive Compensation
Chief Executive Officer Compensation for 2023
During its evaluation of Mr. Dodson’s compensation, the Compensation Committee reviewed (i) performance against the 2023 business plan, (ii) TSR performance against a group of peer companies, (iii) pay levels and compensation trends at peer group companies and (iv) progress against the Company’s strategic plan.
The following graphic provides information about equity and non-equity awards granted to Mr. Dodson in 2023. LTIP Awarded reflects the value of phantom share units and performance shares as approved by the Compensation Committee.

Other Compensation
Benefit Plans
Civeo’s employee benefit plans are designed from a market competitive perspective with the objective of attracting and retaining talented employees. The Compensation Committee conducts periodic reviews of Civeo’s employee benefit plans to ensure the plans meet these objectives and where, in the Compensation Committee’s sole discretion, the Compensation Committee believes changes to these plans are warranted, the Compensation Committee will authorize such changes.
Civeo’s health and welfare benefits are provided to all North American employees, including U.S. and Canada-based executives. These benefits include comprehensive coverage for medical, prescription drug, vision and dental expenses, as well as life insurance, long-term disability, accidental death and dismemberment, business travel, employee assistance and flexible spending accounts. Contributions for these benefits, except the flexible spending account program, are based on a cost-sharing model between the employee and Civeo and are the same for employees and executives. In Australia, health benefits are provided through the government funded program.
Retirement Plans
Civeo offers a defined contribution 401(k) retirement plan to all of its U.S. employees, including its U.S.-based executives. Those participating in the plan can make contributions from their base salaries and cash incentive eligible compensation up to annual limits defined by the IRS. Civeo makes matching contributions under this plan on the first 6% of the participant’s eligible compensation, providing a 100% match on the employee’s contribution up to 4% of his or her eligible compensation and a 50% match on the employee’s contribution up to an additional 2% of the employee’s eligible compensation. A similar defined contribution plan, which uses the same contribution formula, is in place in Canada and is structured pursuant to regulations established by the Canadian Revenue Agency. In Australia, employees and executives must contribute 10.5% of base salary (and may make additional contributions up to an annual capped limit established by the Australia Taxation Office) to a superannuation fund administered by the Government.
Other Perquisites and Personal Benefits
In general, Civeo does not offer any executive perquisites or other personal benefits with an aggregate annual value over $10,000. Some executives are provided paid club memberships, which are used for business purposes.

2023 Proxy Statement	43

Executive Compensation
Procedures for Determining Compensation
Executive Compensation Decision-Making and Approval Process
All executive compensation decisions for NEOs are made on behalf of Civeo solely by the Compensation Committee. Where appropriate, the Compensation Committee engages Mercer to research and make recommendations on issues considered important to executive compensation, as well as to provide the Compensation Committee with insights on evolving compensation trends in relevant industry sectors.
Role of Executive Officers
The Compensation Committee consults our Chief Executive Officer in its determination of compensation matters related to the Company's designated Section 16 officers. The Chief Executive Officer makes recommendations to the Compensation Committee on matters such as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards for all other executives officers. In making his recommendations, the Chief Executive Officer considers such factors as experience level, individual performance, overall contribution to company performance and market data for similar positions. The Compensation Committee takes the Chief Executive Officer’s recommendations under advisement; however, the Compensation Committee makes all final decisions regarding such compensation matters. Our Chief Executive Officer’s compensation is reviewed annually and determined solely by the Compensation Committee, giving due consideration to performance against goals and objectives and other factors the Compensation Committee deems appropriate.
Role of Compensation Consultant
The Compensation Committee engages Mercer as its independent compensation consultant. Subsequent to its initial engagement of Mercer, the Compensation Committee has reviewed and confirmed its selection of Mercer on an annual basis.
Mercer’s role is to advise the Compensation Committee on matters relating to executive compensation and to help guide, develop and implement our executive compensation programs. Mercer reports directly to the Compensation Committee, and any requests management may have of Mercer throughout the course of its engagement must be approved by the Compensation Committee before any work is undertaken. Mercer has performed work for Civeo outside of the scope of its engagement by the Compensation Committee, but the Compensation Committee reviews and approves all such assignments to ensure that the independence of its compensation consultant is not compromised. The Compensation Committee conducted a review of its relationship with Mercer in 2023 and determined that Mercer’s work for the Compensation Committee did not raise any conflicts of interest or independence concerns, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and NYSE. In making this determination, the Compensation Committee noted that during 2023:
•Mercer did not provide any services to Civeo or management other than services requested by or with the approval of the Compensation Committee;
•Mercer maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;
•Fees paid to Mercer by Civeo during 2023 were less than 1% of Mercer’s total revenue;
•None of the Mercer consultants working on matters with us had any business or personal relationship with Compensation Committee members (other than in connection with working on matters with us);
•None of the Mercer consultants working on matters with us (or any consultants at Mercer) had any business or personal relationship with any of our executive officers; and
•None of the Mercer consultants working on matters with us own our common shares.
Since 2015, the Compensation Committee also annually approved the engagement of Mercer to provide benefits consulting services to Civeo. The decision to engage the consultant for these additional services was recommended by management, but approved by the Compensation Committee. During 2023, fees paid to Mercer in the form of commissions by our Canadian insurer and retirement plan fund manager totaled $47,718 and $15,777, respectively, for benefits consulting services provided to our Canadian operations. During 2023, fees paid to Mercer in the form of commissions by our U.S. insurers and retirement plan administrator totaled $115,683 and $30,651, respectively, for benefits consulting services provided to our U.S. operations. In the opinion of the Compensation Committee, the scale of these fees ($209,829 in the aggregate) does not compromise Mercer’s independence with regards to executive and director compensation advisory services it provides directly to the Compensation Committee. This independence is and will continue to be monitored on an ongoing basis. Fees paid to Mercer for compensation consulting services to the Compensation Committee totaled $164,948 in 2023.

44

Executive Compensation
Other Items
Executive and Change of Control Agreements
Civeo maintains Executive Agreements with Messrs. Dodson and McCann and a Change of Control Agreement with Mr. Schoening. Ms. Stone was also party to a Change of Control Agreement prior to her termination of employment in March 2024. These agreements are not considered long-term employment agreements. Our U.S. executives are employed “at will” by Civeo. The agreements provide protection in the event of a qualified termination, which is defined as an (i) involuntary termination of the executive officer by Civeo other than for Cause (as defined in each agreement) or (ii) a voluntary termination by the executive for Good Reason during a specified period of time after a corporate “Change of Control” (as defined in each agreement) of Civeo. The triggering events were selected due to the executive not having complete control in either of these circumstances. Executives exercise control over their circumstances when they resign voluntarily without Good Reason or are terminated for Cause. As a result, these events do not trigger any payments.
The Change of Control provisions under both types of agreements are intended to encourage continued employment by Civeo of its executive officers and minimize distractions around related uncertainties and risks created by a proposed Change of Control. Unlike “single-trigger” arrangements that pay out immediately upon a change of control, Civeo’s agreements require a “double-trigger” (i.e., a change of control along with a qualifying loss of employment). Where a qualified termination occurs during the protection period following a Change of Control, the agreements provide for a lump-sum payment to the executive based on the executive officer's base salary and target annual incentive amount in place on the date of termination. Under the terms of their Executive Agreements, Messrs. Dodson and McCann are each entitled to receive a lump-sum payment equal to two times their base salary and target annual incentive amount if a qualified termination occurs during the 18-month (or 24-month for Mr. Dodson) protection period following a Change of Control. Where a qualified termination occurs outside the protection period following a Change of Control, Messrs. Dodson and McCann will be entitled to receive a lump-sum payment equal to one year’s base salary and target annual bonus amount as well as other benefits described below. Under the terms of Mr. Schoening’s Change of Control Agreement (and Ms. Stone's agreement prior to her termination), each officer is entitled to receive a lump-sum payment equal to 2 times his or her base salary and annual incentive amount if a qualified termination occurs during the 18-month period following a Change of Control.
In addition, the agreements provide that all restricted stock awards, restricted share units, performance shares, deferred shares, phantom units, options and other equity-based awards will vest immediately, that all restrictions on such awards will lapse upon a qualifying termination during the protection period following a Change of Control and that outstanding options will remain exercisable for a period of 90 days. The executive officer will also be entitled to (A) in the case of Messrs. Dodson and Schoening (and, prior to her termination Ms. Stone), health benefits until the earlier of (i) 36 months (in the case of Mr. Dodson) or 12 months (in the case of Mr. Schoening and Ms. Stone) and (ii) the date the executive began receiving comparable benefits from a subsequent employer, (B) in the case of Messrs. Dodson, and Schoening (and, prior to her termination Ms. Stone), vesting of all employer contributions to our 401(k) plan to the extent not already vested and (C) for each of Messrs. Dodson, McCann and Schoening (and, prior to her termination Ms. Stone), outplacement services equal to a maximum of 15% of the executive’s salary at the time of termination until the earliest to occur of (i) December 31 of the second calendar year following the year of termination and (ii) the date the executive accepts subsequent employment. Where a qualified termination occurs outside of the protection period following a Change of Control, (1) Mr. Dodson’s Executive Agreement provides that all restricted stock awards, restricted share units, performance shares, deferred shares, phantom units, options and other equity-based awards will vest immediately, that all restrictions on such awards will lapse and that he will be entitled to health benefits until the earlier of (x) 24 months and (y) the date the Mr. Dodson began receiving comparable benefits from a subsequent employer and (2) Mr. McCann’s Executive Agreement provides for the full vesting of all restricted stock awards, restricted share units, performance shares, deferred shares, phantom units, options and other equity-based awards to the extent that such equity-based award would have vested over the year following his termination in accordance with their terms. The executive agreement entered into with Mr. Dodson in 2006 while employed by Oil States International Inc. entitled Mr. Dodson to be made whole for any excise taxes incurred with respect to severance payments that were in excess of the limits set forth under the Internal Revenue Code. No excise tax gross-up protection is available to any other named executive officer. See “Potential Payments Under Termination or Change of Control” in this proxy statement for additional disclosures of severance and Change of Control payments for NEOs.
Civeo’s Executive Agreements have a term of three years, Mr. Schoening's Change of Control Agreement has a term of two years and each of the agreements are extended automatically for one additional day on a daily basis, unless notice of non-extension is served by the board of directors. Where notice is served, the agreement will terminate on the third anniversary, or the second anniversary in the case of Mr. Schoening of the date notice was given. To receive benefits under the Executive Agreement or Change of Control Agreement, the executive officer is required to execute a release of all claims against Civeo.
With respect to outstanding performance share awards, in the event a Change of Control of Civeo occurs prior to the end of a performance period, the payout percentage will be determined by the Compensation Committee as if the date of the change of control were the last day of the performance period. In determining the payout percentage, the performance multiplier to be applied will be the percentile performance which is attained through the date of Change of Control. Payout of performance share awards will be made following the completion of the performance period subject to the participant’s continued employment through the end of the performance period. Should, however, the participant’s employment be terminated (1) by Civeo without Cause or by the participant for Good Reason (as defined in the Performance Share Award Program) or (2) as a result of the participant’s death or disability, in either case following a Change of Control and prior to the payout of performance share

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awards, then the participant is entitled to payout of the performance share award under terms provided within the Performance Share Award Program.
In addition, on July 26, 2022, Civeo entered into a retention commitment agreement with Mr. Schoening, which was amended in October 2023 (as amended “Retention Agreement”). The Retention Agreement provides that in the event that Mr. Schoening’s employment with the Company is terminated without Cause (as defined in his Change of Control Agreement) at any time prior to December 31, 2024 (the “Retention Date”), then, subject to his execution and non-revocation of a release of claims in favor of the Company, Mr. Schoening will receive: (1) a cash lump sum equal to the amount of Mr. Schoening’s base salary that he would have received over the period commencing on his termination date and ending on the Retention Date, (2) a cash lump sum equal to Mr. Schoening’s target bonus for each annual bonus period ending prior to the Retention Date (3) accelerated vesting of all outstanding equity awards (except that any performance-based equity awards will continue to vest based on actual performance and remain outstanding for the applicable performance period), and (4) continued medical and dental benefits at coverage levels that are at least equal to those provided to Mr. Schoening and his dependents immediately prior to Mr. Schoening’s termination of employment until the Retention Date. The Agreement also provides that if Mr. Schoening’s employment with the Company terminates following the Retention Date, he may elect to enter into a consulting relationship with the Company to provide part-time advisory and support services. During any such consulting period Mr. Schoening’s then outstanding equity awards will continue to vest in accordance with their terms. If Mr. Schoening’s consulting relationship is terminated without Cause, all of Mr. Schoening’s then unvested equity awards will immediately accelerate in full. In the event that Mr. Schoening’s employment is terminated in connection with a Change in Control of the Company at any time prior to the Retention Date, the Change of Control Agreement will supersede the Agreement and Mr. Schoening will only be entitled to any payments and benefits due to him under the Change of Control Agreement. Mr. Schoening announced his intention to retire from the Company effective December 31, 2024.
For additional information on non-change of control severance payments available under the Executive Agreements as well as additional information on these benefits, see the section entitled “Potential Payments Upon Termination or Change of Control” below.
Carolyn Stone Separation
As previously announced, the Company terminated Ms. Stone’s employment without cause effective March 4, 2024. In connection with her termination of employment, Ms. Stone and the Company entered into a Separation, Waiver and Release Agreement (the “Stone Separation Agreement”) pursuant to which she will receive: (i) a lump sum cash severance payment of $690,467.32; (ii) reimbursement of the difference between (a) the amount paid by Ms. Stone for continued medical and dental coverage for herself and her dependents under COBRA, for up to 12 months following the Separation Date; and (b) the contribution amounts paid by active employees for such medical and dental coverage, with such reimbursements to be provided to Ms. Stone by the Company in two lump sum payments within 30 days following September 4, 2024 and March 4, 2025; (iii) outplacement services at an aggregate cost not to exceed $20,000; and (iv) a supplemental lump sum cash payment of $423,650, in recognition of the value of certain outstanding phantom share units and performance share awards that were forfeited upon her termination. The Separation Agreement also includes a general release of claims in favor of the Company and confidentiality, non-solicitation and non-disparagement covenants. Ms. Stone forfeited all outstanding, unvested equity awards upon her termination.
Accounting Considerations
All equity awards to our employees, including executive officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB ASC Topic 718—Stock Compensation.
Policies and Practices
The following are key policies and practices of our executive compensation program, which we believe align the interests of management with those of our shareholders and are best practices in compensation and governance.
Equity Awards Pricing
Civeo’s practice is to price awards at not less than the closing price on the date of grant.
Insider Trading and Hedging Policy
Civeo prohibits directors, officers and other employees from trading Civeo’s securities on the basis of or in the possession of material, non-public information or “tipping” others who may so trade on such information. In addition, the policy prohibits directors, officers and designated managers from trading in Civeo’s securities without obtaining prior approval from Civeo’s Senior Vice President, Chief Financial Officer and Treasurer. Furthermore, Civeo’s hedging policy notes that hedging transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Directors, officers and employees are prohibited from entering into any hedging transactions involving Civeo securities. Directors, officers, and employees are also prohibited from engaging in short sales or trading in options or other derivative securities related to and pledging or margining Civeo securities.

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Clawback Policy
Under Civeo’s clawback policy, in the event that Civeo is required to prepare an accounting restatement due to Civeo’s material non-compliance with any financial reporting requirement under the federal securities laws, Civeo will, subject to limited exceptions, recover the amount of any applicable incentive-based compensation received by an executive covered by the policy during the applicable recovery period (generally the prior three completed fiscal years) that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. The clawback policy is intended to comply with, and will be administered and interpreted consistent with the requirements of Exchange Act Rule 10D-1 and applicable NYSE listing standards.
Executive Share Ownership Requirements
Civeo has established executive share ownership requirements to further align the interests of key executives with those of its shareholders. Our Executive Share Ownership Guidelines require our executives to attain ownership of shares equal in value to an amount calculated based on a multiple of the executive’s base salary, as set forth below:

Chief Executive Officer
Other Named Executive Officers
Other Section 16 Officers
Executives who are covered by these guidelines have five years to reach their respective share ownership levels. On an annual basis, the Compensation Committee monitors compliance with these guidelines. As of March 18, 2024, all current executive officers were in compliance with the guidelines as demonstrated in the chart below.

	Ownership in Shares		Compliance Y/N
Executives	Target Ownership	Current Holdings
Bradley J. Dodson	195,618	389,284	Yes
Peter L. McCann	31,202	79,544	Yes
Allan D. Schoening	39,433	44,113	Yes
Barclay H. Brewer	11,655	14,946	Yes

Executive Retention and Succession Planning
The Compensation Committee is sensitive to the critical importance of key employee and executive retention, recognizing the costs, potential impacts and replacement challenges that accompany the loss of talented leadership particularly in a difficult market environment. Each year executive retention is carefully considered by the Compensation Committee in arriving at its long-term incentive award determinations for our NEOs, all of which remained consistent with our past practices.
The board of directors and Compensation Committee regularly discuss, prepare and advance the Company’s succession plan. The board of directors regularly interacts with the Company’s senior management team, including senior team members below the named executive officer level, to enhance its view of the Company’s talent pool and the necessary development needs of each high potential employee within the framework of achieving the Company’s strategic goals. In addition, in the past, the board of directors has used outside consultants to assess, benchmark and propose development plans for the Company’s high potential employees. The Company has a plan in place to address interim successor, long-term successor and development and support plans for each. This succession plan is reviewed regularly by both the board of directors and the Compensation Committee for necessary changes and the development progress of potential successors.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with Civeo’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
Martin A. Lambert, Chair
Constance B. Moore
Michael Montelongo

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth certain information regarding the compensation of our NEOs for the fiscal years shown below.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Bradley J. Dodson President and Chief Executive Officer	2023	$750,000	$1,256,251	$2,811,698	$1,474,995	$18,918	$6,311,862
	2022	750,000	—	2,839,301	1,110,600	17,884	4,717,785
	2021	744,808	—	2,960,437	1,336,323	17,123	5,058,691

Peter L. McCann (1) Senior Vice President, Australia	2023	$299,070	$178,133	$437,718	$358,060	$18,210	$1,291,191
	2022	312,615	—	501,764	294,601	16,972	1,125,952
	2021	336,097	—	523,179	239,920	17,053	1,116,249

Allan D. Schoening (2) Senior Vice President, Canada	2023	$377,961	$268,079	$637,030	$522,795	$42,054	$1,847,920
	2022	392,139	—	685,239	480,480	43,508	1,601,366
	2021	402,275	—	714,485	496,049	36,500	1,649,309

Carolyn J. Stone (3) Former Senior Vice President, Chief Financial Officer and Treasurer	2023	$425,000	$255,000	$808,543	$585,081	$18,902	$2,092,526
	2022	416,173	—	816,477	461,388	17,521	1,711,559
	2021	372,308	—	671,624	434,193	15,872	1,493,997

(1)Compensation reported for Mr. McCann, other than share awards, was made in Australian dollars and is reflected in this table in U.S. dollars using the average exchange rate for each year. The U.S. dollar to Australian dollar average exchange rate for 2023, 2022, and 2021 was $0.6646, $0.6947, and $0.7517 respectively.
(2)Compensation reported for Mr. Schoening, other than share awards, was made in Canadian dollars and is reflected in this table in U.S. dollars using the average exchange rate for each year. The U.S. dollar to Canadian dollar average exchange rate for 2023, 2022 and 2021 was $0.7411, $0.7689 and $0.7979 respectively.
(3)As previously announced, Ms. Stone’s employment was terminated without cause on March 4, 2024, and she was succeeded by Barclay Brewer, the Company’s Vice President and Controller, who was appointed as Interim Chief Financial Officer.
(4)The amounts shown in this column reflect a one-time cash payment made to each of the NEOs in 2023 in settlement of time-vested cash bonus awards granted in 2020 in lieu of performance shares. Performance shares were not granted in 2020 given the number of shares then available under the EPP, the Company's stock price at the time and feedback from the Company’s largest investors regarding potential dilution. Pursuant to SEC rules, these 2020 awards are required to be shown as compensation for the year earned and paid, whereas the full grant date fair value of performance shares is typically reported as compensation in the year of grant.
(5)This column represents the dollar amounts, for the years shown, of the aggregate grant date fair value of performance shares and phantom share units, as applicable, granted in those years computed in accordance with FASB ASC Topic 718—Stock Compensation. Generally, the aggregate grant date fair value is the aggregate amount that Civeo expects to expense in its financial statements over the award’s vesting schedule and, for performance share awards, is based on the probable outcome of the applicable performance conditions, and does not necessarily correspond to the actual value that will be recognized by the NEOs. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect Civeo’s future accounting expense for these awards and options, and do not necessarily correspond to the actual value that will be recognized by the NEOs. See Note 19 to Civeo’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional detail regarding assumptions underlying the value of these awards. If the maximum performance level were achieved for the performance shares included in this column, the following amounts, including phantom share units, would have been included for Messrs. Dodson, McCann, Schoening and Ms. Stone, respectively in 2023, $3,768,756, $586,721, $853,875 and $1,083,769.
(6)Amounts for “Non-Equity Incentive Plan Compensation” were earned for the applicable fiscal year pursuant to Civeo’s AICP and were paid to each of the NEOs in 2024, 2023 and 2022, respectively. For a description of Civeo’s AICP, see “Compensation Discussion and Analysis—Compensation Program Components—Annual Incentive Compensation Plan.” Ms. Stone's amount for 2022 also includes a project bonus of $30,000.
(7) The amounts shown in the “All Other Compensation” column reflect the following for each NEO for 2023:

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Name	Year	Retirement Plan Match ($)(a)	Non-Registered Savings Plan Match ($)(a)	Life Insurance Benefits ($)(b)	Total ($)
Bradley J. Dodson	2023	$16,500	$—	$2,418	$18,918
Peter L. McCann	2023	$18,210	$—	$—	$18,210
Allan D. Schoening	2023	$11,695	$30,359	$—	$42,054
Carolyn J. Stone	2023	$16,500	$—	$2,402	$18,902
(a)Represents the matching contributions allocated by Civeo, as applicable, to Messrs. Dodson, Schoening and Ms. Stone pursuant to the 401(k) Retirement Plan and Canadian Retirement Plan, as more fully described in “Compensation Discussion and Analysis Compensation Program Components—Retirement Plans” and “—Deferred Compensation Plan,” included herein. For Mr. McCann, represents a contribution to his Australian Superannuation fund as required by Australian law. For Mr. Schoening, such amount also reflects additional contributions made to our Canadian Non-Registered Savings Plan in excess of contribution limits applicable to the Canadian Retirement Plan under the Canadian Tax Act.
(b)The amounts shown in the “Other” column for Mr. Dodson include $2,418 in imputed income attributable to life insurance benefits. The amounts shown in the “Other" column for Ms. Stone include $2,402 in imputed income attributable to life insurance benefits.
Grants of Plan Based Awards for 2023
The following table provides information about equity and non-equity awards granted to our NEOs in 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bradley J.	AICP		$—	$750,000	$1,500,000
Dodson	Performance Shares	2/23/2023				10,115	40,459	80,918		$1,555,446
	Phantom Units	2/23/2023							40,459	$1,256,252
Peter L.	AICP		$—	$209,349	$418,698
McCann(5)	Performance Shares	2/23/2023				1,575	6,299	12,598		$242,165
	Phantom Units	2/23/2023							6,298	$195,553
Allan D.	AICP		$—	$264,573	$529,145
Schoening(6)	Performance Shares	2/23/2023				2,292	9,167	18,334		$352,425
	Phantom Units	2/23/2023							9,166	$284,604
Carolyn J.	AICP		$—	$297,500	$595,000
Stone	Performance Shares	2/23/2023				2,909	11,635	23,270		$447,308
	Phantom Units	2/23/2023							11,634	$361,236
(1)The amounts shown in the columns “Threshold”, “Target” and “Maximum” reflect the threshold, target and maximum levels of bonus payable under the AICP (see discussion in “Compensation Discussion and Analysis—Compensation Program Components—Annual Incentive Compensation Plan”), which is based on an executive’s base salary paid during the year multiplied by the executive’s applicable bonus percentage for that level. The base salary used in this table is the base salary in effect as of December 31, 2023; however, actual awards are calculated based on a participant’s eligible AICP earnings paid in the year. Performance results at or below the threshold level percentage of performance targets established under the AICP will result in no payments being made under the AICP.
(2)The amounts shown in the “Threshold”, “Target” and “Maximum” columns reflect the potential number of shares that may be earned under 2023 grants under our Performance Share Award Program based on our relative TSR and cumulative operating cash flow over the applicable three-year performance period (see discussion in “Compensation Discussion and Analysis - Compensation Program Components-Performance Share Award Programs”). Earned shares will vest in full on the third anniversary of the grant date.
(3)Amounts included in the “All Other Stock Awards” column reflect phantom unit awards that vest annually at a rate of one-third per year on each of the first three anniversaries of the grant date.
(4)This column shows the full grant date fair value of performance share awards (at target performance, which was the probable outcome of the performance conditions as of the grant date) and phantom unit awards computed under FASB ASC Topic 718—Stock Compensation and granted to the NEOs during 2023. Generally, the full grant date fair value is the amount that Civeo would expense in its financial statements over the vesting schedule of the awards. See Note 19 to Civeo’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023 for additional detail regarding assumptions underlying the value of these awards.
(5)Mr. McCann’s AICP award amounts were paid in Australian dollars and are reflected in this table in U.S. dollars using an average exchange rate for 2023 of $0.6646 U.S. dollar per Australian dollar.

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(6)Mr. Schoening’s AICP award amounts were paid in Canadian dollars and are reflected in this table in U.S. dollars using an average exchange rate for 2023 of $0.7411 U.S. dollar per Canadian dollar.

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Executive Compensation
Outstanding Equity Awards at 2023 Fiscal Year End
The following table provides information on the holdings of share awards by our NEOs as of December 31, 2023. The NEOs do not have any outstanding options, and Civeo has not issued any options since we spun off from Oil States International in 2014 and became a publicly traded company. The market value of the share awards is based on the closing market price of Civeo’s common shares as of December 29, 2023, the last trading day of 2023, which was $22.85.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that Have Not Vested ($)
Bradley J. Dodson	21,149	(1)	$483,255
	38,120	(3)	$871,042
	40,459	(5)	$924,488
				63,447	(2)	$1,449,764
				57,181	(4)	$1,306,586
				40,459	(6)	$924,488

Peter L. McCann	3,738	(1)	$85,413
	6,737	(3)	$153,940
	6,298	(5)	$143,909
				11,213	(2)	$256,217
				10,105	(4)	$230,899
				6,299	(6)	$143,932

Allan D. Schoening	5,104	(1)	$116,626
	9,200	(3)	$210,220
	9,166	(5)	$209,443
				15,313	(2)	$349,902
				13,800	(4)	$315,330
				9,167	(6)	$209,466

Carolyn J. Stone	4,798	(1)	$109,634
	10,962	(3)	$250,482
	11,634	(5)	$265,837
				14,394	(2)	$328,903
				16,443	(4)	$375,723
				11,635	(6)	$265,860
(1)Phantom share units award of February 22, 2021 that vests at the rate of 33.33% per year, with vesting dates of February 22, 2022, February 22, 2023 and February 22, 2024.
(2)Performance share award of February 22, 2021 that vests on February 22, 2024, which is reported assuming target level achievement of the relative TSR performance metric and the cumulative free cash flow performance hurdle.
(3)Phantom share units award of February 25, 2022 that vests at the rate of 33.33% per year, with vesting dates of February 25, 2023, February 25, 2024 and February 25, 2025.
(4)Performance share award of February 25, 2022 that vests on February 25, 2025, which is reported assuming target level achievement of the relative TSR performance metric and the cumulative operating cash flow performance hurdle.
(5)Phantom share units award of February 23, 2023 that vests at the rate of 33.33% per year, with vesting dates of February 23, 2024, February 23, 2025 and February 23, 2026.
(6)Performance share award of February 23, 2023 that vests on February 23, 2026, which is reported assuming target level achievement of the relative TSR performance metric and the cumulative operating cash flow performance hurdle.

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Stock Vested
The following table provides information for our NEOs for the period from January 1, 2023 to December 31, 2023 regarding the number of our common shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax. No NEOs have any options outstanding or have exercised any options in the fiscal year. Reported values for the stock awards were calculated based on the number of stock awards vesting multiplied by the closing share price on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bradley J. Dodson	66,646	$2,084,413
Peter L. McCann	10,854	$339,788
Allan D. Schoening	15,346	$480,215
Carolyn J. Stone	15,646	$489,161
Non-Qualified Deferred Compensation
Civeo maintains a non-qualified defined contribution style of plan in Canada in which Mr. Schoening is a participant. The investment alternatives available under such Canadian non-qualified deferred compensation plan during 2023 were the same mutual funds available to all employees under the Canadian non-qualified deferred compensation plan. Selection of these funds are at the discretion of the executive. Payout terms, withdrawals and other distributions are made at the discretion of the executive subject to corresponding plan terms and conditions.
Detailed below is 2023 activity in the Canadian non-qualified Deferred Compensation Plan for Mr. Schoening. All amounts listed below for Mr. Schoening have been converted to U.S. dollars using an exchange rate of $0.7411. Messrs. Dodson and McCann and Ms. Stone did not participate in this plan or any other non-qualified deferred compensation plan during 2023.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)(2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)(4)
Allan D. Schoening	$39,245	$30,359	$58,270	—	$474,623
(1)All contribution amounts for the last fiscal year reported in this table are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for 2023.
(2)The $30,359 reported for Mr. Schoening in this column is also included in the “All Other Compensation” column of the Summary Compensation Table for 2023.
(3)This column represents net unrealized appreciation, loss, dividends and distributions for Mr. Schoening for mutual fund investments for 2023 associated with investments held in the Canadian non-qualified deferred compensation plan and is not reported in the Summary Compensation Table as such amount is not above-market.
(4)$270,901 of the aggregate balance was reported for Mr. Schoening previously as compensation in our “Summary Compensation Table” in prior years’ proxy statements.

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Potential Payments upon Termination or Change of Control
The table below reflects the amount of compensation that would have been payable to Messrs. Dodson, Schoening, McCann and Ms. Stone in the event of a qualified termination on December 31, 2023, which is defined as (i) an involuntary termination of the executive officer by Civeo other than for Cause or (ii) either an involuntary termination other than for Cause or a voluntary termination by the executive for Good Reason, in each case, during a specified period of time after a “Change of Control” of Civeo. The table below also reflects the amount of compensation that would have been payable to Messrs. Dodson and McCann in the event of a qualified termination not in connection with a “Change of Control” (as defined in their Executive Agreements) and to Mr. Schoening in the event of a termination without Cause not in connection with a Change of Control pursuant to his Retention Agreement. Mr. Schoening’s (and, prior to her termination, Ms. Stone’s) Change of Control Agreements do not provide for any severance benefits on a termination not in connection with a Change of Control. The scope and terms of compensation due to each named executive officer upon non-change of control voluntary terminations, early retirement, retirement, for Cause termination and in the event of disability or death of the executive are the same as for all salaried employees.
The amounts shown in the table assume that such qualified termination was effective as of December 31, 2023 and, therefore, include compensation earned through such time and are estimates of the amounts which would be paid out to the executives upon their terminations. The actual amounts to be paid can only be determined at the time of such executive’s separation from Civeo. For a discussion of the terms of the Executive and Change of Control Agreements and Mr. Schoening's Retention Agreement, see “Compensation Discussion and Analysis—Executive and Change of Control Agreements.”
For purposes of the Executive Agreements and the Retention Agreement, Cause generally includes conviction of or guilty plea to a felony, dishonesty or breach of trust, commission of any act of theft, embezzlement or fraud regardless of criminal conviction, continued failure to devote substantially all of the executive’s business time to our affairs or unauthorized disclosure of our confidential information. Good Reason includes material reduction in the executive’s authorities, duties or responsibilities, material reduction in the executive’s compensation and benefits, failure of a successor to assume the agreement or a relocation of the executive’s principal place of employment more than 50 miles from its previous location.
“Change of Control” includes (i) any person acquiring beneficial ownership of 35% or more of the combined voting power of our capital stock, (ii) turnover of a majority of the board of directors unless such turnover is approved by incumbent directors, (iii) any merger unless our shareholders own at least 50% of the combined voting power of the surviving parent company’s capital stock following the merger, (iv) shareholder approval of a complete liquidation or (v) sale of all or substantially all of our assets.
As previously disclosed, the Company terminated Ms. Stone’s employment without Cause on March 4, 2024. In connection with such termination, Ms. Stone and the Company entered into the Stone Separation Agreement, under which she will receive the payments and benefits set forth above under “Compensation Discussion and Analysis—Executive and Change of Control Agreements—Carolyn Stone Separation.”
Equity Awards
Civeo phantom unit awards provide that such awards become fully vested on the termination of an employee’s employment due to the employee's death or a disability that entitles the employee to receive benefits under a long term disability plan of Civeo. All outstanding awards would fully vest following a Change of Control where such awards are not assumed or converted following Change of Control. Civeo’s performance share awards provide that in the event a Change of Control occurs prior to the end of a performance period, the payout percentage will be determined by the Compensation Committee as if the date of Change of Control is the last day of the performance period. Payout of performance awards will be made following the completion of the performance period subject to the executive’s continued employment through the end of the performance period. Should, however, the executive’s employment be terminated (1) by Civeo without Cause (as defined above) or by the executive for Good Reason (as defined above) or (2) as a result of the executive’s death or disability, in either case following a Change of Control (as defined above) and prior to the payout of performance share awards, the executive is entitled to payout of the performance share awards under the terms provided within the Performance Share Award Program.

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Executive Compensation
Quantification of Payments
Shown in the table below are potential payments upon the assumed (i) involuntary not for Cause termination of the named executive officer by Civeo on December 31, 2023, other than during the 24-month period following a Change of Control ("NFC" in table below), (ii) involuntary not for Cause termination or termination by the named executive officer for Good Reason, in either case, during the 24-month period (for Mr. Dodson) or 18-month period (in the case of Messrs. McCann or Schoening or Ms. Stone) following a Change of Control, occurring as of December 31, 2023 ("CIC" in the table below), or (iii) termination as a result of death, disability, or qualifying retirement on December 31, 2023, ("DDR" in the table below). None of Mr. Dodson’s potential payments as of December 31, 2023 would trigger a gross-up payment for excise taxes that would be reimbursed under his Executive Agreement.

	Bradley J. Dodson			Carolyn J. Stone
	NFC	CIC	DDR	NFC	CIC	DDR
Benefits and Payments due on Separation
Compensation
Cash Severance	$1,500,000	$3,000,000	—	—	$1,445,000	—
Stock Awards(1)	$5,959,623	$5,959,623	$5,959,623	—	$1,596,438	$1,596,438
Benefits & Perquisites
Health & Welfare Benefits(2)	$69,442	$104,163	—	—	$63,321	—
Outplacement Assistance(3)	—	$112,500	—	—	$63,750	—
Tax Gross-Up	—	—	—	—	n/a	n/a
Total	$7,529,065	$9,176,286	$5,959,623	—	$3,168,509	$1,596,438

	Allan D. Schoening(5)			Peter L. McCann(4)
	NFC	CIC	DDR	NFC	CIC	DDR
Compensation
Cash Severance	$642,534	$1,285,067	—	$508,419	$1,016,838	—
Stock Awards(1)	$1,410,988	$1,410,988	$1,410,988	$466,570	$1,014,312	$1,014,312
Benefits & Perquisites
Health & Welfare Benefits(2)	$4,343	$2,895	—	—	—	—
Outplacement Assistance(3)	—	$56,694	—	—	$44,861	—
Tax Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a
Total	$2,057,865	$2,755,644	$1,410,988	$974,989	$2,076,011	$1,014,312

(1)Reflects the value of unvested phantom units and performance share awards as of December 31, 2023 that would be accelerated as a result of the separation event based on Civeo’s share price of $22.85, which was the closing market price of Civeo’s common shares on December 29, 2023, the last trading day of the fiscal year. For performance shares, the payout is assumed at target level. In addition, the amounts reported in the “Stock Awards” row would be realized by the NEOs in the event of the occurrence of a Change of Control (even without the occurrence of a qualified termination if the awards are not assumed by the successor in the Change of Control transaction) or upon the named executive officer’s death or disability, in each case, occurring on December 31, 2023. The treatment of Performance Share Awards during a Change of Control is described more fully under “Compensation Program Components—Other Items - - Executive and Change of Control Agreements".
(2)Reflects the estimated lump-sum present value of all future premiums which would be paid on behalf of the named executive officer under Civeo’s health and welfare benefit plans for the applicable continuation period specified in the applicable Executive Agreement, Change of Control Agreement or Retention Agreement.
(3)Reflects the maximum amount of outplacement assistance that would be provided for the named executive officer pursuant to the applicable Executive Agreement or Change of Control Agreement.
(4)Cash Severance Amounts and Outplacement Assistance for Mr. McCann would be paid in Australian dollars and are reflected in this table in U.S. dollars using the average exchange rate for 2023 of $0.6646.
(5)Cash Severance Amounts, Health and Welfare Benefits and Outplacement Assistance for Mr. Schoening would be made in Canadian dollars and are reflected in this table in U.S. dollars using the average exchange rate for 2023 of $0.7411. Pursuant to his Retention Agreement, cash severance reflects base salary and target bonus which would be paid through December 31, 2024. Health and Welfare Benefits reflects the estimated lump-sum present value of all future premiums which would be paid on behalf of Mr. Schoening and his dependents under Civeo’s health and welfare benefit plans through December 31, 2024. On January 5, 2024, Mr. Schoening announced his intention to retire from the Company effective December 31, 2024.

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Executive Compensation
Pay Ratio Disclosure
The 2023 annual total compensation of our median compensated employee was $54,231. Mr. Dodson’s 2023 annual total compensation was $6,311,862 and the ratio of these two amounts was 116:1.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. We identified the median-compensated employee from our employee population as of December 31, 2023 using base salary or wages and overtime paid during fiscal 2023, which we annualized for any permanent employee who was not employed for the entire year.

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Executive Compensation
Pay Versus Performance Disclosure
Pay Versus Performance Table
As discussed in the Compensation Discussion and Analysis above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs' realized compensation to the achievement of our financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for each of 2020 through 2023.

	Summary Compensation Table Total for Mr. Dodson	Compensation Actually Paid to Mr. Dodson (1)	Average Summary Compensation Table Total for other NEOs	Average Compensation Actually Paid to other NEOs (1)	Value of Initial Fixed $100 Investment Based On:		Financial Performance Measures ($'s in thousands):
Year					Total Shareholder Return (2)	Peer Group(3) Total Shareholder Return	Net income	Adjusted EBITDA (4)
2023	$6,311,862	$2,111,457	$1,743,879	$799,567	$151	$115	$30,157	$102,034
2022	$4,717,785	$7,588,418	$1,479,626	$2,103,054	$201	$113	$3,997	$112,769
2021	$5,058,691	$5,758,550	$1,419,852	$1,553,294	$124	$70	$1,350	$109,140
2020	$2,970,075	$3,119,918	$902,522	$948,035	$90	$58	$(134,250)	$108,142
(1)Amounts represent compensation “actually paid” to our Principal Executive Officer ("PEO"), Mr. Dodson, and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described for 2023 below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	other NEOs
2023	Bradley J. Dodson	Carolyn J. Stone, Peter L. McCann and Allan D. Schoening
2022	Bradley J. Dodson	Carolyn J. Stone, Peter L. McCann and Allan D. Schoening
2021	Bradley J. Dodson	Carolyn J. Stone, Peter L. McCann and Allan D. Schoening
2020	Bradley J. Dodson	Carolyn J. Stone, Peter L. McCann and Allan D. Schoening
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as set forth in the table below, in accordance with SEC rules. The dollar amounts shown do not reflect the value of compensation actually received by our NEOs during the applicable year. Instead, the dollar amounts include the values (or changes in value) of unvested and vested equity awards during the applicable year based on year-end share prices, vesting date share prices, various accounting valuation assumptions and projected performance related to our performance-based shares. "Compensation actually paid", determined in accordance with SEC rules, will generally fluctuate due to share price achievement and varying levels of projected and actual achievement of performance goals applicable to our performance-based shares. For a discussion of how our Compensation Committee assesses performance and our NEOs' pay each year, please see the Compensation Discussion and Analysis in the annual proxy statement for each of 2021 through 2024.

		(minus)	plus / (minus)	plus / (minus)	plus / (minus)	equals
Year	Summary Compensation Table Total	Grant Date Fair Value of Stock Awards Granted in Fiscal Year Reported in Summary Compensation Table	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	Change in Fair Value from Prior Fiscal Year-End to Current Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	Change in Fair Value from Prior Fiscal Year-End to Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	Compensation Actually Paid
Mr. Dodson
2023	$6,311,862	$(2,811,698)	$1,576,080	$(2,976,510)	$11,723	$2,111,457
Average of other NEOs
2023	$1,743,879	$(627,764)	$351,884	$(671,016)	$2,584	$799,567

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Executive Compensation
Adjustments for stock options are not included as the NEOs do not have any outstanding options, and Civeo has not issued any options since it became an independent, publicly traded company in 2014. Adjustments for pension plans are not included as the Company does not offer a pension plan for which the NEOs are eligible.
(2)TSR represents cumulative TSR on an initial base investment of $100 for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2020, 2021, 2022 and 2023.
(3)For each relevant fiscal year, represents the cumulative TSR (the "Peer Group TSR") of the PHLX Oil Service Sector Index.
(4)Adjusted EBITDA is a non-GAAP measure. Please see Appendix B for further information including a reconciliation of Adjusted EBITDA to the most comparable GAAP measure.
Relationship Graphs
The following provides a graphical depiction of the relationships between compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, and our cumulative TSR and Peer Group TSR, for each of the four years in the period ended December 31, 2023. TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

As seen above, Civeo has delivered strong financial and operational performance leading to cumulative TSR that exceeds its peers, returning 51% from the beginning of 2020 to the end of 2023, whereas its peers have average returns of 15% during the same time period.
The following charts compare each of our key financial results to compensation actually paid to our PEO and, on average, to our other NEOs, as compared to the Company's net income and adjusted EBITDA, for each of the four fiscal years in the period ended December 31, 2023.

2023 Proxy Statement	57

Executive Compensation

Tabular Disclosure
The following list includes the most important financial and non-financial measures used to link executive compensation and Civeo's performance during the fiscal year ended December 31, 2023.
•Adjusted EBITDA
•Operating cash flow
•Relative TSR
•Safety - TRIR

58

Audit Matters

PROPOSAL 3 Ratification of Auditors

The Audit Committee is directly responsible for the appointment, compensation (including approval of the audit fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed E&Y to audit the consolidated financial statements of Civeo for the year ending December 31, 2024 and the internal control over financial reporting of Civeo at December 31, 2024. E&Y has audited Civeo’s, or its predecessor’s, as applicable, consolidated financial statements beginning with the year ended December 31, 2010 through the year ended December 31, 2023. Our board of directors is asking shareholders to ratify the appointment of E&Y as Civeo’s auditors for the year ending December 31, 2024 and until the next annual general meeting of shareholders and to authorize the directors, acting through the Audit Committee, to determine the remuneration to be paid to E&Y for 2024. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm for 2025. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year.
Representatives of E&Y are expected to be present at the annual general meeting and will be offered the opportunity to make a statement if such representatives desire to do so. The representatives of E&Y will also be available to answer appropriate questions and discuss matters pertaining to the Reports of Independent Registered Public Accounting Firm contained in the financial statements in the Annual Report on Form 10-K filed with the SEC on February 29, 2024.
The Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm. In accordance with SEC rules and E&Y’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. We select Civeo’s lead audit partner pursuant to this rotation policy following meetings between the Chair of the Audit Committee and candidates for that role, as well as discussion by the full Committee and with management. The members of the Audit Committee believe that the continued retention of E&Y to serve as Civeo’s independent registered public accounting firm is in the best interests of Civeo and its shareholders.

The board of directors recommends that shareholders vote “FOR” the ratification of the appointment of E&Y as Civeo’s independent registered public accounting firm for the year ending December 31, 2024 and until the next annual general meeting of shareholders and the authorization of the directors of Civeo, acting through the Audit Committee, to determine the remuneration to be paid to E&Y for 2024. The persons named in the accompanying proxy intend to vote such proxy in favor of this proposal, unless authority to vote for this proposal is withheld.

Audit Fee Disclosure
The following table shows the aggregate fees billed by and paid to E&Y for 2023 and 2022 (in thousands):

	2023	2022
Audit Fees	$1,874	$1,708
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	5	5
Total	$1,879	$1,713

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Audit Matters
Audit Fees
Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with accounting consultations billed as audit services and the standards of the Public Company Accounting Oversight Board (the “PCAOB”).
Audit-Related Fees
Fees for audit-related services are fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported above under “Audit Fees” and principally include due diligence in connection with acquisitions, accounting consultations and audits in connections with acquisitions, and internal control reviews.
Tax Fees
Tax fees include professional services provided for tax compliance, tax advice and tax planning, except those rendered in connection with the audit.
All Other Fees
All other fees include fees for access to an accounting research tool.
Pre-Approval Policy
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services to be performed for Civeo by the independent auditors so that the provision of such services does not impair the independent auditor’s independence. The Audit Committee adopted the Audit Committee Pre-Approval Policy, effective as of May 5, 2014, pursuant to which the Audit Committee has granted general pre-approval of the specified audit, audit-related, tax and other services. The pre-approval policy provides that the Audit Committee must be promptly informed of the provision of any pre-approved services. Services to be provided by the independent auditor that have not received general pre-approval as set forth in the pre-approval policy require specific pre-approval by the Audit Committee and must be submitted to the Audit Committee by the Chief Financial Officer or the Vice President, Controller. Any such submission must include a statement as to whether, in such officer’s view, the request or application is consistent with maintaining the independence of the independent auditor in accordance with the SEC’s rules on auditor independence. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors. All services rendered by E&Y in 2023 and 2022 were pre-approved in accordance with our pre-approval policy. None of the services related to the All Other Fees described above were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC. Civeo has a policy that the hiring of any alumni of Civeo’s independent accounting firm must be pre-approved by either the Chief Financial Officer or the Vice President, Controller to encourage compliance with independence regulations.
Audit Committee Report
The board of directors appointed the undersigned independent directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Responsibilities of the Audit Committee include overseeing the integrity of Civeo's financial statements and effectiveness of internal control over financial reporting, as well as overseeing risks related to the financial reporting process, regulatory compliance, litigation and cybersecurity, among other things. Each year, the Audit Committee reviews the charter and reports to the board of directors on its adequacy in light of applicable NYSE rules. In addition, Civeo furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial expertise of the Audit Committee members and the adequacy of the committee charter.

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Audit Matters
During 2023, and earlier in 2024 in preparation for the filing with the SEC of Civeo’s Annual Report on Form 10-K for the year ended December 31, 2023, the Audit Committee:
•reviewed and discussed with management and E&Y (1) the audited annual financial statements and quarterly financial statements, (2) related periodic reports filed with the SEC and (3) quarterly earnings press releases;
•reviewed the overall scope and plans for the audit and the results of E&Y’s examinations;
•met with management periodically during the year to consider the adequacy of Civeo’s internal controls, including Civeo’s internal control over financial reporting and the quality of its financial reporting, and discussed these matters with E&Y and with appropriate Company financial and compliance personnel;
•discussed with Civeo’s senior management and E&Y the process used for Civeo’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Form 10-K and other periodic filings with the SEC;
•received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding E&Y’s communications with the Audit Committee concerning independence;
•reviewed and discussed with E&Y (1) their judgments as to the quality (and not just the acceptability) of Civeo’s accounting policies, (2) the written communication required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (3) the independent registered public accounting firm’s independence, (4) the matters required to be discussed by the PCAOB and the SEC, and (5) any issues deemed significant by E&Y, including critical audit matters addressed during the audit;
•based on these reviews and discussions, as well as private discussions with E&Y and Civeo’s internal auditor, recommended to the board of directors the inclusion of the audited financial statements of Civeo and its subsidiaries in the Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC; and
•determined that the non-audit services provided to Civeo by E&Y (discussed above under the "Audit Fee Disclosure"), are compatible with maintaining the independence of the independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed above under the Pre-Approval Policy.
Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that Civeo’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for Civeo’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of Civeo or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that Civeo’s internal control over financial reporting was effective as of December 31, 2023 and on the representations of the independent auditors included in their report on Civeo’s financial statements.
The Audit Committee met regularly with management, E&Y and the internal auditors, including private discussions with E&Y and Civeo’s internal auditors, and received the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by Civeo regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by Civeo’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and E&Y do not assure that Civeo’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of Civeo’s financial statements has been carried out in accordance with generally accepted auditing standards.
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Civeo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Respectfully submitted,
Constance B. Moore, Chair
C. Ronald Blankenship
Jay K. Grewal
Charles Szalkowski

2023 Proxy Statement	61

Audit Matters

PROPOSAL 4 Amendment to Articles to Declassify the Board and Phase-In Annual Director Elections

On December 13, 2023, Civeo’s board of directors unanimously approved, subject to shareholder approval, amendments to Articles 14.2, 14.6, 14.10 and 14.11 of our Articles to phase out the classification of our board of directors over a three-year period starting with Civeo’s next annual general meeting of shareholders, such that all directors are elected on an annual basis starting with the 2027 annual general meeting of shareholders (the “2027 Annual Meeting”) and to make certain related non-substantive changes to the Articles with respect to the filling of vacancies (the “Declassification Amendment”). We are asking that shareholders pass a special resolution to approve the Declassification Amendment. Our board of directors believes that the proposed amendments to Articles 14.2, 14.6, 14.10 and 14.11 of our Articles set forth in the Declassification Amendment are in the best interests of Civeo and its shareholders.

The following description is a summary only and is qualified in its entirety by reference to Appendix A to this proxy statement, which sets forth the proposed form of Amended and Restated Articles of the Company reflecting the Declassification Amendment, marking those changes specifically (additions to the Articles are indicated by underlining and deletions in the Articles are indicated by strikeouts).

Background of the Declassification Amendment

Under Article 14.2 of the Articles, the board of directors is currently divided into three classes as nearly equal in number as is reasonably possible. Each year our shareholders are asked to elect the directors comprising one of the classes for a three-year term. The term of the current Class I directors is set to expire at this annual general meeting. The term of the current Class II directors is set to expire at Civeo’s 2025 annual general meeting of shareholders (the “2025 Annual Meeting”) and the term of the current Class III directors is set to expire at Civeo’s 2026 annual general meeting of shareholders (the “2026 Annual Meeting”).

Purpose of the Declassification Amendment

Our board of directors regularly reviews the implementation of appropriate corporate governance measures. Most recently, our board of directors conducted a review of our classified board structure. In connection with this review, our board of directors considered the advantages of maintaining the classified board structure, as well as the advantages of declassifying the board. The advantages of the classified board structure include that a classified board may promote board continuity, encourage a long-term perspective by management and the board of directors, and provide protection against certain abusive takeover tactics, including by making it more difficult for one or more shareholders holding a large number of shares to replace the entire board of directors at once.

On the other hand, our board of directors understands that many investors believe that annually elected boards increase accountability of directors to a company’s shareholders. Our board of directors also recognizes that shareholders of public companies generally support shifting from classified boards to the annual election of directors. Following its review and consultation with our shareholders, including ATG Capital Management LLC, our board of directors determined that the Declassification Amendment better aligns our governance with governance practices supported by the investor community. A declassified board will enable Civeo’s shareholders to express a view on each director’s performance by means of an annual vote and will support Civeo’s ongoing efforts to foster “best practices” in corporate governance.

Our board of directors evaluated the Declassification Amendment in light of the considerations described above. Based on these considerations, our board of directors, subject to shareholder approval, unanimously approved the Amended and Restated Articles setting forth the Declassification Amendment, declared the Amended and Restated Articles setting forth the Declassification Amendment advisable and in the best interests of Civeo and its shareholders, and unanimously resolved to submit the Declassification Amendment to our shareholders for approval and recommended that our shareholders adopt the Declassification Amendment. Notwithstanding the board of directors approval and recommendation described above, the changes reflected in the Amended and Restated Articles come into force and effect only following receipt of the requisite shareholder approval and delivery of such Amended and Restated Articles for deposit at the records office of Civeo.

Effect of the Declassification Amendment

If the Declassification Amendment is approved by Civeo’s shareholders and implemented by Civeo, it would provide for the annual election of all directors beginning at the 2027 Annual Meeting, and the declassification of our board of directors would be phased in over a period of three years, as follows: (i) the current Class II directors will be elected at the 2025 Annual Meeting to serve for a term of one year expiring at the next succeeding annual general meeting of shareholders, (ii) the current Class II and Class III directors will be elected at the 2026 Annual Meeting to serve for a term of one year expiring at the next succeeding annual general meeting of shareholders, and (iii) the current Class I, Class II and Class III directors will be elected at the 2027 Annual Meeting to serve for a term of one year expiring at the next succeeding annual general meeting of shareholders. The Declassification Amendment would not shorten the existing terms of our directors. Accordingly, a director who has been elected to a three-year term (including directors elected at this annual general meeting of shareholders) may complete that term. Beginning with the 2027 Annual Meeting, the declassification of our board of directors would be complete, and all directors

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Audit Matters
would be subject to annual election for one-year terms. As amended, Article 14.2 will further provide that, until the election of directors at the 2027 Annual Meeting, the number of directors in each class shall be apportioned in the manner determined by the board of directors in the event of any increase or decrease, from time to time, in the number of directors.

In order to facilitate the implementation of our board’s declassification, the Declassification Amendment also amends Articles 14.6, 14.10 and 14.11 to provide that (i) while the declassification of our board of directors is being phased in (i.e., until the 2027 Annual Meeting), any director chosen by the board of directors to fill a vacancy on the board of directors (including, without limitation, as a result of a director’s removal by shareholders or the board of directors) will hold office until the next election of the class for which such director whose vacancy is being filled was originally chosen and until his or her successor has been duly elected and qualified, and that (ii) each director so chosen after the election of directors at the 2027 Annual Meeting will serve for a term expiring at the next succeeding annual general meeting and until his or her successor shall have been duly elected and qualified.

If our shareholders approve the Declassification Amendment, it will become effective upon delivery of such Amended and Restated Articles for deposit at the records office of Civeo, which we anticipate doing as soon as practicable following shareholder approval of the Declassification Amendment. As is typical, while our board of directors does not currently expect to exercise this discretion, as part of the adopting resolutions, our board of directors reserved the right to elect to abandon the Declassification Amendment, if it determines, in its sole discretion, that the Declassification Amendment is no longer in the best interests of Civeo and its shareholders. If our board of directors were to exercise such discretion, we will publicly disclose that fact, and our board of directors will remain classified. If our shareholders do not approve the Declassification Amendment, the Amended and Restated Articles will not be delivered for deposit at the registered and records office of Civeo, our board of directors will remain classified and the related changes to the Articles regarding the filling of vacancies will not be made.

Voting Requirements

Pursuant to Section 9.6 of Civeo's Articles, the approval of the Declassification Amendment requires the affirmative vote of 66 2/3% of the voting power of the issued and outstanding shares of the Company entitled to vote thereon, voting together as a single class.

The board of directors recommends that shareholders vote “FOR” the Declassification Amendment. The persons named in the accompanying proxy intend to vote such proxy in favor of this proposal, unless authority to vote for this proposal is withheld.

2023 Proxy Statement	63

Audit Matters

PROPOSAL 5 Approval of an Amendment to Articles to Eliminate the Terms of the Class A Series 1 Preferred Shares

On March 27, 2024, Civeo’s board of directors unanimously approved, subject to shareholder approval, amendments to Article 27 of our Articles to remove the existing special rights and restrictions attaching to the Preferred Shares and set out in Schedule A to the Articles, particularly to allow the shares of such series to be returned to the general pool of Class A Series 1 Preferred Shares available for issuance (the “Preferred Share Amendment”). We are asking that shareholders pass a special resolution to approve the Preferred Share Amendment. Our board of directors believes that the proposed amendment to Article 27 of our Articles set forth in the Preferred Share Amendment is in the best interests of Civeo and its shareholders.

The following description is a summary only and is qualified in its entirety by reference to Appendix A to this proxy statement, which sets forth the proposed form of Amended and Restated Articles of the Company reflecting the Preferred Share Amendment, marking those changes specifically (additions to the Articles are indicated by underlining and deletions in the Articles are indicated by strikeouts).

Background of the Preferred Share Amendment

In April 2018, Civeo amended the Articles to create the Preferred Shares, which were issued in connection with the acquisition by Civeo of Noralta Lodge Ltd. The special rights and restrictions attaching to the Preferred Shares were structured to account for particular transaction considerations and were restrictive in nature. In December 2022, the holders of the Preferred Shares converted all remaining Preferred Shares into common shares. Following such conversion, no Preferred Shares remained outstanding.

Purpose and Effect of the Preferred Share Amendment

The Articles provide our board of directors with the ability to issue, without shareholder approval, class A preferred shares and class B preferred shares (and any series thereof, including the Preferred Shares), which are subject to limitations, including that the aggregate number of issued and outstanding shares of such classes and series be pooled, such that no more than 50,000,000 shares, in aggregate, may be issued. Such preferred shares may be issued with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company. The existing rights and restrictions attaching to the Preferred Shares prevents any repurchased, redeemed or otherwise acquired or converted shares from being returned to the pool for future issuance, limiting the pool of shares available for issuance by Civeo. Eliminating the existing special rights and restrictions attaching to the Preferred Shares would have the effect of returning the shares constituting such series (50,000,000 shares) to the general pool of Class A Series 1 Preferred Shares available to be issued under the Articles. Our board of directors believes that eliminating the existing special rights and restrictions attaching to the Preferred Shares will provide increased flexibility and remove unnecessary provisions from the Articles, while not affecting existing shareholders in any material way.

Our board of directors evaluated the Preferred Share Amendment in light of the considerations described above. Based on these considerations, our board of directors, subject to shareholder approval, unanimously approved the Amended and Restated Articles setting forth the Preferred Share Amendment, declared the Amended and Restated Articles setting forth the Preferred Share Amendment advisable and in the best interests of Civeo and its shareholders, and unanimously resolved to submit the Preferred Share Amendment to our shareholders for approval and recommended that our shareholders adopt the Preferred Share Amendment. Notwithstanding the board of directors approval and recommendation described above, the changes reflected in the Amended and Restated Articles come into force and effect only following receipt of the requisite shareholder approval and delivery of such Amended and Restated Articles for deposit at the records office of Civeo, which we anticipate doing as soon as practicable following shareholder approval of the Preferred Share Amendment.

As is typical, while our board of directors does not currently expect to exercise this discretion, as part of the adopting resolutions, our board of directors reserved the right to elect to abandon the Preferred Share Amendment, if it determines, in its sole discretion, that the Preferred Share Amendment is no longer in the best interests of Civeo and its shareholders. If our board of directors were to exercise such discretion, we will publicly disclose that fact, and the existing special rights and restrictions attaching to the Preferred Shares will remain. If our shareholders do not approve the Preferred Share Amendment at the meeting, the Amended and Restated Articles reflecting the Preferred Share Amendment will not be delivered for deposit at the registered and records office of Civeo, the existing special rights and restrictions attaching to the Preferred Shares will remain and the related changes to the Articles will not be made. If our shareholders approve the Declassified Amendment but do not approve the Preferred Share Amendment at the meeting, the changes to the Amended and Restated Articles reflecting the Declassified Amendment will be effected, and the existing special rights and restrictions attaching to the Preferred Shares will remain.

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Voting Requirements

Pursuant to Section 9.6 of Civeo's Articles, the approval of the Preferred Share Amendment requires the affirmative vote of 66 2/3% of the voting power of the issued and outstanding shares of the Company entitled to vote thereon, voting together as a single class.

Civeo’s board of directors recommends that you vote “FOR” the Preferred Share Amendment. The persons named in the accompanying proxy intend to vote such proxy FOR the approval of this proposal, unless a contrary choice or abstention is set forth therein or unless such proxy is subject to a broker non-vote with respect to this proposal.

2023 Proxy Statement	65

Security Ownership of Management and Certain Beneficial Owners
The following table sets forth information known to Civeo with respect to the beneficial ownership of Civeo’s shares as of March 18, 2024 by:
•each shareholder known by Civeo to own more than 5% of Civeo’s outstanding shares;
•each of Civeo’s current directors;
•each of Civeo’s named executive officers; and
•all of Civeo’s current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unvested performance awards for Civeo's executive officers are not included in this table.
To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated.

	Beneficial Ownership
Name and Address of Beneficial Owners(1)	Common Shares	Percentage(2)
Horizon Kinetics Asset Management LLC(3) 470 Park Avenue South, 4th Floor South New York, NY 10016	3,734,335	25.5%
FMR LLC(4) 245 Summer Street Boston, MA 02210	1,237,952	8.4%
The TCW Group Inc(5) 515 South Flower Street Los Angeles, CA 90071	744,535	5.1%
Richard A. Navarre	51,867	*
Bradley J. Dodson	227,330	1.6%
Carolyn J. Stone	42,749	*
Peter L. McCann	50,615	*
Allan D. Schoening	21,146	*
C. Ronald Blankenship	39,750	*
Jay K. Grewal	16,436	*
Martin A. Lambert	55,106	*
Michael Montelongo	16,436	*
Constance B. Moore	35,287	*
Charles Szalkowski	39,791	*
Timothy O. Wall	31,808	*
All current directors and executive officers as a group (12 persons)	628,321	4.3%
*Less than one percent.
(1)Unless otherwise indicated, the address of each beneficial owner is c/o Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002.
(2)Based on total shares outstanding of 14,658,743 as of March 18, 2024 and the number of shares that could be issued upon the exercise of outstanding options held by a person that are currently exercisable.
(3)Based on a Schedule 13F filed pursuant to the Exchange Act on February 15, 2024, as of December 31, 2023, Horizon Kinetics Asset Management LLC has beneficial ownership of 3,734,335 shares and sole voting and dispositive power over those shares.
(4)Based on a Schedule 13G/A filed pursuant to the Exchange Act on February 8, 2024, as of December 31, 2023, FMR LLC has beneficial ownership of 1,237,952 shares and sole voting and dispositive power of those shares. The Schedule 13G/A identifies FMR LLC as a parent holding company and identifies the relevant entities beneficially owning the shares being reported in the Schedule 13G/A as Fidelity Management & Research Company LLC and Fidelity Management Trust Company. The Schedule 13G/A further reports: (i) Fidelity Management & Research Company LLC. is the beneficial owner of 5% or greater of our common shares outstanding; (ii) Abigail P. Johnson is a Director, Chairman and Chief Executive Officer of FMR LLC; (iii) members of the Johnson family, including Abigail P. Johnson, are the

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predominant owners, directly or through trusts, of 45% voting equity of FMR LLC; (iv) the Johnson family group and other equity owners of FMR LLC have entered into a voting agreement and (v) through their ownership of voting equity and the execution of the voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to form a controlling group with respect to FMR LLC. The Schedule 13G/A does not reflect shares, if any, beneficially owned by certain subsidiaries, affiliates or other companies whose beneficial ownership of shares is disaggregated from that of FMR LLC in accordance with SEC Release No. 34-39538 (January 12, 1998).

(5)Based on a Schedule 13G filed pursuant to the Exchange Act on February 12, 2024, as of December 31, 2023, The TCW Group, Inc. has beneficial ownership of 744,535 shares and shared voting and dispositive power over those shares.

2023 Proxy Statement	67

Additional Information
General Information about the Annual General Meeting
The following questions and answers are intended to address briefly some commonly asked questions regarding the annual general meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement and its appendices for more information.
Q: Why am I receiving this proxy statement?
A: During the annual general meeting, you will be asked to vote on several proposals, including:
•the election of three persons as Class I members of Civeo’s board of directors: C. Ronald Blankenship, Michael Montelongo and Charles Szalkowski;
•the approval, on an advisory basis, of the compensation of Civeo’s named executive officers;
•the ratification of the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2024 and until the next annual general meeting of shareholders and the authorization of the directors, acting through the Audit Committee, to determine the remuneration to be paid to Ernst & Young LLP for 2024;
•to approve an amendment to Civeo's Articles to declassify Civeo's board of directors and phase-in annual director elections; and
•to approve an amendment to Civeo's Articles to remove the existing special rights and restrictions attaching to the Class A Series 1 Preferred Shares and return the shares constituting such series to the general pool of preferred shares of such series; and
•the conduct of any other business as may properly come before Civeo’s annual general meeting or any adjournment or postponement thereof.
The board of directors knows of no matters, other than those stated in this proxy statement, to be presented for consideration at the annual general meeting.
We encourage you to read this proxy statement carefully, as it contains important information about these proposals and the annual general meeting.
Your vote is important and we encourage you to vote as soon as possible. Even if you plan to attend the annual general meeting, we recommend that you vote your shares prior to the meeting so that your vote will be counted if you later decide not to attend.
Q: What vote of shareholders is required to approve the proposals at the annual general meeting?
A: For the Director Proposal and the Auditor Proposal, you may vote either “FOR” or “WITHHOLD.” A plurality of the votes cast by shareholders at the meeting is required to approve the Director Proposal and the Auditor Proposal. Votes cast with respect to the Director Proposal and the Auditor Proposal include only those votes cast “FOR” the proposal, and a vote marked “WITHHOLD” with respect to the proposal will not be voted and will not count for or against the proposal. Cumulative voting is not permitted in the election of directors. In accordance with our corporate governance guidelines, however, any director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election is required to tender his or her resignation for consideration by the Environmental, Social, Governance and Nominating Committee following certification of the shareholder vote. For more information, please read “Management-Director Resignation Policy.”
For the Say-on-Pay Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. To approve the Say-on-Pay Proposal, the votes cast in favor of the proposal must exceed the votes cast against the proposal.
For the Declassification Amendment and Preferred Share Amendment, you may vote "FOR", "AGAINST", or "ABSTAIN". To approve the Declassification Amendment and Preferred Share Amendment, each proposal must receive the affirmative vote of 66 2/3% of the voting power of the issued and outstanding shares of the Company entitled to vote thereon.
Q: What vote does the board of directors recommend?
A: The board of directors recommends shareholders of Civeo vote “FOR” each of the director nominees named in the Director Proposal, the Say-on-Pay Proposal, the Auditor Proposal, the Declassification Amendment, and the Preferred Share Amendment.
Q: When and where will the annual general meeting be held?
A: The annual general meeting will be held virtually, conducted via live audio webcast, on May 15, 2024 at 9:00 a.m., local time. You will be able to attend the annual general meeting by visiting www.virtualshareholdermeeting.com/CVEO2024, where you will be able to listen to the meeting live, submit questions and vote.
Q: How can I attend the annual general meeting?

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Additional Information
A: To attend the annual general meeting, vote your shares and submit questions during the meeting, shareholders and duly appointed proxyholders can visit www.virtualshareholdermeeting.com/CVEO2024.
•Before attending the meeting, you will be directed to the Registration Page. Please complete the registration form with your name and control number included in your voting instruction form or proxy card or otherwise provided to you by your broker, trustee or other nominee, as described below. Your control number is located on the form of proxy or in the email notification you received. Once registration information has been entered, shareholders and duly appointed proxyholders can participate in the meeting by clicking “Register & Join”.
•Once registration information has been entered, shareholders and duly appointed proxyholders can participate in the meeting by clicking “Register & Join”.
•Voting at the meeting will only be available for shareholders and duly appointed proxyholders who have registered on the website. Non-registered shareholders who have not appointed themselves may attend the meeting by clicking “Guest” and completing the online form.
On the day of the meeting, if you have trouble logging in or need assistance, please call Broadridge support at 844-976-0738 (US) or 303-562-9301 (International).
Q: How can I appoint my proxy?
A: Shareholders who wish to appoint a third party proxyholder to represent them at the meeting must submit their proxy or voting instruction form (if applicable) prior to registering their proxyholder. Registering your proxyholder is an additional step once you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a control number to participate in the meeting. To register a proxyholder, shareholders MUST write in the appointee's name on the proxy card enclosed in your packet and return via US mail using the enclosed envelope.
The proxy must be received by Broadridge no later than May 14, 2024 at 11:59 p.m., Eastern Time. If a shareholder who has submitted a proxy attends the meeting and has accepted the terms and conditions when entering the meeting, any votes cast by such shareholder on a ballot will be counted and the submitted proxy will be disregarded.
Q: How can I ask questions at the annual general meeting?
A: Shareholders who wish to submit a question may do so at www.virtualshareholdermeeting.com/CVEO2024. Shareholders may submit questions live during the annual general meeting. Civeo is committed to transparency. All questions received during the annual general meeting, and Civeo’s responses, will be posted to our Investor Relations website at http://ir.civeo.com/ events-presentations promptly after the annual general meeting. Personal details may be omitted for data protection purposes. If we receive substantially similar questions, we may group these questions together and provide a single response to avoid repetition.
To submit a question for the Q&A portion of the meeting, a shareholder should complete the following steps:
1. Click the Q&A button to open the panel;
2. Enter their question in the field labelled “Submit a question”; and
3. Click SUBMIT.
Q: Who is entitled to vote during the annual general meeting?
A: We have fixed March 18, 2024 as the record date for the annual general meeting. Civeo has one outstanding class of common shares that entitles holders to vote at meetings of Civeo’s shareholders. If you were a shareholder of Civeo as of the close of business, U.S. Eastern Time, on such date, you are entitled to vote on matters that come before the annual general meeting.
Q: How many votes do I have?
A: You are entitled to one vote for each share you owned as of the close of business, U.S. Eastern Time, on the record date. As of the close of business on the record date, there were approximately 14,658,743 Civeo common shares outstanding.
Q: How do I vote?
A: If you are a registered shareholder of Civeo as of the close of business, U.S. Eastern Time, on March 18, 2024, the record date for the annual general meeting, you may vote in person by attending the annual general meeting or, to ensure your shares are represented at the annual general meeting, you may authorize a proxy to vote by:
•accessing the Internet website specified on your proxy card;
•calling the toll-free number specified on your proxy card; or
•signing and returning your proxy card in the postage-paid envelope provided.
A proxy card is being sent with this proxy statement to each shareholder of record as of the record date for the annual general meeting.
If you hold shares in “street name” through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at the annual general meeting.

2023 Proxy Statement	69

Additional Information
Q: If my shares are held in “street name” by my nominee, when will my nominee vote shares for me?
A: For the annual general meeting, if your shares are held by a bank, broker or other nominee of record, you are considered the beneficial owner of those shares, but not the record holder. This means that you vote by providing instructions to your broker rather than directly to Civeo. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote and your shares will not be voted on those matters. Broker non-votes, if any, will have no effect on the Director Proposal, the Auditor Proposal or the Say-on-Pay Proposal. However, broker non-votes, if any, will have the effect of a vote against the Declassification Amendment and Preferred Share Amendment. Your nominee can give you directions on how to instruct the voting of your shares. We encourage you to instruct your nominee how to vote your shares.
Q: Are shareholders able to exercise appraisal rights?
A: Appraisal rights are not available to shareholders in connection with any of the proposals.
Q: Can I change my vote after I grant my proxy?
A: Yes. You can change your vote at any time before your proxy is voted at the annual general meeting. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:
•filing a written revocation with the Secretary prior to the voting of such proxy;
•giving a duly executed proxy bearing a later date; or
•attending the annual general meeting and voting in person.
Your attendance during the annual general meeting will not itself revoke your proxy.
If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.
Q: What will happen if I abstain from voting and/or withhold my vote or fail to vote?
A: Under applicable local law, if you are a shareholder of Civeo and are present in person or by proxy at the annual general meeting and mark your proxy or voting instructions to “ABSTAIN”, this will have no effect on the Say-on-Pay Proposal, but will have the effect of a vote against the Declassification Amendment and Preferred Share Amendment.
If you are a shareholder of Civeo and are present in person or by proxy at the annual general meeting and mark your proxy or voting instructions to ”WITHHOLD”, this will have the effect of a vote withheld from the applicable director nominee named in the Director Proposal, but will have no direct effect on the election of such director nominee. If you are a shareholder of Civeo and are present in person or by proxy at the annual general meeting and mark your proxy or voting instructions to ”WITHHOLD”, this will have no effect on the Auditor Proposal.
If you are a shareholder of Civeo and (1) are not present in person at the annual general meeting and do not respond by proxy or (2) fail to instruct your broker, bank or other nominee to vote, this will have no effect on the election of the director nominees named in the Director Proposal, the Auditor Proposal or the Say-on-Pay Proposal, but will have the effect of a vote against the Declassification Amendment and Preferred Share Amendment.
Q: What will happen if I return my proxy card without indicating how to vote?
A: If you are a holder of record of shares of Civeo and sign and return your signed proxy card without indicating how to vote on any particular proposal, the shares of Civeo represented by your proxy will be voted as recommended by the Civeo board of directors with respect to that proposal.
Q: What is the quorum requirement for the annual general meeting?
A: The presence of shareholders, in person or by proxy, holding at least a majority of the outstanding common shares, will be required to establish a quorum. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Abstentions, withheld votes and broker non-votes will be counted as present for purposes of determining whether there is a quorum.
Q: Who is soliciting my proxy?
A: Proxies are being solicited by our board of directors for use at the annual general meeting and any adjournment or postponement thereof.
Q: Who is paying for the cost of this proxy solicitation?
A: We are paying the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of our shares.

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Additional Information
In addition to soliciting proxies by mail, our board of directors, our officers and employees, or our transfer agent, may solicit proxies on our behalf by telephone and we have engaged a proxy solicitor to solicit proxies on our behalf by telephone and by other means. We expect the cost of Okapi Partners LLC, our proxy solicitor, to be approximately $9,000. Broadridge will serve as the inspector of election for the annual general meeting.
Future Shareholder Proposals
To be included in the proxy materials for the 2025 annual general meeting of shareholders under SEC Rule 14a-8, shareholder proposals that are submitted for presentation at that annual general meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December __, 2024.
Our Articles provide the manner in which shareholders may give notice of business and director nominations to be brought before an annual general meeting. In order for an item to be properly brought before the meeting by a shareholder, the shareholder must be a holder of record at the time of the giving of notice, must be entitled to vote at the annual general meeting and must comply with the procedures set forth in our Articles. The item to be brought before the meeting must be a proper subject for shareholder action (in the case of business other than nominations), and the shareholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to the Civeo corporate secretary at the principal executive offices of Civeo not later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual general meeting. Accordingly, for the 2025 annual general meeting of shareholders, notice will have to be delivered to us no later than January 15, 2025. If, however, the date of the annual general meeting is more than 30 calendar days before or more than 30 calendar days after the anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (A) the 120th calendar day prior to the annual general meeting or (B) the 10th calendar day following the calendar day on which public announcement of the date of the meeting is first made by Civeo. The notice must set forth the information required by the provisions of our Articles dealing with business other than nominations and nominations of directors (which includes information required by Rule 14a-19). All notices should be directed to our Corporate Secretary, Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a shareholder using this process.
Proxies granted in connection with that annual general meeting may confer discretionary authority to vote on any shareholder proposal if a shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act. It is suggested that proponents submit their proposals by certified mail, return receipt requested.
The advance notice provision deadlines set forth above are applicable other than pursuant to (i) a valid proposal made by or at the discretion or request of one or more “qualified stockholders” made pursuant to the provisions of the British Columbia Business Corporations Act; and (ii) a requisition of a meeting made pursuant to the provisions of the British Columbia Business Corporations Act.

2023 Proxy Statement	71

Additional Information
Householding
The SEC permits a single copy of the proxy materials to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will receive only one copy of the proxy materials unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate set of proxy materials in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy materials wishes to receive a single copy of the proxy materials in the future, that shareholder should contact their broker or send a request to our Corporate Secretary, Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002, (713) 510-2400.
We will deliver, without charge, promptly upon written or oral request to the Corporate Secretary at the contact information above, a separate copy of this proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

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Appendix

The existing Articles of the Company have been altered by consolidating all amendments to form one complete set of Articles. The Articles were amended by resolution of the board of directors of the Company **and Special Resolution of the Shareholders of the Company** and received for deposit at the records office of the Company on ~~December 22~~**[Date]**, ~~2022~~**2024**.

BUSINESS CORPORATIONS ACT

BRITISH COLUMBIA
ARTICLES
Of
CIVEO CORPORATION

5.2.    Form of Instrument of Transfer.....................................................................................................................… 4

12.2.    Votes of Persons in Representative Capacity..............................................................................................…17

14.7.    Remaining Directors Power to Act..............................................................................................................2423

16.7.    Professional Services by Director or Officer................................................................................................2524

PART 25 COMMON SHARES SPECIAL RIGHTS AND RESTRICTIONS.................................................…. 34

PART 29 CLASS B SERIES 1 PREFERRED SHARES SPECIAL RIGHTS AND RESTRICTIONS................... 4138
29.1    Special Rights and Restrictions.................................................................................................................. 4138

ARTICLES

Company Name:	CIVEO CORPORATION
Certificate of Incorporation Number:	BC1023108

PART 1
INTERPRETATION

1.1 Definitions. In these Articles, unless the context otherwise requires:

"Board" and "directors" mean the directors or sole director of the Company for the time being;

"Business Corporations Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and any successor statute;

"legal personal representative" means the personal or other legal representative of the shareholder;

"registered address" of a shareholder means the shareholder's address as recorded in the central securities register;

"seal" means the seal of the Company, if any.

1.2     Business Corporations Act and Interpretation Act Definitions Applicable. The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act (British Columbia), with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2
SHARES AND SHARE CERTIFICATES

2.1 Authorized Share Structure. The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2Form of Share Certificate. Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3Shareholder Entitled to Certificate or Acknowledgement. Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgement of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

2.4Delivery by Mail. Any share certificate or non-transferable written acknowledgement of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.
2.5Replacement of Worn Out or Defaced Certificate or Acknowledgement. If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as they think fit:
a.order the share certificate or acknowledgement, as the case may be, to be cancelled; and
b.issue a replacement share certificate or acknowledgement, as the case may be.
2.6Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement. If a share certificate or a non-transferable written acknowledgement of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:
a.proof satisfactory to them that the share certificate or acknowledgement is lost, stolen or destroyed; and
b.any indemnity the directors consider adequate.
2.7Splitting Share Certificates. If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.
2.8Certificate Fee. There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.
2.9Recognition of Trusts. Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.
PART 3
ISSUE OF SHARES
3.1Directors Authorized. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2Commissions and Discounts. The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.
3.3Brokerage. The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.
3.4Conditions of Issue. Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:
a.consideration is provided to the Company for the issue of the share by one or more of the following:
i.past services performed for the Company;
ii.property;
iii.money; and
b.the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.
3.4Share Purchase Warrants and Rights. Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture shares, bonds, shares or any other securities issued or created by the Company from time to time.

PART 4
SHARE REGISTERS
4.1Central Securities Register. As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register.
The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.
4.2Closing Register. The Company must not at any time close its central securities register.

PART 5
SHARE TRANSFERS
5.1Registering Transfers. A transfer of a share of the Company must not be registered unless:
a.a duly signed instrument of transfer in respect of the share has been received by the Company;
b.if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and
c.if a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company.
5.2Form of Instrument of Transfer. The instrument of transfer in respect of any share of the Company must be either in the form on the back of the share certificate representing such share or in such other form as may be approved by the directors from time to time.
5.3Transferor Remains Shareholder. Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.
5.4Signing of Instrument of Transfer. If a shareholder, or the duly authorized attorney of that shareholder, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates deposited with the instrument of transfer:
a.in the name of the person named as transferee in that instrument of transfer; or
b.if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.
5.5Transfer Fee. There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.
PART 6
TRANSMISSION OF SHARES
6.1Legal Personal Representative Recognized on Death. In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2Rights of Legal Personal Representative. The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.
PART 7
PURCHASE OF SHARES
7.1Company Authorized to Purchase Shares. Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.
7.2Purchase When Insolvent. The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:
a.the Company is insolvent; or
b.making the payment or providing the consideration would render the Company insolvent.
7.3Sale and Voting of Purchased Shares. If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:
a.is not entitled to vote the share at a meeting of its shareholders;
b.must not pay a dividend in respect of the share; and
c.must not make any other distribution in respect of the share.
PART 8
BORROWING POWERS
8.Borrowing Powers. The Board may from time to time at its discretion on behalf of the Company:
a.borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;
b.issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;
c.guarantee the repayment of money by any other person or the performance of any obligation of any other person; and
d.mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

PART 9
ALTERATIONS

9.Alteration of Authorized Share Structure. Subject to Article 9.2, Article 9.3 and the Business Corporations Act, the Company may by a resolution passed at a general meeting of shareholders by two thirds of the votes cast on such resolution by shareholders voting shares that carry the right to vote at general meetings:
a.create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
b.increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;
c.subdivide or consolidate all or any of its unissued, or fully paid issued, shares;
d.if the Company is authorized to issue shares of a class of shares with par value:
i.decrease the par value of those shares; or
ii.if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;
e.change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;
f.alter the identifying name of any of its shares; or
g.otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2Special Rights and Restrictions of Issued Preferred Shares. Subject to the requirements under the Business Corporations Act, the Company may by an ordinary resolution of the shareholders, voting together as a single class:
a.create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class of preferred shares or series of preferred shares that have been issued; or
b.vary or delete any special rights or restrictions attached to the shares of any class of preferred shares or series of preferred shares that have been issued.

9.3Special Rights and Restrictions. Subject to the Business Corporations Act, the Company may by a resolution passed at a general meeting of shareholders by two thirds of the votes cast on such resolution by shareholders voting shares that carry the right to vote at general meetings:
a.create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares that have not been issued; or
b.vary or delete any special rights or restrictions attached to the shares of any class or series of shares that have not been issued.

9.4Alterations by Directors' Resolutions. Subject to the Business Corporations Act, and without restricting the powers of the directors pursuant to Parts 26, 27, 28 and 29 of these Articles, the Company may by a simple majority of the Board:
a.Alter the authorized share structure:
i.if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
ii.subdivide or consolidate all or any of its unissued shares;
iii.if the Company is authorized to issue shares of a class of shares with par value:
A.decrease the par value of those shares; or
B.if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;
iv.change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;
v.alter the identifying name of any of its shares.
b.Alter any other sections of these Articles to the fullest extent permitted by the Business Corporations Act if the Business Corporations Act does not specify the type of resolution required and these Articles do not specify a shareholders' resolution is required.

9.5Change of Name. The Company may by a directors' resolution authorize an alteration of its Notice of Articles in order to change its name.

9.6Other Alterations. If the Business Corporations Act does not specify the type of resolution, these Articles do not give authority to the directors to make such a resolution, and these Articles do not specify another type of resolution, the Company may by the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares entitled to vote on such matters, voting together as a single class, alter these Articles.

9.7Alterations after one or more Adjournments. If a meeting of shareholders has been adjourned one or more times due to insufficient attendance required to pass any resolution, and at such adjourned meeting, less than the number of holders required to pass any resolution requiring 66 2/3% of the voting power of the issued and outstanding shares, as applicable, is present in person or by proxy, with the approval of the Board, the holders holding at least 66 2/3% of the shares represented at such adjourned meeting and entitled to vote on the matter, voting together as a single class, may alter these Articles.

PART 10
MEETINGS OF SHAREHOLDERS
10.1Annual General Meetings. Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date on a date and at a time as may be fixed by resolution of the Board and set forth in the notice of meeting.
10.2Resolution Instead of Annual or Special Meeting Prohibited. Any action required or permitted to be taken by the shareholders of the Company must be taken at a duly held annual or special meeting of shareholders and may not be taken by any consent in writing of such shareholders.
10.3Calling of Meetings of Shareholders. Meetings of shareholders of the Company to consider special business may be called by:
a.the Board, pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Board, or
b.the Chairman of the Board.
No business other than that stated in the notice shall be transacted at any meetings called to consider special business pursuant to this Section 10.3.
10.4Notice for Meetings of Shareholders. The Company must send notice of the date, time, location, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at the meeting, of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, not more than two months and at least the following number of days before the meeting:
a.if and for so long as the Company is a public company, 21 days;
b.otherwise, 10 days.
    Except as required by law, holders of Preferred Shares are not entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. Subject to the Business Corporations Act, any previously scheduled meeting of the shareholders may be postponed by resolution of the Board upon public notice given prior to the date previously scheduled for the meeting of shareholders.
10.5Record Date for Notice. The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:
a.if and for so long as the Company is a public company, 21 days;
b.otherwise, 10 days.
If no record date is set, the record date is 5 p.m. pacific time on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6Record Date for Voting. The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by less than 21 days or more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. pacific time on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this Section, the determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.
10.7Record Date for Other Purposes. The directors may set a date as the record date for the purpose of determining shareholders for any purpose. The record date must not precede the date on which the meeting is to be held by less than 21 days or more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution relating to the matter for which the record date is required.
10.8Failure to Give Notice and Waiver of Notice. The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.
10.9Notice of Special Business at Meetings of Shareholders. If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:
a.state the general nature of the special business; and
b.if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders: at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and
c.be delivered during statutory business hours on any one or more specified days before the day set for the holding of the meeting.
10.10Location of General Meetings. The Chairman of the Board, or the Board, by a resolution passed by a majority of the directors, may determine the location of any meeting of shareholders, and such locations may be held outside of British Columbia.
10.11Notice of Shareholder Business and Nominations.
a.Annual Meetings of Shareholders.
i.Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Company’s notice of meeting in accordance with Part 10 of these Articles, (B) by or at the direction of the Board, (C) by or at the direction or request of one or more "qualified shareholders" pursuant to a valid "proposal", each as defined in the Business Corporations Act, and made in accordance with Part 5, Division 7 of the Business Corporations Act, (D) pursuant to a requisition of the shareholders that complies with and is made in accordance with section 167 of the Business Corporations Act or (E) by any shareholder of the Company who was a shareholder of record at the time the notice was delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth below. For greater certainty, this Section 10.11(a) shall not apply to nominations of persons for election to the Board and the proposal of business to be considered by the shareholders pursuant to a shareholder requisition or a shareholder proposal specified in clauses (C) and (D) of the immediately preceding sentence that is made in accordance with the applicable provisions of the Business Corporations Act.
ii.For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (i)(E) of this Section 10.11(a), the shareholder must have given timely notice thereof in writing to the Secretary of the Company in accordance with this Section 10.11(a) and, in the case of business other than nominations, such other business must otherwise be a proper matter for shareholder action under the Business Corporations Act. To be considered timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 30 calendar days after the anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (A) the 120th calendar day prior to the annual meeting or (B) the 10th calendar day following the calendar day on which public announcement of the date of the meeting is first made by the Company. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.
iii.A shareholder’s notice shall set forth:
A.to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors and (ii) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person (a) consents to being named in a proxy statement and form of proxy as a nominee and to serving as a director if elected; (b) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Company or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Company; and (d) if elected as a director, will comply with all of the Company’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor);
B.as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to alter the Articles of the Company, the language of the proposed alteration), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and
C.as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and if such shareholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “control person”) (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Company held of record and beneficially by such shareholder, such beneficial owner and any control person, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, share appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, such beneficial owners or any control person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to shares of the Company, (v) the name in which all such shares are registered on the share transfer books of the Company, (vi) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the business or nomination specified in such notice, (vii) a representation as to whether the shareholder, the beneficial owner, if any, any control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) under the Exchange Act, the name of each participant in such solicitation and (a) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Company under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 under the Exchange Act) of at least the percentage of the Company's outstanding share capital required under applicable law to approve or adopt the proposal or (b) in the case of any solicitation that is subject to Rule 14a-19 under the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Company under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 under the Exchange Act) of at least 67% of the voting power of the Company’s outstanding share capital entitled to vote generally in the election of directors, (viii) a representation that immediately after soliciting proxies from the percentage of shareholders referred to in the representation required under the immediately preceding clause (vii)(b), and no later than the 10th day before such meeting of shareholders, such shareholder or beneficial owner will provide the Company with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Company’s outstanding share capital and (ix) all other information relating to the proposed business or nomination which may be required to be disclosed under applicable law.
In addition, a shareholder seeking to submit such business or nomination at the meeting shall promptly provide any other information reasonably requested by the Company. The foregoing notice requirements of this Section 10.11(a) shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including, without limitation, a written questionnaire with respect to the background and qualification of any proposed nominee in the form required by the Company.
iv.Notwithstanding anything in the second sentence of paragraph (ii) of this Section 10.11(a) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 120 calendar days prior to the first anniversary of the preceding year’s annual meeting, a shareholder's notice required by this Section 10.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Company.
b.Special Meetings of the Shareholders.
i.Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting (A) by or at the direction of the Board pursuant to the Company's notice of meeting under Section 10.4 of these Articles, (B) by or at the direction or request of one or more "qualified shareholders" pursuant to a valid "proposal", each as defined in the Business Corporations Act, and made in accordance with Part 5, Division 7 of the Business Corporations Act, or (C) pursuant to a requisition of the shareholders that complies with and is made in accordance with section 167 of the Business Corporations Act.
ii.Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected (A) by or at the direction of the Board pursuant to the Company's notice of meeting, provided that the Board has determined that directors shall be elected at such meeting, (B) by or at the direction or request of one or more "qualified shareholders" pursuant to a valid "proposal", each as defined in the Business Corporations Act, and made in accordance with Part 5, Division 7 of the Business Corporations Act, (C) pursuant to a requisition of the shareholders that complies with and is made in accordance with section 167 of the Business Corporations Act, or (D) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section 10.11 who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.11. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting pursuant to paragraph (ii)(D) of this Section 10.11(b) if the shareholder’s notice required by paragraph (a)(iii) of this Section 10.11 is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the later of the 120th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The number of nominees a shareholder may nominate for election at the special meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.
c.General.
i.Only the persons who are nominated in accordance with the procedures set forth in this Article are eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10.11. Except as otherwise provided by law, the Notice of Articles or these Articles, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article (including whether a shareholder or beneficial owner complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act) and, if any proposed nomination or business in not in compliance with this Article and/or Rule 14a-19 under the Exchange Act, shall declare that the defective proposal or nomination will be disregarded, notwithstanding that votes and proxies in respect of any such nomination or other business have been received by the Company.
ii.For purposes of this Section 10.11, “public announcement” shall mean disclosure in a press release reported by a comparable US or Canadian national news service or in a document publicly filed by the Company with the Securities and Exchange Commission, and the Toronto Stock Exchange and “close of business” shall mean 5:00 p.m. (New York City time) on any calendar day, whether or not the day is a business day.
iii.Notwithstanding the foregoing provisions, shareholders shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10.11; provided however, that any references in these Articles to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10.11. Nothing in this Section 10.11 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Shares to elect directors under an applicable Designation of Series of Class A Preferred Shares or Designation of Series of Class B Preferred Shares (as defined in Part 26 and 28 of these Articles).
iv.Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board.

PART 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS
11.1Special Business. At a meeting of shareholders, the following business is special business:
a.at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;
b.at an annual general meeting, all business is special business except for the following:
i.business relating to the conduct of or voting at the meeting;
ii.consideration of any financial statements of the Company presented to the meeting;
iii.consideration of any reports of the directors or auditor;
iv.the setting or changing of the number of directors;
v.the election or appointment of directors;
vi.the compensation and remuneration of directors and officers, including "say-on-pay" and "say-when-on-pay" votes regarding director or officer compensation and any plans or programs regarding such compensation;
vii.the appointment of an auditor or the ratification of the Company's appointment of an auditor;
viii.the setting of the remuneration of an auditor;
ix.business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and
x.any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.
11.2Business Approval. Except as otherwise required by these Articles or the Business Corporations Act, the Company may by a resolution of shareholders approved by the majority of the votes cast by shareholders voting shares that carry the right to vote thereon approve any business to be considered by the shareholders, including special business, at any meeting of shareholders. In the case of any business, including special business, submitted for a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of any stock exchange or quotation system on which the shares of the Company are traded or quoted, the requirements of Rule 16b-3 under the Exchange Act or any provision of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), in each case for which no higher voting requirement is specified by the Business Corporations Act or these Articles, the vote required for approval shall be the requisite vote specified in such shareholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). In the case of any proposal for shareholder action properly made by a shareholder pursuant to Rule 14a-8 under the Exchange Act, the vote required for approval shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against or abstained from voting on, the matter.

11.3Actions Requiring a Special Resolution. The following actions that are required by the Business Corporations Act to be passed by a special resolution of the shareholders, being an arrangement, conversion, amalgamation, a sale, lease or a disposition of all or substantially all of its undertaking, continuation or liquidation, may be passed only with a special resolution having a requisite special majority of two-thirds of the votes cast at a meeting of shareholders.
11.4Quorum. Except as otherwise provided by law, the Notice of Articles or these Articles, the holders of a majority of the voting power of all outstanding shares of the Company represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series of shares voting as a class, the holders of a majority of the shares of that class or series shall constitute a quorum of the class or series for the transaction of business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law or these Articles. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
11.5One Shareholder May Constitute Quorum. If there is only one shareholder entitled to vote at a meeting of shareholders:
a.the quorum is one person who is, or who represents by proxy, that shareholder, and
b.that shareholder, present in person or by proxy, may constitute the meeting.
11.6Other Persons May Attend. The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.
11.7Requirement of Quorum. No business, other than the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.
11.8Lack of Quorum. If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:
a.in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and
b.in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.
11.9Quorum Required at Succeeding Meeting. No business may be transacted at any adjourned meeting of shareholders referred to in Article 11.8(b) unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.
11.10Chair. The chair of the shareholders' meetings shall be the Chairman of the Board, failing him/her, the then Chief Executive Officer, failing him/her, whomever the Chairman of the Board appoints is entitled to chair the shareholders' meetings.
11.11Inspectors of Elections; Opening and Closing the Polls. The Board by resolution shall appoint, or shall authorize an officer of the Company to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of the shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.
11.12Conduct of Meetings. The Board may to the extent not prohibited by law adopt such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of shareholders are not required to be held in accordance with the rules of parliamentary procedure.
11.13Adjournments. The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
11.14Notice of Adjourned Meeting. It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.
11.15Decision by Show of Hands or Poll. Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.
11.16Declaration of Result. The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.15, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.
11.17Motion Need Not be Seconded. No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.
11.18Casting Vote. In case of an equality of votes, the chair of a meeting of shareholders does not have a second or casting vote.
11.19Meetings by Remote Communication. If authorized by the Board, and subject to any guidelines and procedures that the Board may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether the meeting is to be held in a designated place or solely by means of remote communication, provided that (a) the Company implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (b) the Company implements reasonable measures to provide shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings; and (c) if the shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Company. A shareholder or proxy holder who participates in a meeting in a manner contemplated by this Article 11.19 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.
PART 12
VOTES OF SHAREHOLDERS

12.1Number of Votes by Shareholder or by Shares. Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:
a.on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and
b.on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.
12.2Votes of Persons in Representative Capacity. A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.
12.3Votes by Joint Holders. If there are joint shareholders registered in respect of any share:
a.any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or
b.if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.
12.4Legal Personal Representatives as Joint Shareholders. Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.
12.5Representative of a Corporate Shareholder. If an entity that is not an individual and that is not a subsidiary of the Company is a shareholder, that entity may appoint a person to act as its representative at any meeting of shareholders of the Company, and:
a.for that purpose, the instrument appointing a representative must:
i.be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or
ii.be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;
b.if a representative is appointed under this Article 12.5:
i.the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the entity that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and
ii.the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.
Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.
12.6Proxy Provisions Do Not Apply to All Companies. Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company within the meaning of the Business Corporations Act.
12.7Appointment of Proxy Holders. Every shareholder of the Company, including an entity that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.
12.8Alternate Proxy Holders. A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.
12.9When Proxy Holder Need Not Be Shareholder. A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:
a.the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;
b.the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or
c.the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.
12.10Deposit of Proxy. A proxy for a meeting of shareholders must:
a.be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

b.unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.
A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.
12.11Validity of Proxy Vote. A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:
a.at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or
b.by the chair of the meeting, before the vote is taken.
12.12Form of Proxy. A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:
[Name of Company]
The undersigned, being a shareholder of the above named Company, hereby appoints ______________, or, failing that person, _____________ , as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [ __ day of _______, 202__] and at any adjournment of that meeting.

Signed this ___ day of _________, 202__.
_________________________
Signature of shareholder
_________________________
Name of shareholder - printed
12.13Revocation of Proxy. Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:
a.received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or
b.provided, at the meeting, to the chair of the meeting.
12.14Revocation of Proxy Must Be Signed. An instrument referred to in Article 12.13 must be signed as follows:
a.if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; or

b.if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.
12.15Production of Evidence of Authority to Vote. The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.
12.16Appointment of Attorney or Agent to Cast Vote in any other Corporation. Unless otherwise provided by directors resolution, the Chief Executive Officer, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name of and on behalf of the Company, to cast the votes which the Company may be entitled to cast as the holder of shares or other securities in any other entity, any of whose shares or other securities may be held by the Company, at meetings of the holders of the shares or other securities of the other entity, or to consent in writing, in the name of the Company as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, if any, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.

PART 13
DIRECTORS

13.1First Directors; Number of Directors. The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:
a.if the Company is a public company, the greater of three and the most recently set of:
i.the number of directors as determined by the Board; and
ii.the number of directors set under Article 14.5;
b.if the Company is not a public company, the most recently set of:
i.the number of directors as determined by the Board; and
ii.the number of directors set under Article 14.5.
13.2Change in Number of Directors. If the number of directors is changed pursuant to Article 13.1, the majority of the directors during a directors' meeting or if by written resolution, by unanimous written consent of the directors may appoint a director or directors, as the case may be, to accommodate any vacancies in the Board of directors resulting from the change in the number of directors set by the shareholders.
13.3Directors' Acts Valid Despite Vacancy. An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.
13.4Remuneration of Directors. The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.5Reimbursement of Expenses of Directors. The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.
13.6Special Remuneration for Directors. If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.
13.7Gratuity, Pension or Allowance on Retirement of Director. Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.
PART 14
ELECTION AND REMOVAL OF DIRECTORS
14.1Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the shareholders at which directors are to be elected need not be by written ballot unless otherwise determined by the Board prior to such meeting, and, subject to the rights of the holders of any series of Preferred Shares to elect directors under an applicable series of Preferred Shares, a plurality of the votes of the shares present in person or represented by proxy at the meeting of shareholders and entitled to vote upon the election the directors shall elect directors.
14.2Election and Rotation at Annual General Meeting. The directors of the Company shall be elected and divided into three classes, as nearly equal in number as is ratably possible: Class I directors, Class II directors and Class III directors ~~and shall retire in rotation such that each director is always appointed for a three-year term.~~
~~Each director shall serve for a term ending on the third annual meeting following the annual meeting of shareholders at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term expiring at the next annual meeting of shareholders following the end~~ The terms of the ~~2017 calendar year,~~class designated as the Class II directors ~~first elected to Class II~~ shall ~~serve for a term expiring~~ expire at the 2025 annual meeting of shareholders ~~following the end~~, the terms of the ~~2015 calendar year, and the directors first elected to~~ class designated as the Class III directors shall ~~serve for a term expiring~~ expire at the 2026 annual meeting of shareholders ~~following~~, and the ~~end~~ terms of the ~~2016 calendar year. Each director shall hold office until the~~ class designated as the Class I directors shall expire at the 2027 annual meeting of shareholders; provided that such division of directors into classes shall terminate upon the election of directors at the 2027 annual meeting of shareholders. Each director elected by the shareholders at the 2025 annual meeting of stockholders and thereafter shall serve for a term expiring at the next succeeding annual meeting of shareholders ~~at which such director's term expires and, the foregoing notwithstanding, shall serve until his or her successor shall~~. Directors shall hold office until ~~the~~their successors have been duly elected and qualified ~~or until his or her earlier death, resignation or removal.~~
~~At such annual~~, subject however, to prior death, resignation, disqualification or removal from office. Until the election~~, the directors chosen to succeed those whose terms then expire shall be of the same class as the~~ of directors ~~they succeed, unless, by reason of any intervening changes~~at the 2027 annual meeting of shareholders, in case of any increase or decrease, from time to time, in the ~~authorized~~ number of directors, the ~~Board shall have designated one or more directorships whose terms then expire as directorships of another class in order to more nearly achieve equality of~~ number of directors ~~among the classes. In the event of any changes in the authorized number of directors, each director then continuing to serve shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.~~

~~The Board, or shareholders, as applicable, shall specify the class to which a newly created directorship~~in each class shall be ~~allocated~~apportioned in the manner determined by the Board of Directors.
14.3Consent to be a Director. No election, appointment or designation of an individual as a director is valid unless:
a.that individual consents to be a director in the manner provided for in the Business Corporations Act;
b.that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or
c.with respect to first directors, the designation is otherwise valid under the Business Corporations Act.
14.4Failure to Elect or Appoint Directors. If:
a.the Company fails to hold an annual general meeting, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or
b.the shareholders fail, at the annual general meeting, to elect or appoint any directors;
then each director then in office continues to hold office until the earlier of:
a.the date on which his or her successor is elected or appointed; and
b.the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.
14.5Places of Retiring Directors Not Filled. If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.
14.6Directors May Fill Vacancies. Any vacancy occurring in the Board may only be filled by a majority of the directors during a directors' meeting or if by written resolution, by unanimous written consent of the directors. Any director so chosen shall hold office until the next election of the class for which such director (whose vacancy is being filled) shall have been originally chosen and until his or her successor shall have been duly elected and qualified, provided, however, that, each director so chosen after the election of directors at the 2027 annual meeting of shareholders shall serve for a term expiring at the next succeeding annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.
14.7Remaining Directors Power to Act. The directors may act notwithstanding any vacancy in the Board, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the Board or, subject to the Business Corporations Act, for any other purpose.

14.8Additional Directors. Notwithstanding Articles 13.1 and 13.2, between annual general meetings, a majority of the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:
a.one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or
b.in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.
Any director so appointed shall hold office pursuant to the terms of the class of directors he or she was appointed to, and shall cease to hold office immediately before the next election or appointment of such class of directors under Article 14.2, and is eligible for re-election or re-appointment. For greater clarity, a director appointed to be a Class I director may hold office until the three-year term of the Class I directors has expired.
14.9Ceasing to be a Director. A director ceases to be a director when:
a.the term of office of the director expires;
b.the director dies;
c.the director resigns as a director by notice in writing or by electronic submission provided to the Company or a lawyer for the Company; or
d.the director is removed from office pursuant to Articles 14.10 or 14.11.
14.10Removal of Director by Shareholders. Pursuant to this Article 14.10, the shareholders may remove any director before the expiration of his or her term of office by passing a special resolution with the requisite special majority of three-quarters of the votes cast at a meeting of shareholders entitled to vote in the election of directors, voting together as a single class. Upon such a vacancy being created, only the directors are entitled to appoint a director to fill the resulting vacancy. Any director so chosen to fill such a resulting vacancy shall hold office until the next election of the class for which such removed director shall have been originally chosen and until his or her successor shall have been duly elected and qualified, provided, however, that, each director so chosen after the election of directors at the 2027 annual meeting of shareholders shall serve for a term expiring at the next succeeding annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.
14.11Removal of Director by Directors. The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and only the directors may appoint a director to fill the resulting vacancy. Any director so chosen to fill such a resulting vacancy shall hold office until the next election of the class for which such removed director shall have been originally chosen and until his or her successor shall have been duly elected and qualified, provided, however, that, each director so chosen after the election of directors at the 2027 annual meeting of shareholders shall serve for a term expiring at the next succeeding annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.
PART 15
POWERS AND DUTIES OF DIRECTORS
15.1Powers of Management. The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2Appointment of Attorney of Company. The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the Board, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.
PART 16
DISCLOSURE OF INTEREST OF DIRECTORS
16.1Obligation to Account for Profits. A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.
16.2Restrictions on Voting by Reason of Interest. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.
16.3Interested Director Counted in Quorum. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.
16.4Disclosure of Conflict of Interest or Property. A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.
16.5Director Holding Other Office in the Company. A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.
16.6No Disqualification. No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.
16.7Professional Services by Director or Officer. Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.
16.8Director or Officer in Other Corporations. A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

PART 17
PROCEEDINGS OF DIRECTORS
17.1Regular Meetings of Directors. The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine. The Chairman of the Board or any four directors may call a regular meeting of the directors at any time. The place of any meeting of the directors shall be the corporate headquarters of the Company unless otherwise agreed by a majority of the directors.
17.2Special Meetings of Directors. A special meeting of the directors may be called at any time at the request of (a) the Chairman of the Board or (b) any four directors. The place of any special meeting shall be the corporate headquarters of the Company unless otherwise agreed by a majority of the directors.
17.3Voting at Meetings. Questions arising at any meeting of directors are to be decided by a majority of votes at which a quorum is present and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.
17.4Chair of Meetings. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board. He shall make reports to the Board and the shareholders and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President or Chief Executive Officer, if so elected by the Board. The directors also may elect a vice-chairman to act in the place of the Chairman of the Board upon his or her absence or inability to act.
17.5Meetings by Telephone or Other Communications Medium. A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.5 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.
17.6Notice of Meetings. Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each regular and special meetings of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 and shall be delivered in person or by telephone or electronic transmission to each director or sent by first-class mail, addressed to each director. If the notice is mailed, it shall be deposited in the U.S. mail at least five days prior to any regular or special meeting. If the notice is delivered in person, by telephone or electronic transmission, it shall be delivered at least two days prior to any regular meeting and 24 hours prior to any special meeting. The notice for special meeting need not specify the purpose or place of the meeting if the meeting is to be held at the corporate headquarters of the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Articles, as provided under section 9.5 of the Articles of the Company. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with section 17.7 of these Articles.
17.7When Notice Not Required. It is not necessary to give notice of a meeting of the directors to a director if:
a.the meeting is to be held immediately following a meeting of shareholders at which directors are elected, or is the meeting of the directors at which that director is appointed; or
b.the director has waived notice of the meeting.

17.8Meeting Valid Despite Failure to Give Notice. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.
17.9Waiver of Notice of Meetings. Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to such director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.
17.10Quorum. The quorum necessary for the transaction of the business of the directors is deemed to be set at a majority of the entire Board who are present in person, telephonically or by proxy and those directors may constitute a meeting; however if at any meeting of the Board there is less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Subject to any provisions of any law and these Articles, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
17.11Validity of Acts Where Appointment Defective. Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.
17.12Action by Consent of Board. To the extent permitted by applicable law, the Board and any committee thereof may act without a meeting so long as all members of the Board or committee have delivered, in writing or by electronic transmission, a consent with respect to any Board action taken in lieu of a meeting.
PART 18
EXECUTIVE AND OTHER COMMITTEES

18.1Appointment and Powers of Executive Committee. The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the Board, all of the directors' powers, except:
a.the power to fill vacancies in the Board;
b.the power to remove a director;
c.the power to change the membership of, or fill vacancies in, any committee of the directors; and
d.such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.
18.2Appointment and Powers of Other Committees. The directors may, by resolution:
a.appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;
b.delegate to a committee appointed under paragraph (a) any of the directors' powers, except:
i.the power to fill vacancies in the Board;

ii.the power to remove a director;
iii.the power to change the membership of, or fill vacancies in, any committee of the directors; and
iv.the power to appoint or remove officers appointed by the directors; and
c.make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution or any subsequent directors' resolution.
18.3Obligations of Committees. Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:
a.conform to any rules that may from time to time be imposed on it by the directors; and
b.report every act or thing done in exercise of those powers at such times as the directors may require.
18.4Powers of Board. The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:
a.revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;
b.terminate the appointment of, or change the membership of, the committee; and
c.fill vacancies in the committee.
18.5Other Committee Matters. Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:
a.the committee may meet and adjourn as it thinks proper;
b.the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;
c.a majority of the members of the committee constitutes a quorum of the committee;
d.questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote; and
e.the committee may appoint such subcommittees as it deems necessary or desirable.
PART 19
OFFICERS
19.1Directors May Appoint Officers. The elected officers of the Company shall be selected by, and serve at the pleasure of, the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time. The elected officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the

Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this section 19.1. The Board or any committee thereof may from time to time elect, or the Chairman of the Board may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Articles or as may be prescribed by the Board or such committee or by the Chairman of the Board, as the case may be.
19.2Election and Term of Office. The elected officers of the Company shall be elected from time to time by the Board. Each officer shall hold office until such person’s successor is duly elected and qualified or until such person’s death or until he or she resigns or is removed pursuant to these Articles.
19.3Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board. He shall make reports to the Board and the shareholders and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President or Chief Executive Officer, if so elected by the Board. The directors also may elect a vice-chairman to act in the place of the Chairman of the Board upon his or her absence or inability to act.
19.4Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of him by the Board. Unless the Board has elected a vice-chairman and such vice-chairman is able to act in the place of the Chairman of the Board, the Chief Executive Officer, if he is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of shareholders and the Board.
19.5President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Company’s business and general supervision of its policies and affairs. The President shall have such other powers and shall perform such other duties as are assigned to him by the Board or the Chairman of the Board.
19.6Vice Presidents. Any Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as are assigned to him by the Board or the Chairman of the Board.
19.7Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board or the Chairman of the Board.
19.8Secretary. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders. The Secretary shall see that all notices are duly given in accordance with the provisions of these Articles and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all share certificates of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chairman of the Board.
19.9Assistant Secretaries. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Articles or assigned to them by the Board, the Chairman of the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board or the Chairman of the Board may designate.
19.10Removal. Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Board or, except in the case of an officer chosen by the Board, by the Chairman of the Board or any other officer upon whom such power of removal may be conferred by the Board. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor or such person’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.
19.11Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board, the Company’s Chairman of the Board or any other officer upon whom such power may be conferred by the Board for the unexpired portion of the term.
19.12Functions, Duties and Powers of Officers. The directors may, for each officer:
a.determine the functions and duties of the officer;
b.entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and
c.revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.
19.13Qualifications. No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the Chairman of the Board must be a director. Any other officer need not be a director.
PART 20
INDEMNIFICATION
20.1Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other unincorporated entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Business Corporations Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employment Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided in Section 20.3, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 20.1 shall be a contract right and shall include, to the fullest extent authorized by the Business Corporations Act, the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, any advance payments to be paid by the Company within 20 calendar days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the Business Corporations Act requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 20.1 or otherwise.
20.2Right of Claimant to Bring Suit. If a claim under Section 20.1 of these Articles is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the Business Corporations Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board, independent legal counsel or its shareholders) to have made a determination prior to the circumstances that the claimant has met the applicable standard of conduct set forth in the Business Corporations Act, nor an actual determination by the Company (including its Board, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
20.3Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Part 20 is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Notice of Articles, these Articles, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these Articles shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company to indemnification hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
20.4Indemnification of Other Persons. Subject to any restrictions in the Business Corporations Act, the Company may grant rights to indemnification, and rights to have the Company pay the expenses incurred in defending any proceeding in advance of its final disposition to any person.
20.5Non-Compliance with Business Corporations Act. The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Article 20.
20.6Company May Purchase Insurance. The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:
a.is or was a director, officer, employee or agent of the Company;
b.is or was a director, officer, employee or agent of an entity at a time when the entity is or was an affiliate of the Company;
c.at the request of the Company, is or was a director, officer, employee or agent of an entity or of a partnership, trust, joint venture or other unincorporated entity;
d.at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.
20.7Amendment, Repeal or Modification. Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
PART 21
DIVIDENDS
21.1Payment of Dividends Subject to Special Rights. The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.
21.2Declaration of Dividends. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.
21.3No Notice Required. The directors need not give notice to any shareholder of any declaration under Article 21.2.
21.4Record Date. The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.
21.5Manner of Paying Dividend. A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of cash, of specific assets, of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.
21.6Settlement of Difficulties. If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:
a.set the value for distribution of specific assets;
b.determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and
c.vest any such specific assets in trustees for the persons entitled to the dividend.
21.7When Dividend Payable. Any dividend may be made payable on such date as is fixed by the directors.
21.8Dividends to be Paid in Accordance with Number of Shares. All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.
21.9Receipt by Joint Shareholders. If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.
21.10Dividend Bears No Interest. No dividend bears interest against the Company.
21.11Fractional Dividends. If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12Payment of Dividends. Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.
21.13Capitalization of Surplus. Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.
PART 22
DOCUMENTS, RECORDS AND REPORTS
22.1Recording of Financial Affairs. The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.
22.2Inspection of Records. Upon receipt of a shareholder request, the directors may, but need not, determine that the shareholders are entitled to inspect or obtain a copy of any accounting records of the Company, with such determination to be made by way of a directors' resolution.
PART 23
NOTICES
23.1Method of Giving Notice. Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report, consent, waiver or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:
a.mail addressed to the person at the applicable address for that person as follows:
i.for a record mailed to a shareholder, the shareholder's registered address;
ii.for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;
iii.in any other case, the mailing address of the intended recipient;
b.delivery at the applicable address for that person as follows, addressed to the person:
i.for a record delivered to a shareholder, the shareholder's registered address;
ii.for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;
iii.in any other case, the delivery address of the intended recipient;

c.sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;
d.sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;
e.physical delivery to the intended recipient; or
f.as otherwise permitted by any securities legislation (together with all regulations and rules made and promulgated thereunder and all administrative policy statements, blanket orders, and rulings, notices, and other administrative directions issued by securities commissions or similar authorities appointed thereunder) in any province or territory of Canada or in the federal jurisdiction of the United States or in any state of the United States that is applicable to the Company.
23.2Deemed Receipt of Mailing. A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.
23.3Certificate of Sending. A certificate signed by the secretary, if any, or other officer of the Company or of any other entity acting in that behalf for the Company stating that a notice, statement, report, consent, waiver or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.
23.4Notice to Joint Shareholders. A notice, statement, report, consent, waiver or other record may be provided by the Company to the joint shareholders of a share by providing the record to the joint shareholder first named in the central securities register in respect of the share.
23.5Notice to Trustees. A notice, statement, report, consent, waiver or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:
a.mailing the record, addressed to them:
i.by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and
ii.at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or
b.if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.
PART 24
SEAL AND EXECUTION OF DOCUMENTS
24.1Who May Attest Seal. Except as provided in Articles 24.2 and 24.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:
a.any two directors;
b.the Secretary or any Assistant Secretary;

c.any other officer, together with any director;
d.if the Company only has one director, that director; or
e.any one or more directors or officers or persons as may be determined by the directors.
24.2Sealing Copies. For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.
24.3Mechanical Reproduction of Seal. The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the Chairman of the Board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.
24.4Execution of Documents Generally. The directors may from time to time appoint any one or more persons, officers or directors for the purpose of executing any instrument, document or agreement in the name of and on behalf of the Company for which the seal need not be affixed, and if no such person, officer or director is appointed, then any one officer or director of the Company may execute such instrument, document or agreement. Unless provided otherwise by resolution of the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Company. Subject to any restrictions imposed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President of the Company may delegate contractual powers to others under such person’s jurisdiction, it being understood, however, that any such delegation of power shall not relieve the officer of responsibility with respect to the exercise of the delegated power.
PART 25
COMMON SHARES
SPECIAL RIGHTS AND RESTRICTIONS
25.1Special Rights and Restrictions. The Company is authorized to issue up to 550,000,000 shares of a class designated as "Common Shares" without par value and such shares shall have attached thereto the following rights, privileges, restrictions and conditions.
25.2Voting Rights. The holders of the Common Shares shall be entitled to receive notice of, and to attend, all meetings of the shareholders of the Company and shall have one (1) vote for each Common Share held at all meetings of the shareholders of the Company, except for meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.
25.3Dividends. Subject to the prior rights and preferences attaching to any other class of shares of the Company, the right to receive any dividend declared by the Company in such amount and in such form as the directors of the Company may from time to time determine, and all dividends which the directors of the Company may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding. For greater certainty, the Board may in their absolute discretion declare dividends on any one or more classes of shares in the Company to the exclusion of all other classes of shares of the Company.
25.4Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject to the prior rights of the holders of the Preferred Shares, be entitled to receive the remaining property and assets of the Company.
PART 26
CLASS A PREFERRED SHARES
SPECIAL RIGHTS AND RESTRICTIONS
26.1Special Rights and Restrictions. The Company is authorized to issue a class A of preferred shares, up to a maximum of 50,000,000 shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, to be designated as "Class A Preferred Shares", without par value, which may be issued in one or more series as determined by the directors of the Company. The Class A Preferred Shares shall be entitled to receive notice of any meeting of shareholders and shall be entitled to such number of votes per Class A Preferred Share as authorized by the directors, by resolution, at or prior to the time of the creation or designation of the applicable series, except as otherwise required by the Business Corporations Act. In addition to such rights respecting voting, the Class A Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
a.subject to the provisions of the Business Corporations Act, the special rights and restrictions attached to the Class A Preferred Shares authorize the directors, by resolution, to do one or more of the following:
i.create and designate any series of Class A Preferred Shares and authorize the alteration of the Notice of Articles to provide for such series;
ii.determine the maximum number of shares of each of those series of shares that the Company is authorized to issue, determine that there is no maximum number or alter any determination made, under this subparagraph or otherwise, in relation to a maximum number of those shares, and authorize the alteration of the Notice of Articles accordingly;
iii.alter the Articles, and authorize the alteration of the Notice of Articles, to create an identifying name by which the shares of any of those series of shares may be identified or to alter any identifying name created for those shares;
iv.create, define and attach special rights and restrictions to the shares of each series and alter the Articles, and authorize the alteration of the Notice of Articles, to attach special rights or restrictions to the shares of any of those series of shares or to alter any special rights or restrictions attached to those shares at any time as the directors determine; including the determination of any or all of the following:
A.the voting powers, if any, and whether such voting powers are full or limited, in such series;
B.the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
C.whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

D.the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;
E.the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of shares, or any other security, of the Company or any other entity, and price or prices or the rates of exchange applicable thereto;
F.the right, if any, to subscribe for or to purchase any securities of the Company or any other entity;
G.the provisions, if any, of a sinking fund applicable to such series; and
H.any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;
all as shall be determined from time to time by the Board and shall be stated in a resolution or resolutions providing for the issuance of such Class A Preferred Shares (a "Designation of Series of Class A Preferred Shares");
b.the directors are authorized to issue a first series of up to 50,000,000 series 1 Class A Preferred Shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, designated as the "Class A Series 1 Preferred Shares", having the rights, privileges, restrictions and conditions as set out in Part 27 of these Articles; and
c.the number of authorized shares of the Class A Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of two-thirds of the holders of the outstanding Common Shares, without a vote of the holders of the Class A or Class B Preferred Shares, or of any series thereof, unless a vote of any such holders is required pursuant to any Designation of Series of Class A Preferred Shares.
PART 27
CLASS A SERIES 1 PREFERRED SHARES
SPECIAL RIGHTS AND RESTRICTIONS
~~Part 27 of the Articles was replaced by the directors resolutions dated November 26, 2017 and received at the Records Office March 28, 2018. Part 27 of the Articles is attached as Schedule A to these Articles~~
1.aSpecial Rights and Restrictions. The Company is authorized to issue up to 50,000,000 Class A Series 1 Preferred Shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, without par value, which may be issued at any time as determined by the directors of the Company and having the special rights and restrictions authorized by the directors, by resolution.
PART 28
CLASS B PREFERRED SHARES
SPECIAL RIGHTS AND RESTRICTIONS
28.1Special Rights and Restrictions. The Company is authorized to issue a class B of preferred shares, up to a maximum of 50,000,000 shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, to be designated as "Class B Preferred Shares", without par value, which may be issued in one or more series as determined by the directors of the Company. The Class B Preferred Shares shall not be entitled to receive notice of any meeting of shareholders or to vote at any such meeting, except as otherwise required by the Business Corporations Act. In addition to such rights respecting voting, the Class B Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
a.subject to the provisions of the Business Corporations Act, the special rights and restrictions attached to the Class B Preferred Shares authorize the directors, by resolution, to do one or more of the following:
i.create and designate any series of Class B Preferred Shares and authorize the alteration of the Notice of Articles to provide for such series;
ii.determine the maximum number of shares of each of those series of shares that the Company is authorized to issue, determine that there is no maximum number or alter any determination made, under this subparagraph or otherwise, in relation to a maximum number of those shares, and authorize the alteration of the Notice of Articles accordingly;
iii.alter the Articles, and authorize the alteration of the Notice of Articles, to create an identifying name by which the shares of any of those series of shares may be identified or to alter any identifying name created for those shares;
iv.create, define and attach special rights and restrictions to the shares of each series and alter the Articles, and authorize the alteration of the Notice of Articles, to attach special rights or restrictions to the shares of any of those series of shares or to alter any special rights or restrictions attached to those shares at any time as the directors determine; including the determination of any or all of the following:
A.the voting powers, if any, and whether such voting powers are full or limited, in such series;
B.the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
C.whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;
D.the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;
E.the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of shares, or any other security, of the Company or any other entity, and price or prices or the rates of exchange applicable thereto;
F.the right, if any, to subscribe for or to purchase any securities of the Company or any other entity;
G.the provisions, if any, of a sinking fund applicable to such series; and
H.any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board and shall be stated in a resolution or resolutions providing for the issuance of such Class B Preferred Shares (a "Designation of Series of Class B Preferred Shares"); and
b.the directors are authorized to issue a first series of up to 50,000,000 series 1 Class B Preferred Shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, designated as the "Class B Series 1 Preferred Shares", having the rights, privileges, restrictions and conditions as set out in Part 29 of these Articles; and
c.except as required by law, holders of Class B Preferred Shares, being non-voting preferred shares, shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. The number of authorized shares of the Class B Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of two-thirds of the holders of the outstanding Common Shares, without a vote of the holders of the Class A or Class B Preferred Shares, or of any series thereof, unless a vote of any such holders is required pursuant to any Designation of Series of Class B Preferred Shares.

PART 29
CLASS B SERIES 1 PREFERRED SHARES
SPECIAL RIGHTS AND RESTRICTIONS
29.1Special Rights and Restrictions. The Company is authorized to issue up to 50,000,000 Class B Series 1 Preferred Shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, without par value, which may be issued at any time as determined by the directors of the Company and having the special rights and restrictions authorized by the directors, by resolution.

~~Schedule “A”~~
~~PART 27.1~~
~~SPECIAL RIGHTS AND RESTRICTIONS OF~~
~~CLASS A SERIES 1 PREFERRED SHARES~~
~~27.1.1    Definitions~~
~~As used herein, the following terms shall have the following meanings:~~
~~(a)    “Accrued Dividends” shall mean, with respect to any Class A Series 1 Preferred Share, as of any date, the accrued and unpaid dividends on such share from, and including, the most recently preceding Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to, but not including, such date.~~
~~(b)    “Article 27.1.9(a) Distribution” shall have the meaning set forth in Article 27.1.9(d)(v)(A).~~
~~(c)    “Article 27.1.9(b) Distribution” shall have the meaning set forth in Article 27.1.9(d)(v)(B).~~
~~(d)    “Article 27.1.9(d) Distribution” shall have the meaning set forth in Article 27.1.9(d)(v)(B).~~
~~(e)    “Automatic Conversion” shall have the meaning set forth in Article 27.1.6(d)(i).~~
~~(f)    “Automatic Conversion Time” shall have the meaning set forth in Article 27.1.6(d)(i).~~
~~(g)    “Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.~~
~~(h)    “Business Day” shall mean any day other than a Saturday or Sunday or any other day on which commercial banks in New York City or the province of British Columbia, Canada are authorized or required by law or executive order to close.~~
~~(i)    “Cash Dividends” shall have the meaning set forth in Article 27.1.3(a).~~
~~(j)    “Change of Control” shall mean any proposed transaction or series of related transactions (i) that results in any person or group (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act) acquiring “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total combined voting power of outstanding Common Shares and Class A Series 1 Preferred Shares (considered on a basis as if fully converted into Common Shares) or (ii) pursuant to which the Company is consolidated, merged, combined or amalgamated with another corporation or entity, and, as a result of such consolidation, merger, combination or amalgamation, less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity are then owned by the former shareholders of the Company and, in each of clause (i) and (ii), the Common Shares are converted into, or exchanged for, cash, securities or other property of another Person.~~

~~(k)    “close of business” as of any Business Day shall mean 5:00 p.m. (New York City time) on such Business Day.~~
~~(l)    “Conversion” means Early Conversion, Forced Conversion, Mandatory Conversion or Automatic Conversion, as applicable.~~
~~(m)    “Conversion Date” shall mean the Early Conversion Date, the Forced Conversion Date, the Mandatory Conversion Date or the Automatic Conversion Date, as applicable.~~
~~(n)    “Conversion Price” shall mean, as of any time, US$10,000 divided by the Conversion Rate as of such time.~~
~~(o)    “Conversion Rate” shall equal 3,030.3030 Common Shares per each US$10,000 of Liquidation Preference of Class A Series 1 Preferred Shares, subject to adjustment in accordance with Article 27.1.9, rounded to the nearest 1/10,000th of a share.~~
~~(p)    “Current Market Price” per Common Share (or, in the case of Article 27.1.9(d), per Common Share, shares, capital stock or equity interests, as applicable) on any date means for the purposes of determining an adjustment to the Conversion Rate:~~
~~(i)    for purposes of any adjustment pursuant to Article 27.1.9(b), Article 27.1.9(d) (but only in the event of an adjustment thereunder not relating to a Spin-Off), or Article 27.1.9(e), the Average VWAP per Common Share over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;~~
~~(ii)    for purposes of any adjustment pursuant to Article 27.1.9(d) relating to a Spin-Off, the Average VWAP per Common Share, share, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution; and~~
~~(iii)    for purposes of any adjustment pursuant to Article 27.1.9(f), the Average VWAP per Common Share over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.~~
~~(q)    “Dividend Payment Date” shall mean March 30, June 30, September 30 and December 30 of each year, commencing June 30, 2018.~~
~~(r)    “Dividend Rate” shall mean, as of any date of determination, the rate per annum of 2.0%, subject to increase and subsequent decrease as set forth in Section 3(e)(iv) of the Registration Rights, Lock-Up and Standstill Agreement, dated as of April 2, 2018, between the Company and the shareholders party thereto, as may be amended from time to time.~~
~~(s)    “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the March 25, June 25, September 25 or December 24 immediately preceding such Dividend Payment Date.~~
~~(t)    “Early Conversion” shall have the meaning set forth in Article 27.1.6(a)(i).~~

~~(u)    “Early Conversion Date” shall have the meaning set forth in Article 27.1.6(a)(i).~~
~~(v)    “Early Conversion Effective Date” shall have the meaning set forth in Article 27.1.6(a)(iii).~~
~~(w)    “Exchange Property” shall have the meaning set forth in Article 27.1.10(a).~~
~~(x)    “Ex-Date,” when used with respect to any issuance or distribution on the Common Shares or any other securities, means the first date on which the Common Shares or such other securities trade without the right to receive such issuance or distribution.~~
~~(y)    “Expiration Date” shall have the meaning set forth in Article 27.1.9(f)(i).~~
~~(z)    “Fair Market Value” means the fair market value as determined in good faith by the Board (or an authorized committee thereof), whose determination shall be conclusive and final.~~
~~(aa)    “Forced Conversion” shall have the meaning set forth in Article 27.1.6(b)(i).~~
~~(bb)    “Forced Conversion Date” shall have the meaning set forth in Article 27.1.6(b)(ii).~~
~~(cc)    “Forced Conversion Notice” shall have the meaning set forth in Article 27.1.6(b)(ii).~~
~~(dd)    “Forced Conversion Notice Date” shall have the meaning set forth in Article 27.1.6(b)(ii).~~
~~(ee)    “Issue Date” shall mean the original date of issuance of the Class A Series 1 Preferred Shares.~~
~~(ff)    “Liquidation Preference” shall mean, with respect to each Class A Series 1 Preferred Share, $10,000, subject to increase in accordance with Article 27.1.3(c), and, with respect to any Conversion only, shall include any Accrued Dividends as provided in Article 27.1.3(e).~~
~~(gg)    “Mandatory Conversion” shall have the meaning set forth in Article 27.1.6(c)(i).~~
~~(hh)    “Mandatory Conversion Date” means June 30, 2023.~~
~~(ii)    “Mandatory Conversion Issuance Date” shall have the meaning set forth in Article 27.1.6(c)(ii).~~
~~(jj)    “Ownership Notice” shall mean any written notice of the Company containing the information, if any, required to be set forth or stated on certificates pursuant to the Business Corporations Act, which shall include the information set forth in Exhibit B.~~
~~(kk)    “Redemption Date” shall have the meaning set forth in Article 27.1.7(a).~~
~~(ll)    “Reorganization Event” shall have the meaning set forth in Article 27.1.10(a).~~
~~(mm)    “Settlement Period” means the 10-consecutive Trading Day period before a Conversion Date.~~

~~(nn)    “Spin-Off” means a distribution by the Company to all holders of Common Shares consisting of common shares or capital stock of, or similar equity interests in, or relating to, a subsidiary or other business unit of the Company.~~
~~(oo)    “Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Shares are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a national or regional securities exchange, on the principal other market on which the Common Shares are then traded. If the Common Shares are not so listed or traded, “Trading Day” shall mean a Business Day.~~
~~(pp)    “Trigger Event” shall have the meaning set forth in Article 27.1.9(d)(iv).~~
~~(qq)    “Unit of Exchange Property” shall have the meaning set forth in Article 27.1.10(a).~~
~~(rr)    “VWAP” per Common Share on any Trading Day shall mean the per share volume-weighted average price as displayed on Bloomberg page “CVEO Equity VWAP” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” shall mean the market value per Common Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose. VWAP for any other security will be determined in the manner set forth above, with all references to Common Shares being to such other securities.~~
~~27.1.2    Amount; Ranking~~
~~(a)    There shall be created from the Class A Series 1 Preferred Shares of the Company authorized to be issued pursuant to the Articles of the Company, 9,679 Class A Series 1 Preferred Shares.~~
~~(b)    The Class A Series 1 Preferred Shares that are redeemed, purchased or otherwise acquired by the Company, or converted into Common Shares, shall be cancelled, shall revert to authorized but unissued Class A Series 1 Preferred Shares and shall not be reissued.~~
~~(c)    The Class A Series 1 Preferred Shares shall rank senior in all respects to the Common Shares with respect to dividend rights and rights upon the liquidation, dissolution or winding-up of the Company up to the amount of the Liquidation Preference and Accrued Dividends, as provided more fully herein.~~
~~27.1.3    Dividends~~
~~(a)    Holders of Class A Series 1 Preferred Shares shall be entitled to receive, with respect to each Class A Series 1 Preferred Share, and as, when and if declared by the Board out of funds of the Company legally available for payment, cash dividends (“Cash Dividends”) on the Liquidation Preference in effect immediately after the immediately prior Dividend Payment Date (or if there has been no prior Dividend Payment Date, the Issue Date), computed on the basis of a 360-day year consisting of twelve 30-day months, at the Dividend Rate, compounded quarterly on each Dividend Payment Date.~~

~~(b)    To the extent the Board so declares, Cash Dividends shall be payable in arrears on each Dividend Payment Date for the quarterly period ending immediately prior to such Dividend Payment Date (or with respect to the first Dividend Payment Date, for the period commencing on the Issue Date and ending immediately prior to the first Dividend Payment Date), to the holders of the Class A Series 1 Preferred Shares as they appear on the Company’s central securities register at the close of business on the relevant Dividend Record Date. If a Dividend Payment Date is not a Business Day, then any Cash Dividend in respect of such Dividend Payment Date shall be due and payable on the first Business Day following such Dividend Payment Date without any accrual of additional dividends or interest on account of such delay in payment.~~
~~(c)    Notwithstanding Article 27.1.3(a), the Company may, at the sole election of the Board, elect not to declare or pay a Cash Dividend, or to pay a partial Cash Dividend, in respect of any Dividend Payment Date, subject to the provisions of this Article 27.1.3(c). In the event that the Company does not declare and pay a Cash Dividend, or elects to pay a partial Cash Dividend, at the Dividend Rate in respect of any Dividend Payment Date, then, effective upon such Dividend Payment Date, an amount equal to, if the Board elects not to declare or pay a Cash Dividend, the amount that would have been payable if such dividend had been paid as a Cash Dividend, or if the Board elects to pay a partial Cash Dividend, the amount not paid as a Cash Dividend, shall be deemed paid-in-kind and such amount shall be added to the Liquidation Preference.~~
~~(d)    Dividends on the Class A Series 1 Preferred Shares shall accumulate and become Accrued Dividends on a day-to-day basis, whether or not declared (and whether or not permitted to be declared under applicable law), from the most recent Dividend Payment Date, or if there has been no prior Dividend Payment Date, from the Issue Date, until Cash Dividends are paid pursuant to Article 27.1.3(b) in respect of such accumulated amounts or the Liquidation Preference is increased in respect of such accumulated amounts pursuant to Article 27.1.3(c).~~
~~(e)    Notwithstanding anything to the contrary herein, if any Class A Series 1 Preferred Shares are converted into Common Shares, any Accrued Dividends with respect to such Class A Series 1 Preferred Shares shall not be permitted to be paid in cash, but shall be added to the Liquidation Preference for purposes of such Conversion. For the avoidance of doubt, such Accrued Dividends shall include dividends accruing from, and including, the most recently preceding Dividend Payment Date to, but not including, the Conversion Date.~~
~~27.1.4    Liquidation, Dissolution or Winding-Up~~
~~(a)    In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Class A Series 1 Preferred Shares shall be entitled to receive pro rata the Liquidation Preference and Accrued Dividends for each Class A Series 1 Preferred Share held before any amount shall be paid or any property or assets of the Company distributed to the holders of Common Shares or shares ranking junior to the Class A Series 1 Preferred Shares. Upon payment of the amount so payable to them, the holders of the Class A Series 1 Preferred Shares shall not be entitled to share in any further distribution of the property or assets of the Company.~~

~~27.1.5    Voting Rights.~~
~~(a)    Each Class A Series 1 Preferred Share shall have only such voting rights as prescribed by the Business Corporations Act and, in connection with such voting rights, shall be entitled to one vote per Class A Series 1 Preferred Share.~~
~~27.1.6    Conversion~~
~~(a)    Early Conversion at the Option of the Holder~~
~~(i)    The holders of the Class A Series 1 Preferred Shares shall have the right, exercisable from time to time, to convert their Class A Series 1 Preferred Shares, in whole or in part (but in no event less than whole Class A Series 1 Preferred Shares), at any time after April 2, 2020 and prior to the Mandatory Conversion Date (“Early Conversion”), into Common Shares at the Conversion Rate then in effect, subject to satisfaction of the Conversion procedures set forth in this Article 27.1.6(a) (the date of issuance of such Shares, the “Early Conversion Date”).~~
~~(ii)    To effect an Early Conversion of any Class A Series 1 Preferred Shares pursuant to this Article 27.1.6(a), the holder thereof must deliver to the Company the Share Certificate(s) representing such Class A Series 1 Preferred Shares, together with the Notice in Exhibit A hereto and, if required by clause (iv) of this Article 27.1.6(a) below, pay all transfer or similar taxes or duties, if any.~~
~~(iii)    The Early Conversion shall be effective on the date on which a holder of Class A Series 1 Preferred Shares has satisfied the foregoing requirements, to the extent applicable (such date, the “Early Conversion Effective Date”). A holder of Class A Series 1 Preferred Shares shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of any Common Shares if such holder exercises its conversion rights, but such holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such holder. As Common Shares issued upon an Early Conversion will be in book entry form, the Common Shares issuable upon conversion shall be delivered to the converting holder through book-entry transfer through the facilities of DTC or the Company’s transfer agent, as applicable, together with delivery by the Company to the converting holder of Class A Series 1 Preferred Shares of any cash to which such converting holder is entitled. The Common Shares will be issued on the latest of (i) the 10th Business Day immediately succeeding the Early Conversion Effective Date, and (ii) the Business Day after such holder has paid in full all applicable taxes and duties, if any, in accordance with the foregoing provisions. On any Early Conversion Effective Date, dividends shall cease to accrue on the Class A Series 1 Preferred Shares so converted and all other rights with respect to the Class A Series 1 Preferred Shares so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole Common Shares into which such of Class A Series 1 Preferred Shares have been converted (with cash payment for fractional shares pursuant to Article 27.1.8).~~
~~(iv)    The Person or Persons entitled to receive the Common Shares issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. Except as set forth in Article 27.1.9(j)(iii), prior to 5:00 p.m., New York City time,~~

~~on such applicable Early Conversion Date, the Common Shares issuable upon Early Conversion of any Class A Series 1 Preferred Shares shall not be deemed to be outstanding for any purpose, and holders of Class A Series 1 Preferred Shares shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers for the Common Shares or rights to receive any dividends or other distributions on the Common Shares, by virtue of holding Class A Series 1 Preferred Shares.~~
~~(v)    In the event that an Early Conversion is effected with respect to Class A Series 1 Preferred Shares representing less than all the Class A Series 1 Preferred Shares held by a holder of Class A Series 1 Preferred Shares, upon such Early Conversion the Company shall execute and instruct its transfer agent to countersign and deliver to the holder thereof, at the expense of the Company, a certificate evidencing the Class A Series 1 Preferred Shares as to which Early Conversion was not effected.~~
~~(b)    Forced Conversion by the Company.~~
~~(i)    The Company shall have the right, at any time and from time to time, to cause the outstanding Class A Series 1 Preferred Shares to be converted, in whole or in part, into Common Shares at the Conversion Rate then in effect (“Forced Conversion”); provided, however that, in order for the Company to exercise such right, the Average VWAP of the Common Shares during a 15 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Forced Conversion Notice Date shall be greater than or equal to the Conversion Price then in effect.~~
~~(ii)    To convert Class A Series 1 Preferred Shares into Common Shares pursuant to this Article 27.1.6(b), the Company shall give written notice (the “Forced Conversion Notice” and the date of such notice, the “Forced Conversion Notice Date”) to each holder of Class A Series 1 Preferred Shares stating that the Company elects to force Conversion of such Class A Series 1 Preferred Shares pursuant to this Article 27.1.6(b) and shall state therein:~~
~~(A)    the number of Class A Series 1 Preferred Shares to be converted;~~
~~(B)    the Conversion Rate on the Forced Conversion Notice Date; and~~
~~(C)    the Company’s computation of the number of Common Shares to be received by such holder.~~
~~If the Company validly delivers a Forced Conversion Notice in accordance with this Article 27.1.6(b), the Company shall issue the Common Shares as soon as reasonably practicable, but not later than 10 Business Days thereafter (the date of issuance of such shares, the “Forced Conversion Date”).~~
~~(iii)    The Person or Persons entitled to receive the Common Shares issuable upon the Forced Conversion of Class A Series 1 Preferred Shares shall be treated as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the Forced Conversion Date. Except as provided under Article 27.1.9(j)(iii), prior to 5:00 p.m., New York City time, on the Forced Conversion Date, the Common Shares issuable upon the Forced Conversion of Class A Series 1 Preferred Shares shall not be outstanding for any purpose and holders of Class A Series 1 Preferred Shares shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers or rights to receive any dividends or other distributions on the Common Shares, by virtue of~~

~~holding Class A Series 1 Preferred Shares. As Common Shares issued upon a Forced Conversion will be in book entry form, the Common Shares issuable upon Forced Conversion shall be delivered to the converting holder through book-entry transfer through the facilities of DTC or the Company’s transfer agent, as applicable, together with delivery by the Company to the converting holder of Class A Series 1 Preferred Shares of any cash to which such converting holder is entitled. On the Forced Conversion Notice Date, dividends shall cease to accrue on the Class A Series 1 Preferred Shares so converted and all other rights with respect to the Class A Series 1 Preferred Shares so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole Common Shares into which such of Class A Series 1 Preferred Shares have been converted (with cash payment for fractional shares pursuant to Article 27.1.8).~~
~~(iv)    In the event that a Forced Conversion is effected with respect to Class A Series 1 Preferred Shares representing less than all the Class A Series 1 Preferred Shares held by a holder of Class A Series 1 Preferred Shares, upon such Forced Conversion the Company shall execute and instruct its transfer agent to countersign and deliver to the holder thereof, at the expense of the Company, a certificate evidencing the Class A Series 1 Preferred Shares as to which Forced Conversion was not effected.~~
~~(c)    Mandatory Conversion~~
~~(i)    Each Class A Series 1 Preferred Share shall automatically convert on the Mandatory Conversion Date (“Mandatory Conversion”) into Common Shares at the Conversion Rate in effect on such date.~~
~~(ii)    The Person or Persons entitled to receive the Common Shares issuable upon the Mandatory Conversion of Class A Series 1 Preferred Shares shall be treated as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the Mandatory Conversion Issuance Date. Except as provided under Article 27.1.9(j)(iii), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Issuance Date, the Common Shares issuable upon the Mandatory Conversion of Class A Series 1 Preferred Shares shall not be outstanding for any purpose and holders of Class A Series 1 Preferred Shares shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers or rights to receive any dividends or other distributions on the Common Shares, by virtue of holding Class A Series 1 Preferred Shares. As Common Shares issued upon a Mandatory Conversion will be in book entry form, the Common Shares issuable upon Mandatory Conversion shall be delivered to the converting holder through book-entry transfer through the facilities of DTC or the Company’s transfer agent, as applicable, together with delivery by the Company to the converting holder of Class A Series 1 Preferred Shares of any cash to which such converting holder is entitled. The Common Shares will be issued as soon as reasonably practicable but in no event later than the 10th Business Day immediately succeeding the Mandatory Conversion Date (the date of issuances of such shares, the “Mandatory Conversion Issuance Date”). On the Mandatory Conversion Date, dividends shall cease to accrue on the Class A Series 1 Preferred Shares so converted and all other rights with respect to the Class A Series 1 Preferred Shares so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole Common Shares into which such of Class A Series 1 Preferred Shares have been converted (with cash payment for fractional shares pursuant to Article 27.1.8).~~

~~(d)    Automatic Conversion on Change of Control~~
~~(i)    Immediately prior to the consummation of a Change of Control, each Class A Series 1 Preferred Share shall automatically convert (“Automatic Conversion”) into Common Shares at the Conversion Rate in effect on such date (the “Automatic Conversion Time”). Such Automatic Conversion shall be automatic, without need for any further action by the holders of Class A Series 1 Preferred Shares and regardless of whether the certificates representing such shares are surrendered to the Company or its transfer agent. Upon the Automatic Conversion of the Class A Series 1 Preferred Shares pursuant to this Article 27.1.6(d), the Company shall promptly send written notice thereof to each holder of record of the Class A Series 1 Preferred Shares at such holder’s address then shown on the records of the Company.~~
~~(ii)    The Person or Persons entitled to receive the Common Shares issuable upon the Automatic Conversion of Class A Series 1 Preferred Shares shall be treated as the record holder(s) of such Common Shares as of the Automatic Conversion Time. Except as provided under Article 27.1.9(j)(iii), prior to the Automatic Conversion Time, the Common Shares issuable upon the Automatic Conversion of Class A Series 1 Preferred Shares shall not be outstanding for any purpose and holders of Class A Series 1 Preferred Shares shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers or rights to receive any dividends or other distributions on the Common Shares, by virtue of holding Class A Series 1 Preferred Shares. The Common Shares will be deemed issued as of the Automatic Conversion Time.~~
~~(e)    General Conversion Provisions. The Company shall be entitled to register the Common Shares issued on a Conversion, and make such payment, in the name of the holder of Class A Series 1 Preferred Shares as shown on the records of the Company.~~
~~27.1.7    Redemption~~
~~(a)    Redemption at the Company’s Option. The Company shall have the right, at any time and from time to time, to redeem the Class A Series 1 Preferred Shares, in whole or in part, for cash. The Company may exercise such right upon giving notice of redemption pursuant to Article 27.1.7(b) and paying a redemption price per share equal to the Liquidation Preference plus Accrued Dividends as of the Business Day immediately preceding the date of redemption (the “Redemption Date”).~~
~~(b)    Notice of Redemption. Notice of redemption of Class A Series 1 Preferred Shares shall be given to the holders of record of the Class A Series 1 Preferred Shares to be redeemed at their respective last addresses appearing on the books of the Company at least 15 days and not more than 60 days before the Redemption Date. Any notice given as provided in this Article 27.1.7(b) shall be conclusively presumed to have been duly given, whether or not the holder of the Class A Series 1 Preferred Shares to be redeemed receives such notice, but failure duly to give such notice, or any defect in such notice, to any holder of Class A Series 1 Preferred Shares shall not affect the validity of the proceedings for the redemption of any other Class A Series 1 Preferred Shares. The notice of redemption given to a holder of the Class A Series 1 Preferred Shares shall state:~~
~~(i)    the Redemption Date;~~

~~(ii)    the number of Class A Series 1 Preferred Shares to be redeemed;~~
~~(iii)    the redemption price as provided in Article 27.1.7(a); and~~
~~(iv)    the place or places where certificates for such Class A Series 1 Preferred Shares are to be surrendered for payment of the redemption price.~~
~~(c)    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the Redemption Date specified in the notice all funds necessary for the redemption have been deposited by the Company, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in New York City, and having a capital and surplus of at least $50 million and selected by the Board, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the Redemption Date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the Redemption Date shall, to the extent permitted by applicable law, be released to the Company, after which time the holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.~~
~~27.1.8    No Fractional Shares~~
~~(a)    No fractional Common Shares shall be issued upon Conversion, whether voluntary or mandatory.~~
~~(b)    In lieu of any fractional Common Shares otherwise issuable in respect of a Conversion, the Company shall make a cash payment to each holder of the Class A Series 1 Preferred Shares that would otherwise be entitled to a fractional share (based on the Average VWAP of the Common Shares over the five consecutive Trading Day period beginning on, and including, the seventh Trading Day immediately prior to the applicable Conversion Date).~~
~~(c)    If more than one Class A Series 1 Preferred Share is surrendered for Conversion at one time by or for the same holder, the number of full Common Shares issuable upon Conversion thereof shall be computed on the basis of the aggregate number of Class A Series 1 Preferred Shares so surrendered.~~

~~27.1.9    Anti-Dilution Adjustments to the Conversion Rate~~
~~The Conversion Rate shall be subject to the following adjustments:~~
~~(a)    Stock Dividends and Distributions~~
~~(i)    If the Company issues Common Shares to all holders of Common Shares as a dividend or other distribution, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such dividend or other distribution shall be divided by a fraction:~~
~~(A)    the numerator of which is the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination; and~~
~~(B)    the denominator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of Common Shares constituting such dividend or other distribution.~~
~~(ii)    Any adjustment made pursuant to this Article 27.1.9(a) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this Article 27.1.9(a) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this Article 27.1.9(a), the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares.~~
~~(b)    Issuance of Stock Purchase Rights~~
~~(i)    If the Company issues to all holders of Common Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan, shareholder rights plan or share purchase plan or other similar plans) entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase Common Shares at a price per share less than the Current Market Price, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such rights or warrants shall be increased by multiplying the Conversion Rate by a fraction:~~
~~(A)    the numerator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares issuable pursuant to such rights or warrants; and~~
~~(B)    the denominator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.~~

~~(ii)    Any adjustment made pursuant to this Article 27.1.9(b) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this Article 27.1.9(b) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Common Shares at less than the Current Market Price, and in determining the aggregate offering price payable for Common Shares, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board or an authorized committee thereof, which determination shall be conclusive and final). For the purposes of this Article 27.1.9(b), the number of Common Shares at the time outstanding shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares.~~
~~(c)    Subdivisions and Combinations of the Common Shares~~
~~(i)    If outstanding Common Shares shall be subdivided into a greater number of Common Shares or combined into a lesser number of Common Shares, the Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:~~
~~(A)    the numerator of which is the number of Common Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and~~
~~(B)    the denominator of which is the number of Common Shares outstanding immediately prior to such subdivision or combination.~~
~~(ii)    Any adjustment made pursuant to this Article 27.1.9(c) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.~~
~~(d)    Debt or Asset Distribution~~
~~(i)    If the Company distributes to all holders of Common Shares evidences of its indebtedness, shares, securities, rights to acquire shares of the Company, cash or other assets (excluding: (1) any dividend or distribution covered by Article 27.1.9(a); (2) any rights or warrants covered by Article 27.1.9(b); (3) any dividend or distribution covered by Article 27.1.9(e); and (4) any Spin-Off to which the provisions set forth in Article 27.1.9(d)(ii) apply), the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:~~
~~(A)    the numerator of which is the Current Market Price; and~~

~~(B)    the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares, securities, rights to acquire the Company’s shares, cash or other assets so distributed applicable to one Common Share.~~
~~(ii)    In the case of a Spin-Off, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:~~
~~(A)    the numerator of which is the sum of the Current Market Price of the Common Shares and the Fair Market Value of the portion of those shares or similar equity interests so distributed that is applicable to one Common Share as of the 15th Trading Day after the effective date for such distribution (or, if such shares or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such securities); and~~
~~(B)    the denominator of which is the Current Market Price of the Common Shares.~~
~~(iii)    Any adjustment made pursuant to this Article 27.1.9(d) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such distribution. In the event that such distribution described in this Article 27.1.9(d) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to the Conversion Rate is required under this Article 27.1.9(d) during any Settlement Period in respect of Class A Series 1 Preferred Shares that have been tendered for Conversion, delivery of the Common Shares issuable upon Conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this Article 27.1.9(d).~~
~~(iv)    For purposes of this Article 27.1.9(d) (and subject in all respects to Article 27.1.9(b)), rights, options or warrants distributed by the Company to all holders of its Common Shares entitling them to subscribe for or purchase shares of the Company, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this Article 27.1.9(d) (and no adjustment to the Conversion Rate under this Article 27.1.9(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Article 27.1.9(d). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Shares entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type~~

~~described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Article 27.1.9(d) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued, and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase; and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.~~
~~(v)    For purposes of Article 27.1.9(a), Article 27.1.9(b) and this Article 27.1.9(d), if any dividend or distribution to which this Article 27.1.9(d) is applicable includes one or both of:~~
~~(A)    a dividend or distribution of Common Shares to which Article 27.1.9(a) is applicable (the “Article 27.1.9(a) Distribution”); or~~
~~(B)    an issuance of rights or warrants to which Article 27.1.9(b) is applicable (the “Article 27.1.9(b) Distribution”), then~~
~~(1)    such dividend or distribution, other than the Article 27.1.9(a) Distribution, if any, and the Article 27.1.9(b) Distribution, if any, shall be deemed to be a dividend or distribution to which this Article 27.1.9(d) is applicable (the “Article 27.1.9(d) Distribution”) and any Conversion Rate adjustment required by this Article 27.1.9(d) with respect to such Article 27.1.9(d) Distribution shall then be made; and~~
~~(2)    the Article 27.1.9(a) Distribution, if any, and Article 27.1.9(b) Distribution, if any, shall be deemed to immediately follow the Article 27.1.9(d) Distribution and any Conversion Rate adjustment required by Article 27.1.9(a) and Article 27.1.9(b) with respect thereto shall then be made, except that, if determined by the Company:~~
~~(I)    the date fixed for determination of the holders of Common Shares entitled to receive any Article 27.1.9(a) Distribution or Article 27.1.9(b) Distribution shall be deemed to be the date fixed for the determination of holders of Common Shares entitled to receive the Article 27.1.9(d) Distribution; and~~
~~(II)    any Common Shares included in any Article 27.1.9(a) Distribution or Article 27.1.9(b) Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of Article 27.1.9(a) and Article 27.1.9(b).~~
~~(e)    Cash Distributions~~
~~(i)    If the Company pays or makes a dividend or other distribution consisting exclusively of cash to all holders of Common Shares (excluding (1) any cash that is distributed in a Reorganization Event to which Article 27.1.10 applies; (2) any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution~~

~~or winding up of the Company; and (3) any consideration payable as part of a tender or exchange offer by the Company or any subsidiary of the Company covered by Article 27.1.9(f)), the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such dividend or other distribution shall be multiplied by a fraction:~~
~~(A)    the numerator of which is the Current Market Price per share of Common Shares; and~~
~~(B)    the denominator of which is the Current Market Price per share of Common Shares minus the amount per share of such dividend or other distribution.~~
~~(ii)    Any adjustment made pursuant to this Article 27.1.9(e) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this Article 27.1.9(e) is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to pay such dividend or make such other distribution, to the Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.~~
~~(f)    Self Tender Offers and Exchange Offers~~
~~(i)    If the Company or any subsidiary of the Company successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 (or any successor form) for Common Shares (excluding any securities convertible or exchangeable for Common Shares), where the cash and the value of any other consideration included in the payment per share of Common Shares exceeds the Current Market Price, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:~~
~~(A)    the numerator of which shall be equal to the sum of:~~
~~(1)    the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for Common Shares purchased in such tender or exchange offer; and~~
~~(2)    the product of (x) the Current Market Price and (y) the number of Common Shares outstanding at the time such tender or exchange offer expires, less any purchased shares; and~~
~~(B)    the denominator of which shall be equal to the product of:~~
~~(1)    the Current Market Price; and~~
~~(2)    the number of Common Shares outstanding at the time such tender or exchange offer expires, including any purchased shares.~~
~~(ii)    Any adjustment made pursuant to this Article 27.1.9(f) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of~~

~~9:00 a.m., New York City time, on the Expiration Date. In the event that the Company or one of its subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Article 27.1.9(f) to any tender offer or exchange offer would result in a decrease the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Article 27.1.9(f). If an adjustment to the Conversion Rate is required pursuant to this Article 27.1.9(f) during any Settlement Period in respect of Class A Series 1 Preferred Shares that have been tendered for Conversion, delivery of the related Conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this Article 27.1.9(f).~~
~~(g)    Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases where the Fair Market Value of the evidences of the Company’s indebtedness, shares, securities, rights to acquire the Company’s shares, cash or other assets as to which Article 27.1.9(d) or Article 27.1.9(e) apply, applicable to one share of Common Shares, distributed to holders of Common Shares equals or exceeds the Current Market Price (as determined for purposes of calculating the Conversion Rate adjustment pursuant to such Article 27.1.9(d) or Article 27.1.9(e)), rather than being entitled to an adjustment in the Conversion Rate, holders of Class A Series 1 Preferred Shares shall be entitled to receive upon Conversion, in addition to a number of Common Shares otherwise deliverable on the applicable Conversion Date, the kind and amount of the evidences of the Company’s indebtedness, shares of the Company, securities, rights to acquire the Company’s shares, cash or other assets comprising the distribution that such holder of Class A Series 1 Preferred Shares would have received if such holder of Class A Series 1 Preferred Shares had owned, immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution, for each Class A Series 1 Preferred Share, a number of Common Shares equal to the Conversion Rate in effect on the date of such distribution.~~
~~(h)    Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Shares on any Conversion Date, upon Conversion of any Class A Series 1 Preferred Shares, converting holders of Class A Series 1 Preferred Shares shall receive, in addition to the Common Shares, the rights issued under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Shares, in which case the Conversion Rate shall be adjusted at the time of separation of such rights as if the Company made a distribution to all holders of the Common Shares as described in Article 27.1.9(d), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow holders of Class A Series 1 Preferred Shares to receive upon Conversion, in addition to any Common Shares, the rights described therein (unless such rights or warrants have separated from Common Shares) shall not constitute a distribution of rights or warrants that would entitle holders of the Class A Series 1 Preferred Shares to an adjustment to the Conversion Rate.~~
~~(i)    Adjustment for Tax Reasons. The Company may make such increases in the Conversion Rate, in addition to any other increases required by this Article 27.1.9, as the Company deems advisable to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of Common Shares (or~~

~~issuance of rights or warrants to acquire Common Shares) or from any event treated as such for income tax purposes or for any other reason; provided that the same proportionate adjustment must be made to the Conversion Rate.~~
~~(j)    Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Share Price~~
~~(i)    All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a Common Share. Prior to any Conversion Date, no adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Article 27.1.9(j)(i) is not required to be made because it would not change the Conversion Rate by at least one percent, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that on a Conversion Date, adjustments to the Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.~~
~~(ii)    Whenever any provision of these Articles requires the Company to calculate the VWAP per Common Share over a span of multiple days, the Board (or an authorized committee thereof) shall make appropriate adjustments (including, without limitation, to the Fair Market Value and the Current Market Price (as the case may be)) to account for any adjustments, pursuant to Article 27.1.9, to the Conversion Rate that become effective, or any event that would require such an adjustment if the Ex-Date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).~~
~~(iii)    Notwithstanding anything herein to the contrary, no adjustment to the Conversion Rate shall be made if holders of the Class A Series 1 Preferred Shares may participate, at the same time, upon the same terms and otherwise on the same basis as holders of Common Shares and solely as a result of holding Class A Series 1 Preferred Shares, in the transaction that would otherwise give rise to an adjustment as if they held, for each Class A Series 1 Preferred Share, a number of Common Shares equal to the Conversion Rate then in effect. The Company shall notify holders of the Class A Series 1 Preferred Shares, in the event they may so participate, at the same time it notifies holders of Common Shares of their participation in such transaction. In addition, the Conversion Rate shall not be adjusted:~~
~~(A)    upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;~~
~~(B)    upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit, compensation or stock purchase plan or program of or assumed by the Company or any of its subsidiaries;~~
~~(C)    upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;~~
~~(D)    for a change in the par value of the Common Shares;~~

~~(E)    for stock repurchases that are not tender offers or exchange offers, including structured or derivative transactions; or~~
~~(F)    for Accrued Dividends.~~
~~(k)    Notice of Adjustment. Whenever the Conversion Rate is to be adjusted, the Company shall compute such adjusted Conversion Rates and transmit to the holders of the Class A Series 1 Preferred Shares a statement setting forth such adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based in reasonable detail.~~
~~27.1.10    Recapitalization, Reclassifications and Changes of Common Shares~~
~~(a)    In the event of the following, other than on a transaction which results in a Change of Control (each, a “Reorganization Event”):~~
~~(i)    any consolidation, amalgamation, arrangement or merger of the Company with or into another Person (other than an amalgamation, arrangement, merger or consolidation in which the Company is the surviving corporation and in which the Common Shares outstanding immediately prior to the amalgamation, arrangement, merger or consolidation are not exchanged for cash, securities or other property of the Company or another Person);~~
~~(ii)    any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company;~~
~~(iii)    any reclassification of Common Shares into securities other than Common Shares; or~~
~~(iv)    any statutory exchange or arrangement of securities of the Company with another Person (other than in connection with a merger or acquisition);~~
~~in each case, as a result of which the Common Shares would be converted into, or exchanged for, securities, cash or property, each Class A Series 1 Preferred Share outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of Class A Series 1 Preferred Share, become convertible into the kind of securities, cash and other property that such holder of Class A Series 1 Preferred Shares would have been entitled to receive if such holder had converted its Class A Series 1 Preferred Shares into Common Shares immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one Common Share is entitled to receive).~~
~~(b)    For purposes of the foregoing in Article 27.1.10(a), the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election (or of all holders of Common~~

~~Shares if none makes an election). The value of a Unit of Exchange Property shall be determined in good faith by the Board or an authorized committee thereof (which determination will be conclusive and final). The Company shall notify holders of the Class A Series 1 Preferred Shares of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each Class A Series 1 Preferred Share converted or subject to Conversion or redemption following the effective date of such Reorganization Event shall be determined as if references in Article 27.1.6 to Common Shares were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Article 27.1.9(j)(iii)).~~
~~(c)    The above provisions of this Article 27.1.10 shall apply to any shares or capital stock of the Company (or any successor thereto) received by the holders of Common Shares in connection with any such Reorganization Event.~~
~~(d)    The Company (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the holders of Class A Series 1 Preferred Shares of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Article 27.1.10.~~
~~27.1.11    Other Provisions.~~
~~(a)    If any of the Class A Series 1 Preferred Shares are issued in uncertificated, book entry form as permitted by the Business Corporations Act and the Articles of the Company, then within a reasonable time after the issuance or transfer of such uncertificated shares, the Company shall send to the registered owner thereof an Ownership Notice.~~
~~(b)    The Company shall use its commercially reasonable efforts to ensure that all Common Shares issued upon a Conversion will be listed and posted for trading on each stock exchange on which the Common Shares are then listed and posted for trading.~~

~~EXHIBIT A~~
~~NOTICE OF CONVERSION~~
~~(To be Executed by the Holder~~
~~in order to Convert Class A Series 1 Preferred Shares)~~
~~The undersigned hereby irrevocably elects to convert (the “Conversion”) Class A Series 1 Preferred Shares (the “Class A Series 1 Preferred Shares”), of Civeo Corporation (hereinafter called the “Company”), represented by stock certificate No(s). [ ] (the “Class A Series 1 Preferred Shares Certificates”), into Common Shares, without par value, of the Company (the “Common Shares”) according to the conditions of the Articles of the Company (“Articles”), as of the date written below. If Common Shares are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all applicable taxes and duties payable with respect thereto, if any. Each Class A Series 1 Preferred Shares Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.~~
~~Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles of the Company.~~
~~Date of Conversion:~~
~~Applicable Conversion Rate:~~
~~Class A Series 1 Preferred Shares to be Converted:~~
~~Common Shares to be Issued:*~~
~~Signature:~~
~~Name:~~
~~Address:**~~
~~Fax No.:~~
~~*    If the Class A Series 1 Preferred Shares are evidenced by a Share Certificate, the Company is not required to issue Common Shares until the original Class A Series 1 Preferred Shares Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its transfer agent.~~
~~**    Address where Common Shares and any other payments or certificates shall be sent by the Company.~~

~~EXHIBIT B~~

~~OWNERSHIP NOTICE~~
~~There are special rights or restrictions attached to each Class A Series 1 Preferred Share. A copy of the full text of those special rights or restrictions may be obtained, without charge, at the registered or records office of the Company.~~

Appendix B
Non-GAAP Reconciliations
The term EBITDA is a non-GAAP financial measure that is defined as net income (loss) attributable to Civeo Corporation plus interest, taxes, depreciation and amortization. The terms Adjusted EBITDA and AICP EBITDA are non-GAAP financial measures that are defined as EBITDA adjusted to exclude certain other unusual or non-operating items. Adjustments to EBITDA under the AICP also reflect one-time, unanticipated financial events incurred following approval of the respective year's budget, including unbudgeted variability in stock-based compensation expense, changes in foreign exchange rates and certain other unbudgeted costs (approved by the board of directors). The AICP adjustments to EBITDA in 2023 were consistent with past practices. EBITDA, Adjusted EBITDA and AICP EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA, Adjusted EBITDA and AICP EBITDA may not be comparable to other similarly titled measures of other companies. Civeo has included EBITDA, Adjusted EBITDA and AICP EBITDA as supplemental disclosures because its management believes that EBITDA, Adjusted EBITDA and AICP EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provide investors a helpful measure for comparing the Civeo's operating performance with the performance of other companies that have different financing and capital structures or tax rates. Civeo uses EBITDA, Adjusted EBITDA and AICP EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.

The following table sets forth a reconciliation of EBITDA, Adjusted EBITDA and AICP EBITDA to net income attributable to Civeo Corporation, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles (in thousands) (unaudited):

	12 Months Ended December 31,
	2023	2022	2021
Net income attributable to Civeo Corporation	$30,157	$3,997	$1,350
Income tax provision (benefit)	10,633	4,402	3,376
Depreciation and amortization	75,142	87,214	83,101
Interest income	(172)	(39)	(2)
Loss on extinguishment of debt	—	—	416
Interest expense	13,177	11,474	12,964
EBITDA	128,937	107,048	101,205
Adjustments to EBITDA
Impairment of long-lived assets (1)	1,395	5,721	7,935
Net gain on disposition of McClelland Lake Lodge assets (2)	(28,298)	—	—
Adjusted EBITDA	102,034	112,769	109,140

Unbudgeted changes in foreign exchange rates	6,522	5,510	(7,848)
Unbudgeted variability in stock-based compensation expense	(1,872)	3,950	1,997
Gain on dismantlement of McClelland Lake Lodge (3)	13,449	—	—
Other (4)	(395)	(10,721)	(3,528)
AICP EBITDA	$119,738	$111,508	$99,761
(1)Relates to asset impairments recorded in 2023, 2022 and 2021. In the fourth quarter of 2023, we recorded a pretax loss related to the impairment of long-lived assets in the U.S. of $1.4 million, which is included in Impairment expense on the statements of operations.
In the fourth quarter of 2022, we recorded a pre-tax loss related to the impairment of long-lived assets in our Australian segment of $3.8 million and a pre-tax loss related to the impairment of long-lived assets in the U.S. of $1.9 million, which is included in Impairment expense on the statements of operations.
In the second quarter of 2021, we recorded a pre-tax loss related to the impairment of long-lived assets in our Australian segment of $7.9 million, which is included in Impairment expense on the statements of operations.
(2)Relates to proceeds received and expenses incurred associated with the dismantlement and sale of the McClelland Lake Lodge. In the fourth quarter of 2023, we recorded gains associated with the sale of the McClelland Lake Lodge of $33.2
1

Appendix
million, which are included in Gain on sale of McClelland Lake Lodge assets, net ($23.5 million) and Other income ($9.7 million) on the statements of operations. In the third quarter of 2023, we recorded expenses associated with the sale of our McClelland Lake Lodge of $4.9 million, which are included in Gain on sale of McClelland Lake Lodge assets, net on the statements of operations.
(3)Relates to proceeds received associated with the dismantlement of McClelland Lake Lodge assets.
(4)Relates to certain other unbudgeted costs (approved by the board of directors). These included demobilization costs that were deferred into future years ($0.4 million in 2023 and $10.7 million in 2022) and unbudgeted proceeds from the Canadian Emergency Wage Subsidy program ($3.5 million in 2021).
The term net leverage ratio is a non-GAAP financial measure that is defined as net debt divided by bank-adjusted EBITDA.
Net debt, bank-adjusted EBITDA and net leverage ratio are not financial measures under GAAP and should not be considered in isolation from or as a substitute for total debt, net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, net debt, bank-adjusted EBITDA and net leverage ratio may not be comparable to other similarly titled measures of other companies. Civeo has included net debt, bank-adjusted EBITDA and net leverage ratio as a supplemental disclosure because its management believes that this data provides useful information regarding the level of the Company’s indebtedness and its ability to service debt. Additionally, per Civeo’s credit agreement, the Company is required to maintain a net leverage ratio below 3.0x every quarter to remain in compliance with the credit agreement.

The following table sets forth a reconciliation of net debt, bank-adjusted EBITDA and net leverage ratio to the most directly comparable measures of financial performance calculated under GAAP (in thousands) (unaudited):

	As of December 31,
	2023	2022
Total debt	$65,554	$132,037
Less: Cash and cash equivalents	3,323	7,954
Net debt	$62,231	$124,083

Adjusted EBITDA for the twelve months ended December 31, 2023 and 2022 (1)	$102,034	$112,769
Adjustments to Adjusted EBITDA
Stock-based compensation	4,460	3,787
Interest income	172	39
Incremental adjustments for McClelland Lake Lodge disposition (2)	3,330	—
Bank-adjusted EBITDA	$109,996	$116,595

Net leverage ratio (3)	0.6x	1.1x

(1) See above for reconciliation of Adjusted EBITDA to net income (loss) attributable to Civeo Corporation.

(2) Related to incremental adjustments associated with the sale of the McClelland Lake Lodge assets as required by our credit facility.
(3) Calculated as net debt divided by bank-adjusted EBITDA.
2

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

civeo

CIVEO CORPORATION
THREE ALLEN CENTER
4980-333 CLAY STREET
HOUSTON, TX 77002

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CVEO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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V37907-P05169 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIVEO CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

To elect three directors:

	For	Withhold
1a. C. Ron Blankenship	☐	☐
1b. Michael Montelongo	☐	☐
1c. Charles Szalkowski	☐	☐

	For	Withhold
3. Appointment of Auditors Appointment of Ernst & Young LLP as Auditors of Civeo Corporation for the ensuing year and authorization of the directors of Civeo Corporation, acting through the Audit Committee, to determine their remuneration.	☐	☐

	For	Against	Abstain
4. Declassification of the Board To approve an amendment to the Articles of Civeo Corporation to declassify Civeo's board of directors and phase-in annual director elections.	☐	☐	☐
5. Preferred Share Amendment To approve an amendment to the Articles of Civeo Corporation to remove the provisions governing the special rights and restrictions of the Class A Series 1 Preferred Shares and return the shares constituting such series to the general pool of preferred shares.	☐	☐	☐

If you wish to appoint someone other than the Chairman of the Meeting, you must check the box here and write in their name on the reverse side of this card. Please do not check the box unless you want to exercise this voting option. ☐

Authorized Signature(s)– This section must be completed for your instruction to be executed. I/We authorized you to act in accordance with my/our instructions set above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
2024 Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

V37908-P05169

CIVEO CORPORATION
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 15, 2024 9:00 AM CENTRAL TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Appointment of Proxyholder

I/We, being holder(s) of Civeo Corporation hereby appoint(s):
Richard Navarre, or failing him, Bradley Dodson

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

As my/our proxyholder with full power of substitution and to act and to vote for and on behalf of the shareholder in accordance with the direction on the reverse side (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Shareholders of Civeo Corporation to be held virtually at www.virtualshareholdermeeting.com/CVEO2024 on Wednesday, May 15, 2024, at 9:00 a.m., Central Time and at any adjournment or postponement thereof.

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy:

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to vote and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see above).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder(s), when properly signed. However, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by our Board of Directors indicated on the reverse side.**
6. The securities represented by this proxy will be voted in favour of or withheld or abstained from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified on the reverse side of this proxy card or other matters that may properly come before the Annual General Meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by our Board of Directors.

Proxies submitted must be received by 11:59 p.m., Eastern Time, on Tuesday, May 14, 2024.